Exhibit 4.2

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1 TO CREDIT AGREEMENT, dated as of January 21, 2022 (this “Amendment”), by and among SEATTLE SPINCO, INC., a Delaware corporation (the “Borrower”), each of the other Loan Parties listed on the signature pages hereto, JPMORGAN CHASE BANK, N.A., as administrative agent and collateral agent for the Lenders (in such capacity, the “Administrative Agent”), JPMORGAN CHASE BANK, N.A., as the Additional Tranche B-1 Term Lender (as defined in Exhibit A hereto) and the other Lenders party hereto.

RECITALS:

WHEREAS, reference is hereby made to the Credit Agreement, dated as of August 31, 2017 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Borrower, the Administrative Agent, each lender from time to time party thereto, and the other parties thereto (capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Existing Credit Agreement, as amended by this Amendment (the “Amended Credit Agreement”);

WHEREAS, the Existing Credit Agreement permits the Borrower to obtain Credit Agreement Refinancing Indebtedness from any Lender or Additional Refinancing Lender in respect of all or any portion of the Term Loans outstanding under the Existing Credit Agreement in the form of Other Term Loans pursuant to a Refinancing Amendment;

WHEREAS, pursuant to Section 2.21 and 9.02 of the Existing Credit Agreement, the Borrower intends to (i) obtain Other Term Loans denominated in Dollars (the “Tranche B-1 Term Loans”) in aggregate principal amount of $750,000,000 (the “Tranche B-1 Term Commitment”) and (ii) use the proceeds of the Tranche B-1 Term Loans and cash on hand to repay a portion of the Initial Term Loans outstanding immediately prior to the First Amendment Effective Date (as defined below) in such amount, together with accrued interest thereon and to pay fees (including any original issue discount) and premiums in connection therewith;

WHEREAS, (i) each Converting Initial Term Lender (as defined in Exhibit A hereto) has agreed, on the terms and conditions set forth herein, to consent to this Amendment and to have all of its outstanding Initial Term Loans (or such lesser amount as notified and allocated to such Converting Initial Term Lender by the Administrative Agent, as determined by the Administrative Agent and Borrower in their sole discretion) converted into an equivalent principal amount of Tranche B-1 Term Loans (the “Converted Tranche B-1 Term Loans”) and (ii) the Additional Tranche B-1 Term Lender has agreed to make additional Tranche B-1 Term Loans in a principal amount equal to the Tranche B-1 Term Commitment less the principal amount of any outstanding Initial Term Loans that are converted into Tranche B-1 Term Loans on the First Amendment Effective Date (the “Additional Tranche B-1 Term Loans”), the proceeds of which will be used to repay the Initial Term Loans in an aggregate principal amount of $750,000,000 on the First Amendment Effective Date;

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.
Credit Agreement Amendments. Effective as of the First Amendment Effective Date, the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto. In addition, Schedule 1.01 to the Existing Credit Agreement is hereby amended to incorporate Schedule A hereto.

2.
Effective Date Conditions.  Each of (i) the obligations of the Additional Tranche B-1 Term Lender to make Additional Tranche B-1 Term Loans , (ii) the obligations of the Converting Initial Term Lenders to convert their Initial Term Loans to Tranche B-1 Term Loans and (iii) the amendments set forth in Section 1 hereof shall each become effective on the date (the “First Amendment Effective Date”) on which each of the following conditions have been satisfied (or waived) in accordance with the terms therein:

(a)
this Amendment shall have been executed and delivered by (i) the Borrower and each of the other Loan Parties, (ii) the Administrative Agent, (iii) the Additional Tranche B-1 Term Lender and (iv) each of the Converting Initial Term Lenders;

(b)
delivery to the Administrative Agent of (A) a customary written opinion of Kirkland & Ellis LLP, in its capacity as New York counsel for the Loan Parties, dated as of First Amendment Effective Date and addressed to the Administrative Agent, the Collateral Agent and each of the Lenders, (B) a Borrowing Request with respect to the Tranche B-1 Term Loans in accordance with the Existing Credit Agreement and (C) a customary officer’s certificate of each of the Loan Parties with respect to (w) organizational documents (which may be in the form of a certification from each Loan Party that there have been no changes from the organizational documents previously delivered to the Administrative Agent), (x) resolutions, (y) incumbency and (z) in the case of the Borrower, certifying that the conditions set forth in Section 2(d) and (e) hereof have been satisfied;

(c)
the Administrative Agent and the Amendment No. 1 Lead Arrangers (as defined in Exhibit A hereto) shall have received, in immediately available funds, payment or reimbursement of all fees, reasonable out-of-pocket expenses (including the reasonable and documented fees, charges and disbursements of Cahill Gordon & Reindel LLP, as counsel for the Administrative Agent and the Amendment No. 1 Lead Arrangers), compensation and other amounts then due and required to be paid in connection with this Amendment, in each case, to the extent invoiced at least three (3) Business Days prior to the First Amendment Effective Date;

(d)
each of the representations and warranties of the Loan Parties contained in Section 3 hereof shall be true and correct in all material respects on and as of the First Amendment Effective Date (or true and correct in all material respects as of a specified date if earlier);

(e)	immediately prior to and immediately after giving effect to the Amendment, no Default or Event of Default shall have occurred and be continuing;

(f)
the Borrower shall have, immediately after the making of the Additional Tranche B-1 Term Loans repaid (or caused to be repaid) a portion of the Initial Term Loans outstanding immediately prior to the First Amendment Effective Date, together with accrued and unpaid interest upon such repaid portion;

(g)	the Borrower shall have paid to the Administrative Agent, for the account of (i) each Converting Initial Term Lender and (ii) the Additional Tranche B-1 Term

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Lender, a fee in an amount equal to 1.00% of the aggregate principal amount of Tranche B-1 Term Loans under the Credit Agreement immediately after the First Amendment Effective Date; and

(h)
(i) the Administrative Agent and the Amendment No. 1 Lead Arrangers shall have received at least three (3) Business Days prior to the First Amendment Effective Date all documentation and other information about the Loan Parties as has been reasonably requested in writing at least ten (10) Business Days prior to the First Amendment Effective Date by the Administrative Agent or the Amendment No. 1 Lead Arrangers that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”), at least five days prior to the First Amendment Effective Date, any Tranche B-1 Term Lender (including any Converting Initial Term Lender) that has requested, in a written notice to the Borrower at least 10 days prior to the First Amendment Effective Date, a certification regarding beneficial ownership required by the Beneficial Ownership Regulation (a “Beneficial Ownership Certification”) in relation to the Borrower shall have received such Beneficial Ownership Certification;

For purposes of determining whether the conditions set forth in this Section 2 have been satisfied, by releasing its signature page hereto, the Administrative Agent and each Lender party hereto shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, the Administrative Agent or such Lender, as the case may be.

3.	Representations and Warranties. Each of the Loan Parties hereby represents and warrants, jointly and severally, that on and as of the First Amendment Effective Date:

(a)
the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects on and as of the First Amendment Effective Date (or true and correct in all material respects as of a specified date if earlier); and

(b)
this Amendment has been duly executed and delivered by each Loan Party and constitutes its legal, valid and binding obligation, enforceable against each of the Loan Parties, and the Amended Credit Agreement will constitute, its legal, valid and binding obligation, enforceable against the Borrower, in each case, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions delivered pursuant hereto.

4.	Effects on Loan Documents.

(a)
On and after the effectiveness of this Amendment, each reference in any Loan Document to “the Credit Agreement” shall mean and be a reference to the Amended Credit Agreement and each reference in the Existing Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Credit Agreement.

3

(b)
Except as specifically amended herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents.

(c)
Each of the parties hereto acknowledges and agrees that, on and after the First Amendment Effective Date, (i) this Amendment shall constitute a “Refinancing Amendment” and a “Loan Document” for all purposes of the Amended Credit Agreement, (ii) the Tranche B- 1 Term Loans constitute “Other Term Loans” and “Term Loans” for all purposes of the Amended Credit Agreement and (iii) the Additional Tranche B-1 Term Lender and each of the Converting Initial Term Lenders shall constitute “Lenders” and “Term Lenders” for all purposes of the Amended Credit Agreement.

5.
Reaffirmation of the Loan Parties. Each Loan Party hereby consents to the amendment of the Existing Credit Agreement effected hereby and confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which such Loan Party is a party is, and the obligations of such Loan Party contained in the Existing Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, each Loan Party hereby confirms that (i) the Guaranties shall continue in full force and effect and are hereby reaffirmed and (ii) the existing security interests granted by such Loan Party in favor of the Collateral Agent for the benefit of the Secured Parties (including, without limitation, the Additional Tranche B-1 Term Lender and the Converting Initial Term Lenders) pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Amended Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

6.
Waivers. Solely in connection with the repayment of Initial Term Loans, each Converting Initial Term Lender delivering an executed counterpart of this Amendment hereby irrevocably waives its right to receive any payments under Section 2.16 of the Existing Credit Agreement as a result of its Initial Term Loans being repaid on the First Amendment Effective Date and not on the last day of the Interest Period applicable thereto.

7.	Amendment, Modification and Waiver. This Amendment may not be amended, modified or waived except as permitted by Section 9.02 of the Existing Credit Agreement.

8.	GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9.
Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

10.
Counterparts; Integration. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Loan Documents constitute the entire contract among the parties relating to the subject matter

4

hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Loan Parties, the Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Delivery of an executed counterpart of a signature page of this Amendment by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of a manually executed counterpart of this Amendment.

11.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

12.
Prepayment Notice. The Borrower hereby gives notice pursuant to Section 2.11(h) of the Existing Credit Agreement of the prepayment of the Initial Term Loans. The notice set forth in this Section 12 is condition upon obtaining the proceeds of Other Term Loans and the consummation of the other transaction contemplated by this Amendment.

[signature pages to follow]

5

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

MICRO FOCUS INTERNATIONAL PLC., as Parent

By:		/s/ Matt Ashley
	Name:	Matt Ashley
	Title:	Director

MICRO FOCUS GROUP LIMITED, as Holdco

By:		/s/ Matt Ashley
	Name:	Matt Ashley
	Title:	Director

SEATTLE SPINCO, INC., as Borrower

By:		/s/ Christopher Swiss
	Name:	Christopher Swiss
	Title:	President and Treasurer

MICRO FOCUS MIDCO LIMITED, as Midco

By:		/s/ Matt Ashley
	Name:	Matt Ashley
	Title:	Director

MICRO FOCUS (US) HOLDINGS, as Guarantor

By:		/s/ Paul Wherity
	Name:	Paul Wherity
	Title:	Director

Attachmate Corporation, as Guarantor

By:		/s/ Christopher Swiss
	Name:	Christopher Swiss
	Title:	President and Treasurer

[Amendment No. 1 Signature Page]

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first set forth above.

MICRO FOCUS INTERNATIONAL PLC., as Parent

By:
Name:
Title:

MICRO FOCUS GROUP LIMJTED, as Holdco

By:
Name:
Title:

SEATTLE SPINCO, INC., as Borrower

By:		/s/ Christopher Swiss
	Name:	Christopher Swiss
	Title:	President and Treasurer

MICRO FOCUS MIDCO LIMITED, as Midco

By:
Name:
Title:

MICRO FOCUS (US) HOLDINGS, as Guarantor

By:
Name:
Title:

Attachmate Corporation, as Guarantor

By:	/s/ Christopher Swiss
Christopher Swiss
President and Treasurer

[Amendment No. 1 Signature Page]

Borland Software Corporation, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Borland Technology Corporation, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Entco, LLC, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

GWAVA Technology, Inc, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Micro Focus Government Solutions LLC, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Micro Focus (US) Group, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Micro Focus (US) International Holdings, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Micro Focus (US) Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

[Amendment No. 1 Signature Page]

Micro Focus LLC, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Micro Focus Software Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

NetIQ Corporation, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Novell Holdings, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Serena Software, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Stratify, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

The Attachmant Group, Inc., as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

Vertica Systems LLC, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

[Amendment No. 1 Signature Page]

MA FINANCECO., LLC, as Guarantor

By:	/s/ Christopher Swiss
Name: Christopher Swiss
Title: President and Treasurer

[Amendment No. 1 Signature Page]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

By:	/s/ Fatma Mustafa
Name: Authorised Signatory
Fatma Mustafa
Title: Vice President

JPMORGAN CHASE BANK, N.A.,
as Additional Tranche B-1 Term Lender

By:
Name:
Title:

[Amendment No. 1 Signature Page]

JPMORGAN CHASE BANK, N.A.,
as Administative Agent and Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as Additional Tranche B-1 Term Lender

By:	/s/ Richard Johansson
Name: Richard Johansson
Title: Executive Director

[Amendment No. 1 Signature Page]

Schedule A

Commitments

Lenders	Additional Tranche B-1 Term Loans
JPMorgan Chase Bank, N.A.	$719,380,482.90
Total	$719,380,482.90

Exhibit A

Exhibit A to Amendment No. 1 to Credit Agreement

CREDIT AGREEMENT

dated as of August 31, 2017,

among

SEATTLE SPINCO, INC.,
as Borrower,

The Lenders Party Hereto,

and

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent

JPMORGAN CHASE BANK, N.A.,
BARCLAYS BANK PLC,
HSBC SECURITIES (USA) INC.,
THE ROYAL BANK OF SCOTLAND PLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Joint Lead Arrangers and Joint Lead Bookrunners,

HSBC SECURITIES (USA) INC.,
BARCLAYS BANK PLC,
THE ROYAL BANK OF SCOTLAND PLC,
as Co-Syndication Agent

and

JPMORGAN CHASE BANK, N.A.,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
as Co-Documentation Agents

Table of Contents

Page

ARTICLE I Definitions		2
Section 1.01	Defined Terms	2
Section 1.02	Classification of Loans and Borrowings	~~75~~85
Section 1.03	Terms Generally	~~75~~85
Section 1.04	Accounting Terms; IFRS	~~76~~86
Section 1.05	Pro Forma Calculations	~~77~~87
Section 1.06	Currency Translation	~~78~~88
Section 1.07	Rounding	~~79~~89
Section 1.08	Timing of Payment or Performance	~~79~~89
Section 1.09	Applicability to Parent and its Restricted Subsidiaries prior to the Seattle Acquisition	~~79~~89
Section 1.10	Certifications	~~79~~89
Section 1.11	Compliance with Article VI	~~79~~89

ARTICLE II The Credits		~~80~~90
Section 2.01	Commitments	~~80~~90
Section 2.02	Loans and Borrowings	~~80~~90
Section 2.03	[Reserved]	~~81~~91
Section 2.04	[Reserved]	~~81~~91
Section 2.05	[Reserved]	~~81~~91
Section 2.06	Funding of Borrowings	~~81~~91
Section 2.07	Interest Elections	~~82~~92
Section 2.08	Termination and Reduction of Commitments	~~83~~94
Section 2.09	Repayment of Loans; Evidence of Debt	~~83~~94
Section 2.10	Amortization of Term Loans	~~84~~94
Section 2.11	Prepayment of Loans	~~84~~95
Section 2.12	Fees	~~91~~103
Section 2.13	Interest	~~91~~103
Section 2.14	Alternate Rate of Interest	~~92~~104
Section 2.15	Increased Costs	~~93~~107
Section 2.16	Break Funding Payments	~~94~~109
Section 2.17	Taxes	~~95~~110
Section 2.18	Payments Generally; Pro Rata Treatment; Sharing of Setoffs	~~98~~114
Section 2.19	Mitigation Obligations; Replacement of Lender	~~100~~116
Section 2.20	Incremental Loans	~~102~~117
Section 2.21	Refinancing Amendments	~~106~~121
Section 2.22	Defaulting Lenders	~~107~~123
Section 2.23	[Reserved]	~~108~~124
Section 2.24	Extensions of Term Loans and Revolving Commitments	~~108~~124
Section 2.25	Term Loan Exchange Notes	~~111~~126

ARTICLE III Representations and Warranties		~~114~~129

i

Section 3.01	Organization; Powers	~~114~~130
Section 3.02	Authorization; Enforceability	~~114~~130
Section 3.03	Governmental Approvals; No Conflicts	~~115~~130
Section 3.04	Financial Condition; No Material Adverse Change	~~115~~131
Section 3.05	Properties	~~115~~131
Section 3.06	Litigation and Environmental Matters	~~116~~131
Section 3.07	Compliance with Laws	~~116~~132
Section 3.08	Investment Company Status.	~~116~~132
Section 3.09	Taxes	~~116~~132
Section 3.10	ERISA	~~116~~132
Section 3.11	Disclosure	~~117~~132
Section 3.12	Labor Matters	~~117~~133
Section 3.13	Subsidiaries	~~117~~133
Section 3.14	[Reserved]	~~117~~133
Section 3.15	Federal Reserve Regulations	~~117~~133
Section 3.16	[Reserved]	~~118~~133
Section 3.17	Use of Proceeds	~~118~~133
Section 3.18	Security Documents	~~118~~133
Section 3.19	OFAC; FCPA; Patriot Act	~~118~~134

ARTICLE IV Conditions		~~119~~135
Section 4.01	Effective Date	~~119~~135

ARTICLE V Affirmative Covenants		~~119~~135
Section 5.01	Financial Statements and Other Information	~~119~~135
Section 5.02	Notices of Material Events	~~123~~139
Section 5.03	Semi-Annual Lender Call	~~124~~139
Section 5.04	Existence; Conduct of Business	~~124~~140
Section 5.05	Payment of Taxes	~~124~~140
Section 5.06	Maintenance of Properties	~~124~~140
Section 5.07	Insurance	~~124~~140
Section 5.08	Books and Records; Inspection and Audit Rights	~~125~~141
Section 5.09	Compliance with Laws	~~125~~141
Section 5.10	Use of Proceeds	~~126~~141
Section 5.11	Execution of Subsidiary Guaranty and Security Documents after the Effective Date.	~~126~~142
Section 5.12	Further Assurances.	~~130~~146
Section 5.13	Designation of Subsidiaries	~~132~~148
Section 5.14	Conduct of Business	~~133~~149
Section 5.15	Maintenance of Ratings	~~133~~149
Section 5.16	Post-Closing Covenants	~~133~~149

ARTICLE VI Negative Covenants		~~133~~149
Section 6.01	Indebtedness; Certain Equity Securities	~~133~~149
Section 6.02	Liens	~~139~~156
Section 6.03	Fundamental Changes	~~144~~160
Section 6.04	Investments	~~146~~162

Section 6.05	Asset Sales	~~151~~167
Section 6.06	[Reserved]	~~154~~170
Section 6.07	[Reserved]	~~154~~170
Section 6.08	Restricted Payments; Certain Payments of Indebtedness	~~154~~170
Section 6.09	Transactions with Affiliates	~~158~~175
Section 6.10	Restrictive Agreements	~~160~~176
Section 6.11	Amendment of Material Documents	~~161~~177
Section 6.12	[Reserved]	~~161~~178
Section 6.13	Changes in Fiscal Year	~~161~~178

ARTICLE VII Events of Default		~~162~~178
Section 7.01	Events of Default	~~162~~178
Section 7.02	Exclusion of Immaterial Subsidiaries	~~165~~182
Section 7.03	[Reserved]	~~165~~182
Section 7.04	Application of Proceeds.	~~165~~182

ARTICLE VIII The Administrative Agent		~~166~~183
Section 8.01	Appointment of Agents	~~166~~183
Section 8.02	Rights of Lender	~~167~~184
Section 8.03	Exculpatory Provisions	~~168~~185
Section 8.04	Reliance by Administrative Agent and Collateral Agent	~~169~~186
Section 8.05	Delegation of Duties	~~169~~186
Section 8.06	Resignation of Agents; Successor, Administrative Agent and Collateral Agent	~~169~~186
Section 8.07	Non-Reliance on Agents and Other Lenders	~~170~~187
Section 8.08	No Other Duties	~~171~~188
Section 8.09	Collateral and Guaranty Matters	~~171~~188
Section 8.10	Secured Swap Agents and Secured Cash Management Agents	~~172~~189
Section 8.11	Withholding Tax	~~172~~189
Section 8.12	Administrative Agent and Collateral Agent May File Proofs of Claim	~~173~~190

ARTICLE IX Miscellaneous		~~174~~191
Section 9.01	Notices	~~174~~191
Section 9.02	Waivers; Amendments.	~~175~~192
Section 9.03	Expenses; Indemnity; Damage Waiver	~~180~~198
Section 9.04	Successors and Assigns	~~183~~201
Section 9.05	Survival	~~189~~206
Section 9.06	Counterparts; Integration	~~189~~206
Section 9.07	Severability	~~189~~207
Section 9.08	Right of Setoff	~~189~~207
Section 9.09	Governing Law; Jurisdiction; Consent to Service of Process	~~190~~207
Section 9.10	WAIVER OF JURY TRIAL	~~191~~208
Section 9.11	Headings	~~191~~208
Section 9.12	Confidentiality	~~191~~208
Section 9.13	Interest Rate Limitation	~~192~~210
Section 9.14	USA Patriot Act	~~193~~210

Section 9.15	Direct Website Communication	~~193~~211
Section 9.16	Intercreditor Agreement Governs	~~194~~212
Section 9.17	Judgment Currency	~~195~~212
Section 9.18	No Advisory or Fiduciary Responsibility	~~195~~213
Section 9.19	[Reserved]	~~196~~213
Section 9.20	Acknowledgment and Consent to Bail-In of EEA Financial Institutions	~~196~~213

SCHEDULES:

Schedule 1.01(a)	Adjustments to Consolidated EBITDA
Schedule 1.01(b)	UK Security Documents
Schedule 1.01(c)	Loan Parties
Schedule 1.02	Excluded Subsidiaries
Schedule 2.01	Commitments
Schedule 3.06	Disclosed Matters
Schedule 3.13	Subsidiaries
Schedule 5.11(c)	U.S. Security Documents
Schedule 5.16	Post-Closing Covenants
Schedule 6.01(a)	Existing Indebtedness
Schedule 6.02	Existing Liens
Schedule 6.04(c)	Existing Investments
Schedule 6.05	Asset Dispositions
Schedule 6.09	Transactions with Affiliates
Schedule 9.01	Addresses for Notices

EXHIBITS:

Exhibit A	Form of Borrowing Request
Exhibit B	Form of Interest Election Request
Exhibit C	[Reserved]
Exhibit D-1	Form of UK Collateral Agreement
Exhibit D-2	Form of US Collateral Agreement
Exhibit E-1	Form of Parent Companies Guaranty
Exhibit E-2	Form of Subsidiary Guaranty
Exhibit F	Form of Term Note
Exhibit G	Form of Assignment and Assumption Agreement
Exhibit H	[Reserved]
Exhibit I	Form of Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filings
Exhibit J	Form of Compliance Certificate
Exhibit K-1	Form of Pari Passu Intercreditor Agreement
Exhibit K-2	[Terms of] Second Lien Intercreditor Agreement
Exhibit L-1	Form of Tax Compliance Certificate (For Non-U.S. Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-2	Form of Tax Compliance Certificate (For Non-U.S. Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-3	Form of Tax Compliance Certificate (For Non-U.S. Participants that Are Partnerships for U.S. Federal Income Tax Purposes)
Exhibit L-4	Form of Tax Compliance Certificate (For Non-U.S. Lenders that Are Partnerships for U.S. Federal Income Tax Purposes)

v

CREDIT AGREEMENT dated as of August 31, 2017 (this “Agreement”), among SEATTLE SPINCO, INC., a Delaware corporation (the “Borrower”), the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent.

WHEREAS, capitalized terms used in these recitals shall have the respective meanings set forth for such terms in Article I;

WHEREAS, Micro Focus International PLC, a company organized under the laws of England and Wales (the “Parent”), pursuant to an Agreement and Plan of Merger, dated as of September 7, 2016 (together with all exhibits, annexes and schedules thereto, as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among, the Parent, Seattle Holdings, Inc., a newly formed Delaware corporation and wholly-owned, direct or indirect subsidiary of the Parent (“Seattle Holdings”), Seattle MergerSub, Inc., a newly formed Delaware corporation and wholly-owned, direct or indirect subsidiary of Seattle Holdings (“Merger Sub”), Hewlett Packard Enterprise Company, a Delaware corporation (“Houston”), and the Borrower, a direct or indirect wholly owned subsidiary of Houston, intends to acquire indirectly through Seattle Holdings (the “Seattle Acquisition”) 100% of the outstanding Equity Interests of the Borrower and its subsidiaries;

WHEREAS, prior to the consummation of the Merger (as defined below) Houston will distribute to the holders of its common stock all of the issued and outstanding shares of Class A common stock of the Borrower by means of a pro rata distribution pursuant to the Separation Agreement (the “Distribution” and, together with the Reorganization (as defined in the Separation Agreement), the “Spinoff”);

WHEREAS, to effect the Seattle Acquisition, the parties to the Merger Agreement will consummate the transactions contemplated by the Merger Agreement and pursuant to the Merger Agreement, Merger Sub will merge with and into the Borrower (the “Merger”), with the Borrower continuing as the surviving entity, and all shares of Class A common stock of the Borrower will be converted into American Depositary Shares representing ordinary shares of the Parent in accordance with the terms of the Merger Agreement;

WHEREAS, ~~prior to the consummation of the Distribution~~on the First Amendment Effective Date, the Borrower has requested the Lenders to extend credit to the Borrower in the form of (a) Initial Term Loans denominated in Dollars in an aggregate principal amount not in excess of ~~$2,600,000,000~~the amount set forth on Schedule 1.01 and (b) Tranche B-1 Term Loans denominated in Dollars in an aggregate amount no in excess of the amount set forth on Schedule 1.01, in each case, the proceeds of which shall be utilized as set forth below and in Section 5.10;

WHEREAS, proceeds received by the Borrower, together with cash on hand, will be used (a) to finance certain Transaction Costs, (b) to fund, directly or indirectly, a cash payment to Houston not in excess of $2,500,000,000 prior to the consummation of the Distribution (the “Seattle Payment”) and (c) to provide cash to the Borrower and its Restricted Subsidiaries for working capital and general corporate purposes.

NOW THEREFORE, in consideration of the premises, provisions, covenants and mutual agreements contained herein and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Lenders are willing to extend such credit to the Borrower on the terms and express conditions set forth herein, and accordingly the parties hereto agree as follows.

ARTICLE I
Definitions

Section 1.01 Defined Terms.  As used in this Agreement, the following terms have the meanings specified below:

“ABR” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Accounting Change” has the meaning assigned to such term in Section 1.04.

“Acquisition” means any acquisition by the Parent or any Restricted Subsidiary, whether by purchase, merger, consolidation, contribution or otherwise, of (w) at least a majority of the assets or property and/or liabilities (or any other substantial part for which financial statements or other financial information is available), or a business line, product line, unit or division of, any other Person, (x) Equity Interests of any other Person such that such other Person becomes a Restricted Subsidiary and (y) additional Equity Interests of any Restricted Subsidiary not then held by the Parent or any Restricted Subsidiary.

“Acquisition Closing Date” means the date of the consummation of the Merger.

“Additional Debt” means subordinated or senior debt (including, as applicable, Registered Equivalent Notes), which may be unsecured, have the same lien priority as the Obligations or be secured by a Lien ranking junior to the Lien securing the Obligations, in each case issued or incurred by the Parent or any of its Restricted Subsidiaries after the Effective Date that (i) has a final maturity date that is on or after the Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans and has a Weighted Average Life to Maturity equal to or longer than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans); provided that this clause (i) shall not restrict the issuance or incurrence by the Parent or any of its Restricted Subsidiaries after the Effective Date of up to $1,700,000,000 aggregate principal amount of Additional Debt, Additional Term Notes, Unrestricted Additional Term Notes, Incremental Term Loans, Miami Additional Debt, Miami Additional Term Notes, Miami Unrestricted Additional Term Notes and Miami Incremental Term Loans having (x) a final maturity date that is prior to the Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans so long as such final maturity date is at least five years from the date of such issuance or incurrence and (y) a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) so long as such debt does not require annual amortization or similar regularly scheduled prepayments in excess of 10% of the original amount of such debt at issuance or incurrence in any year and (ii) to the extent subordinated in right of payment to the Initial Term Loans and the Tranche B-1 Term Loans, does not require any scheduled payment of principal (including pursuant to a sinking fund obligation) or mandatory redemption or redemption at the option of the holders thereof (except for customary redemptions in respect of asset sales, changes in control or similar events and AHYDO Catch-Up Payments) prior to the date that is 91 days after the Latest Maturity Date in respect of the Initial Term Loans and the Tranche B-1 Term Loans in effect as of the time such Additional Debt is incurred and (iii) if a Loan Party is a borrower or a guarantor with respect to such Indebtedness the obligation in respect thereof shall not be secured by Liens on the assets of such Loan Party other than assets constituting Collateral.

“Additional Lender” has the meaning assigned to such term in Section 2.20(d).

“Additional Mortgaged Property” has the meaning set forth in Section 5.11(f).

“Additional Refinancing Lender” has the meaning assigned to such term in Section 2.21.

“Additional Term Notes” means first priority senior secured notes and/or junior Lien secured notes and/or unsecured notes, in each case issued pursuant to an indenture, note purchase agreement or other agreement and in lieu of the incurrence of a portion of the Incremental Term Facility; provided that (a) such Additional Term Notes rank pari passu or junior in right of payment and (if secured) of security with the Initial Term Loans and the Tranche B-1 Term Loans hereunder, (b) the Additional Term Notes have a final maturity date that is on or after the then existing Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans and have a Weighted Average Life to Maturity equal to or longer than the remaining Weighted Average Life to Maturity of the then existing Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans); provided that this clause (b) shall not restrict the issuance or incurrence by the Parent or any of its Restricted Subsidiaries after the Effective Date of up to $1,700,000,000 aggregate principal amount of Additional Debt, Additional Term Notes, Unrestricted Additional Term Notes, Incremental Term Loans, Miami Additional Debt, Miami Additional Term Notes, Miami Unrestricted Additional Term Notes and Miami Incremental Term Loans having (x) a final maturity date that is prior to the Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans so long as such final maturity date is at least five years from the date of such issuance or incurrence and (y) a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) so long as such debt does not require annual amortization or similar regularly scheduled prepayments in excess of 10% of the original amount of such debt at issuance or incurrence in any year, (c) the covenants and events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the Borrower) shall be on market terms at the time of issuance (as determined in good faith by the

Borrower) of the Additional Term Notes; provided that the Additional Term Notes shall not have the benefit of any financial maintenance covenant unless (x) the Initial Term Loans and the Tranche B-1 Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Initial Term Loans and the Tranche B-1 Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Additional Term Notes issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same or less favorable terms, (d) the obligations in respect thereof shall not be secured by Liens on the assets of the Parent and its Restricted Subsidiaries, other than assets constituting Collateral, (e) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (f) (x) if such Additional Term Notes are secured on a pari passu basis with the Obligations, the Senior Representative for such Additional Term Notes shall enter into the Pari Passu Intercreditor Agreement or other customary intercreditor agreement and (y) if such Additional Term Notes are secured on a junior basis to the Obligations, the Senior Representative for such Additional Term Notes shall enter into a Second Lien Intercreditor Agreement or other customary intercreditor agreement, in each case with the Administrative Agent’s and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations) and (g) immediately after giving effect to the incurrence of such Additional Term Notes (or, at the option of the Borrower, (i) in the case of any commitment in respect of Additional Term Notes established and not issued or purchased at such time, at the time of issuance and purchase of such Additional Term Notes and not at the time of the commitment and/or (ii) at the time of consummation of any acquisition or investment contemplated pursuant to an agreement in connection therewith) (assuming, solely for purposes of this definition at the time of incurrence and not for any other provision hereunder, that (I) all Additional Term Notes and all Incremental Facilities, in each case established on or prior to such time are secured on a first Lien basis, whether or not so secured and (II) the proceeds of such Additional Term Notes are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “First Lien Leverage Ratio”; provided that, to the extent the proceeds of such Additional Term Notes are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect), on a Pro Forma Basis after giving effect to any acquisition or investment consummated or contemplated pursuant to an agreement in connection herewith, the First Lien Leverage Ratio shall not be greater than 3.50:1.00 as of the Applicable Date of Determination (but without giving effect to any Unrestricted Incremental First Lien Indebtedness, Unrestricted Additional Term Notes, Unrestricted Additional Debt, Miami Unrestricted Incremental First Lien Indebtedness, Miami Unrestricted Additional Term Notes or Miami Unrestricted Additional Debt established and/or incurred at such time, it being understood and agreed that amounts incurred concurrently with the incurrence of Unrestricted Incremental First Lien Indebtedness or Unrestricted Additional Term Notes shall be permitted to exceed 3.50:1.00).

“Additional Tranche B-1 Term Commitment” means, with respect to the Additional Tranche B-1 Term Lender, its commitment to make a Tranche B-1 Term Loan on the First Amendment Effective Date in an amount equal to $750,000,000 less the principal amount of any outstanding Initial Term Loans that are converted into Tranche B-1 Term Loans on the First Amendment Effective Date.
“Additional Tranche B-1 Term Lender” means, JPMorgan Chase Bank, N.A., in its capacity as lender of Additional Tranche B-1 Term Loans hereunder.
“Additional Tranche B-1 Term Loans” has the meaning assigned to such term in Amendment No. 1.
“Adjusted Daily Simple SOFR Rate” means, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that (x) if the Adjusted Daily Simple SOFR Rate as so determined would be less than less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the Adjusted Daily Simple SOFR Rate as so determined would be less than less than 0.50% for purposes of the calculation of Adjusted Daily Simple SOFR Rate with respect to the Tranche B-1 Term Loans under this Agreement, such rate shall be deemed to be 0.50% with respect to the Tranche B-1 Term Loans for the purposes of this Agreement.

“Adjusted Eurocurrency Rate” means for any Interest Period with respect to a Eurocurrency Borrowing, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Adjusted Eurocurrency Rate =	Eurocurrency Rate
1.00 – Eurocurrency Reserve Percentage

“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) (i) 0.10% for an Interest Period of one month, (ii) 0.15% for an Interest Period of three months and (iii) 0.25% for an Interest period of six months; provided provided that (x) if the Adjusted Term SOFR Rate as so determined would be less than less than zero, such rate shall be deemed to be zero for the purposes of this Agreement and (y) if the Adjusted Term SOFR Rate as so determined would be less than less than 0.50% for purposes of the calculation of Adjusted Term SOFR Rate with respect to the Tranche B-1 Term Loans under this Agreement, such rate shall be deemed to be 0.50% with respect to the Tranche B-1 Term Loans for the purposes of this Agreement.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity as provided in Article VIII.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 9.01, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. Notwithstanding the foregoing, in relation to ~~The Royal Bank of Scotland plc~~any member of the NatWest Group, the term ~~“~~"Affiliate~~”~~" shall not include (i) the UK government or any member or instrumentality thereof, including Her Majesty~~’~~'s Treasury ~~of the United Kingdom~~ and UK Financial Investments Limited (or any directors, officers, employees or entities thereof) or (ii) any persons or entities controlled by or under common control with the UK government or any member or instrumentality thereof (including Her Majesty’'s Treasury ~~of the United Kingdom~~ and UK Financial Investments Limited) and which are not part of ~~The Royal Bank of Scotland~~NatWest Group plc and its subsidiaries or subsidiary undertakings. For the purposes of this definition, “NatWest Group” means NatWest Group plc and its subsidiaries and subsidiary undertakings.

“Agent” means any of the Administrative Agent, the Collateral Agent, the Co-Syndication Agents or the Co-Documentation Agents.

“Agreement” has  the meaning assigned to such term in the preamble to this Agreement.

“Agreement Currency” has the meaning assigned to such term in Section 9.17.

“AHYDO Catch-Up Payment” means any payment with respect to any obligations of Parent, the Borrower or any Restricted Subsidiary, including subordinated debt obligations, in each case to avoid the application of Code Section 163(e)(5) thereto.

“ALTA” means the American Land Title Association.

“Alternate Base Rate” means, for any day, a rate per annum equal ~~to~~(i) in the case of ABR Borrowings other than Initial Term Loans, the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two US Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology) and (ii) in the case of the Initial Term Loans, the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime

Rate, the NYFRB Rate, the Adjusted Term SOFR Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.14(c)), then the Alternate Base Rate shall be the greater of clauses (i)(a) and (i)(b) above and shall be determined without reference to clause (i)(c) above.

“Alternative Currency” means with respect to any Incremental Term Loans and Incremental Revolving Commitments (and Incremental Revolving Loans made pursuant thereto), any currency that may be agreed among the Borrower and all of the applicable Lenders providing such Incremental Term Loans and/or Incremental Revolving Commitments.

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of January 21, 2022, by and among Parent, Holdco, the Borrower, the other Loan Parties party thereto, the Administrative Agent and the Lenders party thereto.

“Amendment No. 1 Lead Arrangers” means JPMorgan Chase Bank, N.A., HSBC Bank plc, Natwest Markets plc, Citibank, N.A., London Branch, Bank of America, N.A., London Branch and Goldman Sachs Bank USA, in their respective capacities as joint lead arrangers and joint bookrunners under Amendment No. 1.

“Amendment No. 3” means that certain Consent, Waiver and Amendment No. 3 to Credit Agreement, dated as of April 28, 2017, by and among Parent, Holdco, the Miami Borrower, the other Miami Loan Parties party thereto, the Miami Agent, the Miami Lenders party thereto and the other parties party thereto.

“Anti-Corruption Laws” means The United States Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over Parent or any of its Subsidiaries.

“Applicable Acquisition Consummation Deadline” has the meaning assigned to such term in Section 2.11(k).

“Applicable Date of Determination” means the last day of the most recently ended fiscal quarter for which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, or, if such date occurs prior to the date on which financial statements are available pursuant to Section 5.01(a) or (b), as applicable, the last day of the most recently ended fiscal quarter for which financial statements were delivered under Section 4.02(e) of the Escrow Term Loan Agreement.

“Applicable Discount” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Applicable Discount Notice” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Applicable Margin” means for any day a percentage per annum equal to:

(I)           with respect to any Initial Term Loan that is a Eurocurrency Loan or an ABR Loan, the applicable rate per annum set forth below under the caption “Initial Term Loan Eurocurrency Spread” or “Initial Term Loan ABR Spread” as the case may be, based upon the First Lien Leverage Ratio as of most recent determination date; ~~and~~

(II)         4.00% per annum for any Tranche B-1 Term Loan that is a Term Benchmark Loan or a RFR Loan and 5.00% per annum for any Tranche B-1 Term Loan that is an ABR Loan; and

(III)         with respect to Incremental Facilities, Other Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans, Extended Revolving Commitments or Replacement Term Loans, the rate per annum specified in the amendment establishing such Incremental Facilities, Other Term Loans, Other Revolving Loans, Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans, Extended Revolving Commitments or Replacement Term Loans.

First Lien Leverage Ratio:	Initial Term Loan ABR Spread	Initial Term Loan Eurocurrency Spread
Category 1 Greater than 3.00 to 1.00	1.75%	2.75%
Category 2 Less than or equal to 3.00 to 1.00	1.50%	2.50%

For purposes of the foregoing, (a) the First Lien Leverage Ratio shall be determined on a Pro Forma Basis as of the end of each fiscal quarter of the Parent following delivery of financial statements and related the Compliance Certificate for such fiscal quarter; provided, however, that until such time that a Compliance Certificate has been delivered hereunder following the Effective Date, the Applicable Margin for the Initial Term Loans shall be based on the First Lien Leverage Ratio as of the end of the most recently ended fiscal quarter of the Parent for which a Compliance Certificate (as defined in the Miami Credit Agreement) was delivered under the Miami Credit Agreement as set forth therein; provided, further, that until such time that a Compliance Certificate (as defined in the Miami Credit Agreement) for the fiscal quarter ending April 30, 2018 is delivered under the Miami Credit Agreement, the Applicable Margin shall be set at the margin in the row styled “Category 1”; and (b) each change in the Applicable Margin resulting from a change in the First Lien Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Margin, at the option of the Required Lenders (in the case of the Initial Term Loans), commencing upon written notice to the Borrower, shall be based on the rates per annum set forth in Category 1 if the Borrower fails to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance

Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, until the delivery thereof.

In the event that a Compliance Certificate is shown to be inaccurate at any time and such inaccuracy, if corrected, would have led to a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (i) the Borrower shall, upon obtaining knowledge promptly deliver to the Administrative Agent a correct Compliance Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined by reference to the corrected Compliance Certificate for such Applicable Period, and (iii) the Borrower shall pay to the Administrative Agent no later than five (5) Business Days after written demand any additional interest owing as a result of such increased Applicable Margin for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with the terms hereof. Notwithstanding anything to the contrary in this Agreement, any additional interest hereunder shall not be due and payable until written demand is made for such payment pursuant to this paragraph and accordingly, any nonpayment of such interest as a result of any such inaccuracy shall not constitute a Default or Event of Default (whether retroactively or otherwise), and no such amounts shall be deemed overdue (and no amounts shall accrue interest at the Default Rate), at any time prior to the date that is five (5) Business Days following such written demand. This paragraph shall not limit the rights of the Administrative Agent and the Lenders hereunder.

“Approved Fund” has the meaning assigned to such term in Section 9.04(b).

“Asset Sale Prepayment Trigger” has the meaning assigned to such term in Section 2.11(c).

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent pursuant to the terms hereof, substantially in the form of Exhibit G or any other form or changes thereto approved by the Administrative Agent and the Borrower.

“Auction” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Auction Amount” has the meaning assigned to such term in the definition “Dutch Auction.”

“Auction Expiration Time” has the meaning assigned to such term in the definition “Dutch Auction.”

“Auction Notice” has the meaning assigned to such term in the definition “Dutch Auction.”

“Auction Party” or “Auction Parties” has the meaning assigned to such term in the definition of “Dutch Auction” or as specified in Section 2.11(i), as the context may require.

“Available Amount” means, on any date of determination (the “Reference Date”), an amount determined on a cumulative basis equal to the sum of (without duplication):

(a)  $100,000,000; plus

(b)  an amount (which shall not be less than zero) equal to 50% of Consolidated Net Income for the period (taken as one accounting period) from the first day of the fiscal quarter of the Borrower during which the Closing Date occurred to and including the last day of the most recently ended fiscal quarter of the Borrower prior to the Reference Date for which consolidated financial statements of the Borrower have been delivered; plus

(c)  the cumulative amount of (A) any capital contributions made in cash by any Person other than a Restricted Subsidiary to the Parent after the Closing Date (other than any Cure Amount) and (B) any Net Proceeds of any issuance of Qualified Equity Interests of the Parent (other than any Cure Amount) to any Person other than a Restricted Subsidiary after the Closing Date; plus

(d)  100% of the aggregate net cash proceeds (other than any Cure Amount) and the fair market value (as determined in good faith by the Borrower) of marketable securities or other property contributed to the Qualified Equity Interests of the Parent after the Closing Date by any Person other than a Restricted Subsidiary; plus

(e)  to the extent not otherwise included in clause (b) above, (i) the aggregate amount received by the Parent or any Restricted Subsidiary after the Closing Date from cash (or Cash Equivalents) dividends and distributions made by any Unrestricted Subsidiary or any Joint Venture, and returns of principal, cash repayments and similar payments made by any Unrestricted Subsidiary or Joint Venture in respect of Investments made by the Parent or any Restricted Subsidiary to any Unrestricted Subsidiary or Joint Venture pursuant to Section 6.04(z), and (ii) the Net Proceeds in connection with the sale, transfer or other disposition of assets or the Equity Interests of any Unrestricted Subsidiary or Joint Venture of the Parent to any Person other than the Parent or a Restricted Subsidiary after the Closing Date, in each case, to the extent not already reflected as a Return with respect to such Investment credited to any basket amount under Section 6.04; plus

(f)  in the event that the Parent redesignates any Unrestricted Subsidiary as a Restricted Subsidiary after the Closing Date (which, for purposes hereof, shall be deemed to also include (A) the merger, consolidation, liquidation or similar amalgamation of any Unrestricted Subsidiary into the Parent or any Restricted Subsidiary, so long as the Parent or such Restricted Subsidiary is the surviving Person, and (B) the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Parent or any Restricted Subsidiary), the fair market value (as determined in good faith by the Parent) of the Investment in such Unrestricted Subsidiary at the time of such redesignation; plus

(g)  the aggregate amount of Retained Declined Proceeds and Retained Asset Sale Proceeds retained by the Parent or any of its Restricted Subsidiaries; plus

(h)  the fair market value of all Qualified Equity Interests of the Parent issued upon conversion or exchange of Indebtedness or Disqualified Equity Interests of the Parent or any of its Restricted Subsidiaries after the Closing Date; plus

(i)  to the extent not otherwise included, the aggregate amount of cash Returns (or proceeds of sales) to the Parent or any Restricted Subsidiary in respect of Investments made pursuant to Section 6.04(z) or (dd); minus

(j)  the aggregate amount of (i) Restricted Payments made using the Available Amount pursuant to Section 6.08(a)(xx), (ii) Investments made using the Available Amount pursuant to Section 6.04(z) and (iii) prepayments, redemptions, acquisitions, retirements, cancellations, terminations and repurchases of Indebtedness made using the Available Amount pursuant to Section 6.08(b)(vi)(B), in each case during the period from and including the Business Day immediately following the Closing Date through and including the Reference Date (without taking account of the intended usage of the Available Amount on such Reference Date)~~;~~

provided that except with the written consent of the Required First Amendment Refinancing Term Loan Lenders, the Parent will not, and will not permit any Restricted Subsidiary to, make (i) Restricted Payments using the Available Amount pursuant to Section 6.08(a)(xx), (ii) Investments using the Available Amount pursuant to Section 6.04(z) or (iii) prepayments, redemptions, acquisitions, retirements, cancellations, terminations and repurchases of Indebtedness using the Available Amount pursuant to Section 6.08(b)(vi)(B) to the extent such transactions would utilize amounts pursuant to clause (g) above attributable to Retained Declined Proceeds from any Specified Disposition Declined Prepayment (the “Available Amount Builder Exclusion”).

“Available Amount Builder Exclusion” has the meaning assigned to such term in the definition of “Available Amount.”

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Bail-in Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-in Legislation” means, with respect to the any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-in Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Benchmark” means, initially, with respect to any (i) RFR Loan, Daily Simple SOFR or (ii) Term Benchmark Loan, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Daily Simple SOFR or Term SOFR Rate, as applicable, or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (c) of Section 2.14.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)           the Adjusted Daily Simple SOFR Rate;

(2)          the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities that are dollar-denominated at such time in the United States and (b) the related Benchmark Replacement Adjustment;

provided that, (x) if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement and the other Loan Documents and (y) if the Benchmark Replacement with respect to the Tranche B-1 Term Loans as determined pursuant to clause (1) or (2) above would be less than 0.50%, the Benchmark Replacement will be deemed to be 0.50% with respect to the Tranche B-1 Term Loans for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities that are dollar-denominated at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “US Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any  Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)           in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)            in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.

“Beneficial Owner” means, in the case of a Lender that is classified as a partnership for U.S. federal income tax purposes, the direct or indirect partner or owner of such Lender that is treated, for U.S. federal income tax purposes, as the beneficial owner of a payment by any Loan Party under any Loan Document.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower Intercompany Loan” has the meaning assigned to such term in the recitals to this Agreement.

“Borrower Materials” has the meaning assigned to such term in Section 5.01.

“Borrowing” means Loans of the same Class, Type and currency made, converted or continued on the same date and, in the case of Eurocurrency Loans or Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing substantially in the form of Exhibit A hereto or such other form as may be approved by the Administrative Agent and the Borrower, including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent, appropriately completed and signed by a Responsible Officer of the Borrower.

“Business Day” means (a) for all purposes other than as covered by clauses (b), (c) and (d) below, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or London are authorized or required by law to remain closed, (b) if such day relates to any fundings, disbursements, settlements or payments in connection with a Loan denominated in Dollars, any day described in clause (a) that is also a day for trading by and between banks in Dollar deposits in the London interbank currency markets and not a legal holiday in the principal financial markets or a day in which banking institutions are required to be closed in the home country of any relevant Alternative Currency (other than Sterling and Euros), (c) if such day relates to any fundings, disbursements, settlements or payments in connection with a Loan denominated in Euros, any day described in clauses (a) and (b) that is also a day on which the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system is open for the settlement of payment in Euros, ~~and~~ (d) if such day relates to any fundings, disbursements, settlements or payments in connection with a Loan denominated in a currency other than Dollars or Euros, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency and (e) in relation to RFR Loans denominated in Dollars and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in Dollars with respect to such RFR Loan, any such day that is only an US Government Securities Business Day.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment of the Parent and its Restricted Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of the Parent and its Restricted Subsidiaries for such period prepared in accordance with IFRS, but excluding in each case any such expenditure (i) made to restore, replace, rebuild, develop, maintain, improve or upgrade property, to the extent such expenditure is made with, or subsequently reimbursed out of, insurance proceeds, indemnity payments, condemnation or similar awards (or payments in lieu thereof) or damage recovery proceeds or other settlements relating to any damage, loss, destruction or condemnation of such property, (ii) constituting reinvestment of the Net Proceeds of any event described in clause (a) or (b) of the definition of the term “Prepayment Event,” (iii) made by the Parent or any Restricted Subsidiary as payment of the consideration for any Acquisition (including any property, plant and equipment obtained as a part thereof), (iv) made by the Parent or any Restricted Subsidiary to effect leasehold improvements to any property leased by the Parent or such Restricted Subsidiary as lessee, to the extent that such expenses have been reimbursed by the landlord, (v) actually paid for by a third party (excluding the Parent or any Restricted Subsidiary) and for which none of the Parent or any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (vi) constituting Capitalized Software Expenditures or research and development expenditures that are treated as additions to property, plant and equipment or other capital expenditures in accordance with IFRS, (vii) made with the Net Proceeds from any issuance of Qualified Equity Interests of the Parent, and (viii) the purchase price of equipment that is purchased simultaneously with the trade in or sale of existing equipment.

“Capital Lease Obligations” of any Person means, subject to Section 1.04, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital or finance leases on a statement of financial position of such Person under IFRS and the amount of such obligations shall be the capitalized amount thereof determined in accordance with IFRS.

“Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with IFRS, are or are required to be reflected as capitalized costs on the consolidated statement of financial position of a Person and its Restricted Subsidiaries.

“Captive Insurance Subsidiaries” means, collectively or individually as of any date of determination, those regulated Subsidiaries of the Parent primarily engaged in the business of providing insurance and insurance related services to the Parent, its other Subsidiaries and certain other Persons.

“Cash Equivalents” means:

(a)        (i) Dollars, Euro, Sterling, or any national currency of any member state of the European Union; or (ii) any other foreign currency held by the Parent or any of its Restricted Subsidiaries in the ordinary course of business;

(b)          securities issued or directly and fully Guaranteed or insured by the United States or Canada or any entity comprising the United Kingdom governments, a member state of the European Union or, in each case, any agency or instrumentality of thereof (provided that the full faith and credit of such country or such member state is pledged in support thereof), having maturities of not more than two years from the date of acquisition;

(c)         certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances having maturities of not more than one year from the date of acquisition thereof issued by (x) any Lender or affiliate thereof or (y) by any bank or trust company (i) whose commercial paper is rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s (or if at the time neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) or (ii) (in the event that the bank or trust company does not have commercial paper which is rated) having combined capital and surplus in excess of $100 million;

(d)        repurchase obligations for underlying securities of the types described in clauses (b) and (c) entered into with any Person referenced in clause (c) above;

(e)         securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Person referenced in clause (c);

(f)        commercial paper rated at the time of acquisition thereof at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s or carrying an equivalent rating by a Nationally Recognized Statistical Rating Organization, if both of the two named rating agencies cease publishing ratings of investments or, if no rating is available in respect of the commercial paper, the issuer of which has an equivalent rating in respect of its long-term debt, and in any case maturing within one year after the date of acquisition thereof;

(g)        readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America, any province or territory of Canada, any entity comprising the United Kingdom, any member of the European Union, any other foreign government or any political subdivision or taxing authority thereof, in each case, having one of the two highest rating categories obtainable from either Moody’s or S&P (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of not more than two years from the date of acquisition;

(h)         Indebtedness or preferred stock issued by Persons with a rating of “BBB-” or higher from S&P or “Baa3” or higher from Moody’s (or, if at the time, neither is issuing comparable ratings, then a comparable rating of another Nationally Recognized Statistical Rating Organization) with maturities of 12 months or less from the date of acquisition;

(i)         bills of exchange issued in the United States, Canada, any entity comprising the United Kingdom, a member state of the European Union or Japan eligible for rediscount at the relevant central bank and accepted by a bank (or any dematerialized equivalent);

(j)         interests in any investment company, money market or enhanced high yield fund which invests at least 90% of its assets in instruments of the type specified in clauses (a) through (i) above;

(k)          instruments and investments of the type and maturity described in clause (a) through (j) denominated in any foreign currency or of foreign obligors, which investments or obligors are, in the reasonable judgment of the Borrower, comparable in investment quality to those referred to above;

(l)           the marketable securities portfolio owned by the Parent and its Subsidiaries on the Effective Date; and

(m)        solely with respect to any Restricted Subsidiary that is a Foreign Subsidiary, investments of comparable tenor and credit quality to those described in the foregoing clauses (b) through (l) customarily utilized in countries in which such Foreign Subsidiary operates for short term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than set forth in clause (a) above; provided that such amounts are converted into currencies listed in clause (a) within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement to provide Cash Management Services.

“Cash Management Obligations” means, as to any Person, any and all obligations of such Person, whether absolute or contingent and however and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under any Cash Management Agreement.

“Cash Management Services” means any one or more of the following types of services or facilities, including without limitation (a) Automated Clearing House (ACH) transactions, (b) cash management services, including controlled disbursement services, treasury, depository, overdraft, credit or debit card, stored value card, electronic funds transfer services, and (c) foreign exchange facilities or other cash management arrangements in the ordinary course of business. For the avoidance of doubt, Cash Management Services do not include Swap Agreements.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFC Holding Company” means any Domestic Subsidiary that owns no material assets other than cash and cash equivalents and equity interests in and/or debt of one or more (a) Foreign Subsidiaries that are CFCs or (b) other Domestic Subsidiaries that own no material assets other than cash and cash equivalents and equity interests in and/or debt of one or more Foreign Subsidiaries that are CFCs.

“Change in Control” means the occurrence of any of the following events after the Acquisition Closing Date: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), but excluding any employee benefit plan of such Person and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any employee benefit plan of such person, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding voting securities having ordinary voting power for the election of directors of the Parent; or (b) the Parent shall cease to own, directly or indirectly through wholly owned Subsidiaries, of record and beneficially, 100% of each class of outstanding Equity Interests of the Borrower.

“Change in Law” means (a) the adoption of any law, rule, treaty or regulation after the Escrow Funding Date, (b) any change in any law, rule, treaty or regulation or in the interpretation or application thereof by any Governmental Authority after the Escrow Funding Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Escrow Funding Date; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted or issued.

“Charges” has the meaning assigned to such term in Section 9.13.

“Class,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Initial Term Loans, Tranche B-1 Term Loans, Incremental Term Loans, Incremental Revolving Loans, Other Term Loans, Other Revolving Loans, Extended Term Loans, Extended Revolving Loans or Replacement Term Loans; when used in reference to any Commitment, refers to whether such Commitment is an Initial Term Commitment, Tranche B-1 Term Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Extended Revolving Commitments, Other Term Commitment and Other Revolving Commitment; and when used in reference to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class. Incremental Term Loans, Extended Term Loans, Other Term Loans  and  Replacement  Term  Loans  (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes. Incremental Revolving Loans, Extended Revolving Loans and Other Revolving Loans (together with the respective Commitments in respect thereof) shall, at the election of the Borrower, be construed to be in different Classes.

“CLO” has the meaning assigned to such term in Section 9.04(b).

“Closing Date” means April 28, 2017.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Co-Documentation Agents” means JPMorgan Chase Bank, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated or any successor co-documentation agents.

“Co-Syndication Agents” means HSBC Securities (USA) Inc., Barclays Bank plc and The Royal Bank of Scotland plc or any successor co-syndication agents.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means any and all “Collateral” or “Secured Assets” (or any other term of similar meaning), as defined in any applicable Security Document, and any and all property of whatever kind or nature subject to or purported to be subject to a Lien under any Security Document, but shall in all events exclude all Excluded Property.

“Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent (including, if applicable, in the case of any UK Security Documents, as trustee of the Liens constituted thereby) for the Secured Parties, and its successors in such capacity as provided in Article VIII.

“Commitment” means with respect to any Person, such Person’s Initial Term Commitment, Tranche B-1 Term Commitment, Revolving Commitment, Incremental Term Commitment, Incremental Revolving Commitment, Other Term Commitment, Extended Revolving Commitment or Other Revolving Commitment or any combination thereof (as the context requires).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to such term in Section 9.15.

“Compliance Certificate” means a certificate substantially in the form of Exhibit J annexed hereto.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including amortization or write-off of (i) intangible assets and non-cash organization costs, (ii) deferred financing fees or costs and (iii) Capitalized Software Expenditures or costs, capitalized expenditures, customer acquisition costs and incentive payments, conversion costs and contract acquisition costs, the amortization of original issue discount resulting from the issuance of Indebtedness at less than par and amortization of favorable or unfavorable lease assets or liabilities, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with IFRS and any write down of assets or asset value carried on the statement of financial position.

“Consolidated EBITDA” for any period means the Consolidated Net Income for such period:

(1)	increased (without duplication) by:

(a)
provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, local, foreign, unitary, excise, property, franchise and similar taxes and foreign withholding and similar taxes (including any penalties and interest) of such Person paid or accrued during such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(b)
Consolidated Interest Expense of such Person for such period (including (x) net losses on Swap Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities), to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

(c)	Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d)
(x) Transaction Costs and (y) any fees, costs, expenses or charges (other than Consolidated Depreciation and Amortization Expense) related to any actual, proposed or contemplated issuance or registration (actual or proposed) of Equity Interests, any one time expense relating to enhanced accounting functions or other transaction costs or any Investment, acquisition, disposition, recapitalization, Restricted Payment or the incurrence or registration (actual or proposed) of Indebtedness (including a refinancing thereof) (in each case, whether or not consummated or successful), including (i) such fees, expenses or charges related to any Loans, the offering of Additional Debt, Additional Term Notes, Refinancing Notes, Term Loan Exchange Notes or any Permitted Refinancing and this Agreement and any Securitization Fees and such fees, expenses or charges related to any Loans, the offering of Additional Debt, Additional Term Notes, Refinancing Notes, Term Loan Exchange Notes or any Permitted Refinancing, in each case, as defined in the Miami Credit Agreement, and (ii) any amendment, waiver or other modification of Loans, Additional Debt, Additional Term Notes, Refinancing Notes, Term Loan Exchange Notes and Loans, Additional Debt, Additional Term Notes, Refinancing Notes, Term Loan Exchange Notes, in each case, as defined in the Miami Credit Agreement. Receivables Facilities, Securitization Facilities, or any Permitted Refinancing, any Loan Document, any Miami Loan Document, any Securitization Fees, any other Indebtedness or any Equity Interests, in each case, whether or not consummated, deducted (and not added back) in computing Consolidated Net Income; plus

(e)
the amount of any restructuring charge, reserve, integration cost or other business optimization expense or cost (including charges directly related to implementation of cost-savings initiatives), that is deducted (and not added back) in such period in computing Consolidated Net Income including, without limitation, those related to severance, retention, signing bonuses, relocation, recruiting and other employee related costs, future lease commitments and costs related to the opening and closure and/or consolidation of facilities; plus

(f)
any non-cash charges, write-downs, expenses, losses or items reducing Consolidated Net Income for such period including any share based compensation charge and any impairment charges or the impact of purchase accounting, or other items classified by the Parent as special items; plus

(g)	[Reserved];

(h)
(i) the amount of cost savings, operating expense reductions, other operating improvements and initiatives and synergies projected by the Borrower in good faith to be reasonably anticipated to be realizable or a plan for realization shall have been established within eighteen (18) months of the date thereof (which will be added to Consolidated EBITDA as so projected until fully realized and calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and initiatives and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that, to the extent any such operational changes are not associated with the Transactions or a Specified Transaction, all steps have been taken for realizing such cost savings and such cost savings are reasonably identifiable and factually supportable (in the good faith determination of the Borrower); and (ii) each of the adjustments of the nature set forth (x) in the model delivered to the Agent on March 30, 2017 or in the confidential information memorandum of the Borrower dated April 2017, or (y) on Schedule 1.01(a); plus

(i)	the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(j)
any costs or expense incurred by the Parent or any Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Parent or net cash proceeds of an issuance of Qualified Equity Interests of the Parent (in each case, except to the extent comprising any Cure Amount); plus

(k)
cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing Consolidated EBITDA or Consolidated Net Income in any period to the extent non-cash gains relating to such income were deducted in the calculation of Consolidated EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(l)
any loss attributable to non-controlling interests included in the consolidated financial statements due to the application of IFRS 10 “Consolidated Financial Statements” and related pronouncements; plus

(m)
realized foreign exchange losses resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the statement of financial position of the Parent and its Restricted Subsidiaries; plus

(n)	net realized losses from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of IFRS 9 “Financial Instruments” and related pronouncements; plus

(o)
the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted in calculating Consolidated Net Income (and not added back in such period to Consolidated Net Income); plus

(p)	costs related to the implementation of operational and reporting systems and technology initiatives.

(2)
decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase Consolidated EBITDA in such prior period; plus (b) realized foreign exchange income or gains resulting from the impact of foreign currency changes on the valuation of assets or liabilities on the statement of financial position of the Parent and its Restricted Subsidiaries; plus (c) any net realized income or gains from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of IFRS 9 “Financial Instruments” and related pronouncements; plus (d) any net profit attributable to non-controlling interests included in the consolidated financial statements due to the application of IFRS 10 “Consolidated Financial Statements” and related pronouncements; plus (e) all cash payments made during such period to the extent made on account of non-cash reserves and other non-cash charges added back to Consolidated Net Income pursuant to clause (f) above in a previous period (it being understood that this clause (2)(e) shall not be utilized in reversing any non-cash reserve or charge added to Consolidated Net Income); plus (f) the amount of any minority interest income consisting of Subsidiary loss attributable to minority equity interests of third parties in any non-wholly owned Subsidiary added to Consolidated Net Income (and not deducted in such period from Consolidated Net Income); plus

(3)
increased or decreased (without duplication) by, as applicable, any adjustments resulting for the application of IAS 37 “Provisions, contingent liabilities and contingent assets” or any comparable regulation.

For purposes of determining compliance with any financial test or ratio hereunder (including any incurrence test), (x) Consolidated EBITDA of any Person, property, business or asset acquired by the Parent or any Restricted Subsidiary during such period and of any Unrestricted Subsidiary that is converted into a Restricted Subsidiary shall be included in determining Consolidated EBITDA of the Parent and its Restricted Subsidiaries for any period, (y) Consolidated EBITDA of any Restricted Subsidiary or any operating entity for which historical financial statements are available that is Disposed of during such period or any Restricted Subsidiary that is converted into a Unrestricted Subsidiary during such period shall be excluded in determining Consolidated EBITDA of the Parent and its Restricted Subsidiaries for any period, and (z) Consolidated EBITDA shall be calculated on a Pro Forma Basis. Unless otherwise provided herein, Consolidated EBITDA shall be calculated with respect to the Parent and its Restricted Subsidiaries.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1)
consolidated interest expense or finance costs of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount or premium resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances or any similar facilities or financing and hedging agreements, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of any Swap Obligations or other derivative instruments pursuant to IFRS), (d) the interest component of Capital Lease Obligations, (e) net payments, if any, pursuant to interest rate Swap Obligations with respect to Indebtedness, (f) fees and expenses paid to the Agents, (g) other bank and financing fees, and (h) costs of surety bonds in connection with financing activities); plus

(2)	consolidated capitalized interest expense or finance costs of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of preferred stock of any Subsidiary of such Person during such period; plus

(4)	all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests during this period.

For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS.

“Consolidated Net Income” means, for any period, the net income (loss) of the Parent and its Restricted Subsidiaries determined on a consolidated basis on the basis of IFRS;

provided, however, that there will not be included in such Consolidated Net Income (other than in respect of clause (o) which will be added to Consolidated Net Income):

(a)
any profit (loss) for such period of any Person if such Person is not a Restricted Subsidiary, except that any equity in the profit of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash or Cash Equivalents actually distributed or that (as reasonably determined by a Responsible Officer of the Borrower) could have been distributed by such Person during such period to the Parent or any Restricted Subsidiary as a dividend or other distribution or as a return on investment;

(b)
any profit (or loss) for such period realized upon the sale or other disposition of any asset or disposed operations of the Borrower or any Restricted Subsidiaries (including pursuant to any Sale Leaseback which is not sold or otherwise disposed of in the ordinary course of business);

(c)	any extraordinary, exceptional, unusual or nonrecurring gain, loss, charge or expense, or any charges, expenses or reserves in respect of any restructuring, redundancy or severance expense;

(d)	the cumulative effect of a change in accounting principles;

(e)
any (i) non-cash compensation charge or expense arising from any grant of stock, stock options or other equity based awards and any non-cash deemed finance charges in respect of any pension liabilities or other provisions or on the re-valuation of any benefit plan obligation and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded;

(f)
all deferred financing costs written off or amortized and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness and any net gain (loss) from any write-off or forgiveness of Indebtedness;

(g)
any unrealized gains or losses in respect of Swap Obligations or any ineffectiveness recognized in earnings related to qualifying hedge transactions or the fair value of changes therein recognized in earnings for derivatives that do not qualify as hedge transactions, in each case, in respect of Swap Obligations;

(h)
any unrealized foreign currency transaction gains or losses in respect of obligations of any Person denominated in a currency other than the functional currency of such Person and any unrealized foreign exchange gains or losses relating to translation of assets and liabilities denominated in foreign currencies;

(i)
any unrealized foreign currency translation or transaction gains or losses in respect of Indebtedness or other obligations of the Parent or any Restricted Subsidiary owing to the Parent or any Restricted Subsidiary;

(j)
any purchase accounting effects including, but not limited to, adjustments to inventory, property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by IFRS and related authoritative pronouncements (including the effects of such adjustments pushed down to the Parent and the Restricted Subsidiaries), as a result of the Transactions or any consummated acquisition, or the amortization or write-off of any amounts thereof (including any write-off of in process research and development);

(k)	any goodwill or other asset impairment charge or write-off or write-down;

(l)	any after-tax effect of income (loss) from the early retirement, extinguishment or cancellation of Indebtedness or Swap Obligations or other derivative instruments shall be excluded;

(m)
accruals and reserves that are established within twelve months after the Acquisition Closing Date that are so required to be established as a result of the Transactions in accordance with IFRS, shall be excluded;

(n)
any net unrealized gains and losses resulting from Swap Obligations or embedded derivatives that require similar accounting treatment and the application of IFRS 9 “Financial Instruments” and related pronouncements shall be excluded;

(o)	proceeds from any business interruption insurance to the extent not already included in Consolidated Net Income;

(p)
the amount of any expense to the extent a corresponding amount is received in cash by the Parent and the Restricted Subsidiaries from a Person other than the Parent or any Restricted Subsidiaries, provided such payment has not been included in determining Consolidated Net Income (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods);

(q)	gains and losses on the sale, exchange or other disposition of assets outside the ordinary course of business or abandonment of assets and from discontinued operations;

(r)
cash and non-cash charges, paid or accrued, and gains resulting from the application of IFRS 3 “Business Combinations” (including with respect to earn-outs incurred by the Parent or any of its Restricted Subsidiaries); and

(s)	rental payments under Synthetic Leases.

In addition, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall exclude (i) any expenses and charges that are reimbursed by indemnification or other reimbursement provisions, or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be indemnified or reimbursed (and such amount is in fact reimbursed within 365 days of the date of such charge or payment (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days)), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted hereunder (ii) to the extent covered by insurance and actually reimbursed, or, so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and such amount is in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption, (iii) any expenses and charges to the extent paid for, or so long as the Borrower has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by (and such amount is in fact reimbursed within 365 days of the date of such payment (with a deduction for any amount so added back to the extent not so reimbursed within 365 days)), any third party other than such Person or any of its Restricted Subsidiaries.

“Consolidated Total Assets” means, as of any date of determination, the amount that would, in conformity with IFRS, be set forth opposite the caption “total assets” (or any like caption) on the most recent consolidated statement of financial position of the Parent and the Restricted Subsidiaries at such date or, for the period prior to the time any such statements are so delivered, the pro forma financial statements of the Parent giving effect to the Transactions.

“Consolidated Working Capital” shall mean, at any date, the excess (which may be a negative number) of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with IFRS, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Parent and the Restricted Subsidiaries at such date excluding the current portion of income tax receivables, deferred financing fees and assets held for sale over (b) the sum of all amounts that would, in conformity with IFRS, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated statement of financial position of the Parent and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any long term debt and all revolving loans, (ii) all Indebtedness consisting of Loans and LC Exposure (as defined in the Miami Credit Agreement) and Capital Lease Obligations to the extent otherwise included therein, (iii) the current portion of interest payable and (iv) the current portion of income tax liabilities; provided that Consolidated Working Capital shall be calculated without giving effect to (w) purchase accounting, (x) any assets or liabilities acquired, assumed, sold or transferred in any Acquisition or Disposition pursuant to Section 6.05(k) or Section 6.05(bb), (y) as a result of the reclassification of items from current to non-current and vice versa or (z) changes to Consolidated Working Capital resulting from non-cash charges and credits to consolidated current assets and consolidated current liabilities (including, without limitation, derivatives and tax receivables and liabilities).

“Contract Consideration” shall have the meaning provided in the definition of “Excess Cash Flow.”

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Converting Initial Term Lender” means a Lender that has elected to be a “Converting Initial Term Lender” on its signature page to Amendment No. 1.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Agreement Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness.”

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Replacement Debt, (b) Permitted Second Priority Replacement Debt, (c) Permitted Unsecured Replacement Debt, and/or (d) Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments) obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace, restructure or refinance, in whole or in part, any or all Classes of then existing Term Loans, Revolving Loans or Revolving Commitments (in each case including any successive Credit Agreement Refinancing Indebtedness) (the “Credit Agreement Refinanced Debt”); provided that (v) such Credit Agreement Refinancing Indebtedness (including, if such Credit Agreement Refinancing Indebtedness includes any Other Revolving Commitments, such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Credit Agreement Refinanced Debt (including, in the case of Credit Agreement Refinanced Debt consisting, in whole or in part, of Revolving Commitments or Other Revolving Commitments, the amount thereof) plus any Term Loans and/or Revolving Commitments plus other Indebtedness that could otherwise be (A) incurred hereunder (subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Credit Agreement Refinancing Indebtedness) set forth in Section 6.01) and (B) if such Indebtedness is secured, subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Liens on Credit Agreement Refinancing Indebtedness) set forth in Section 6.02, plus premiums and accrued and unpaid interest, fees and expenses in respect thereof plus other reasonable costs, fees and expenses (including upfront fees and original issue discount) incurred in connection with such Credit Agreement Refinancing Indebtedness, (w) such Credit Agreement Refinancing Indebtedness does not mature prior to the maturity date of and, except in the case of Other Revolving Commitments, has a Weighted Average Life to Maturity equal to or longer than the Weighted Average Life to Maturity at such time of the corresponding Class of Credit Agreement Refinanced Debt (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Credit Agreement Refinanced Debt), (x) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (y) such Credit Agreement Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued and unpaid interest, fees then due and premiums (if any) in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness; and

(z) if such Credit Agreement Refinancing Indebtedness is Permitted First Priority Replacement Debt, Permitted Second Priority Replacement Debt and/or Permitted Unsecured Replacement Debt, the covenants and events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the Borrower) shall be on market terms at the time of issuance (as determined in good faith by the Borrower) of such Credit Agreement Refinancing Indebtedness; provided that such Indebtedness (other than Indebtedness consisting of revolving commitments and revolving loans) shall not have the benefit of any financial maintenance covenant unless (x) the Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Indebtedness issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms. For the avoidance of doubt, (I) Credit Agreement Refinancing Indebtedness consisting of Other Term Loans or Other Revolving Commitments (including the corresponding Other Revolving Loans incurred pursuant to such Other Revolving Commitments) shall be subject to the requirements set forth in Section 2.21, and (II) to the extent that such Credit Agreement Refinanced Debt consists, in whole or in part, of (A) Revolving Commitments or Other Revolving Commitments, such Revolving Commitments or Other Revolving Commitments or (B) Revolving Loans or Other Revolving Loans, the corresponding Revolving Commitments or Other Revolving Commitments, in each case, shall be terminated, and all accrued fees in connection therewith shall be paid substantially contemporaneously with the incurrence of the Credit Agreement Refinancing Indebtedness.

“Cure Amount” has the meaning assigned to such term in the Miami Credit Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) US Government Securities Business Days prior to (i) if such SOFR Rate Day is an US Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an US Government Securities Business Day, the US Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Proceeds” has the meaning assigned to such term in Section 2.11(g).

“Default” means any event or condition specified in Article VII that after notice, lapse of applicable grace periods or both would, unless cured or waived hereunder, constitute an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulting Lender” means, subject to Section 2.22(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-in Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination made in good faith by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.22(b)) upon delivery of written notice of such determination to the Borrower and each Lender.

“Defaulting Miami Lender” means a Miami Lender that is a “Defaulting Lender” as defined in the Miami Credit Agreement.

“Designated Non-Cash Consideration” means the fair market value (as determined in good faith by the Borrower) of non-cash consideration received by the Parent or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent payment, redemption, retirement, sale or other disposition of such Designated Non-Cash Consideration. A particular item of Designated Non-Cash Consideration will no longer be considered to be outstanding when and to the extent it has been paid, redeemed or otherwise retired or sold or otherwise disposed of in compliance with Section 6.05.

“Direct Competitor” means any Person who is a competitor of the Parent and its Subsidiaries (including the Borrower and its subsidiaries) or any Affiliate of such competitor (other than, unless a Disqualified Lender or an Excluded Affiliate, bona fide fixed income investors or debt funds that are (i) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of business) and (ii) managed, sponsored or advised by any person that is controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, but only to the extent that no personnel involved with the investment in such competitor or Affiliate thereof, as applicable, (x) makes (or has the right to make or participate with others in making) investment decisions on behalf of such debt fund, investment vehicle, regulated bank entity or unregulated lending entity or (y) has access to any information (other than information that is publicly available) relating to the Parent and its Subsidiaries (including the Borrower and its subsidiaries) and/or any entity that forms a part of any of their respective businesses (including any of their respective subsidiaries).

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed on Schedule 3.06.

“Disclosure and Transparency Rules” means the latest edition of the “Disclosure and Transparency Rules” issued made by the FCA under Part VI of the FSMA.

“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Disposition” or “Dispose” means the sale, transfer, license, lease (as lessor) or other disposition (including any Sale Leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any Equity Interests owned by such Person, or any notes or trade or accounts receivable or any rights and claims associated therewith; provided that “Disposition” and “Dispose” shall be deemed not to include any issuance or sale by such Person of its Equity Interests or other securities to another Person.

“Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which they are convertible or for which they are exchangeable) (a) require the payment of any cash dividends (other than dividends payable solely in shares of Qualified Equity Interests), (b) mature or are mandatorily redeemable or subject to mandatory repurchase or redemption or repurchase at the option of the holders thereof, in whole or in part and whether upon the occurrence of any event, pursuant to a sinking fund obligation, on a fixed date or otherwise, prior to the date that is 91 days after the then Latest Maturity Date at such time of then outstanding Loans (other than (i) upon payment in full of the Obligations (other than contingent indemnification obligations for which no claim has been made) and termination of the Commitments or (ii) upon a “change in control,” asset sale or similar event) or (c) are convertible or exchangeable, automatically or at the option of any holder thereof, into any Indebtedness other than Indebtedness otherwise permitted under Section 6.01; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Parent or the Restricted Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Parent or if its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Disqualified Lender” means (x) any Person identified in writing to the Administrative Agent on or prior to September 7, 2016 and/or (y) any Excluded Affiliate.

“Distribution” has the meaning assigned to such term in the recitals to this Agreement.

“Dollar Equivalent” means, on any date of determination, (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in Euros or any other Alternative Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to Euros or such Alternative Currency at the time in effect under the provisions of such Section (except as otherwise expressly provided herein).

“Dollars” or “$” refers to the lawful money of the United States of America. “Domestic Restricted Subsidiary” means any Domestic Subsidiary that is a Restricted Subsidiary.

“Domestic Subsidiary” means any Subsidiary of the Parent that is incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia (it being understood that a Foreign Subsidiary with a dual charter (one of which is governed by the laws of the United States of America, any state thereof or the District of Columbia) shall not be deemed a “Domestic Subsidiary” for purposes hereof).

“Dutch Auction” means an auction (an “Auction”) conducted by the Parent or one or more of its Subsidiaries (in such capacity, as applicable, the “Auction Party”) in their sole discretion in order to purchase Revolving Loans and Revolving Commitments of Defaulting Lenders or Term Loans in accordance with the following procedures:

(A)     Notice Procedures.  In connection with an Auction, the Auction Party will provide notification to the auction manager (for distribution to the Lenders of the relevant Class of Loans and Commitments that are the subject of the Auction (the “Eligible Auction Lenders”) and the Administrative Agent) of the Class and principal amount of Loans and Commitments that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall contain (i) the Class of Loans and Commitments that will be the subject of the Auction, (ii) the total cash value of the bid (the “Auction Amount”), in a minimum amount of $1,000,000 with minimum increments of $500,000, (iii) the discount to par, which shall be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans (i.e., a 5% to 10% Discount Range would represent $50,000 to $100,000 per $1,000,000 principal amount of Loans and Commitments, with a 10% discount being deemed a “higher” discount than 5% for purposes of an Auction) at issue that represents the discounts applied to calculate the range of purchase prices that could be paid in the Auction; provided that the Discount Range may, at the option of the Auction Party, be a single percentage, (iv) the date on which the Auction will conclude, on which date Return Bids will be due at the time provided in the Auction Notice (such time, the “Auction Expiration Time”), as such date and time may be extended upon notice by the Auction Party to the auction manager before any prior Auction Expiration Time, and (v) the identity of the auction manager, and shall indicate if such auction manager is an Affiliate of the Parent. Each offer to purchase Loans or Commitments in an Auction shall be offered on a pro rata basis to all the Eligible Auction Lenders.

(B)     Reply Procedures.     In connection with any Auction, each Eligible Auction Lender may, in its sole discretion, participate in such Auction and, if it elects to do so (any such participating Eligible Auction Lender, a “Participating Lender”), shall provide, prior to the Auction Expiration Time, the auction manager with a notice of participation (the “Return Bid”) which shall be in a form and substance prepared by the Borrower and shall specify (i) a discount to par that must be expressed as a percentage of par principal amount of Loans or Commitments of the relevant Class expressed in percentages (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of Loans or Commitments of the relevant Class, which must be in increments of $500,000, that such Eligible Auction Lender is willing to offer for sale at its Reply Discount (the “Reply Amount”). An Eligible Auction Lender may avoid the minimum increment amount condition solely when submitting a Reply Amount equal to such Eligible Auction Lender’s entire remaining amount of such Loans or Commitments. Eligible Auction Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids, only one of which can result in a Qualifying Bid (as defined below). In addition to the Return Bid, each Participating Lender must execute and deliver, to be irrevocable during the pendency of the Auction and held in escrow by the auction manager, an assignment agreement pursuant to which such Participating Lender shall make the representations and agreements substantially consistent with the terms of Section 2.11(i)(C). Any Eligible Auction Lender that fails to submit a Return Bid at or prior to the Auction Expiration Time shall be deemed to have declined to participate in the Auction.

(C)  Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Auction Manager, the auction manager, with the consent of the Auction Party, will, within 10 Business Days of the Auction Notice (or such other time agreed by the Borrower), determine the applicable discount (the “Applicable Discount”) for the Auction, which will be the highest Reply Discount at which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount, the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction as set forth below. Unless withdrawn, the Auction Party shall notify the Participating Lenders of the Applicable Discount no later than one Business Day after it is determined (the “Applicable Discount Notice”). The Auction Party shall, within three Business Days of the Applicable Discount Notice, purchase Loans or Commitments from each Participating Lender with a Reply Discount that is equal to or higher than the Applicable Discount (“Qualifying Bids”) at a discount to par equal to the Reply Discount of such Participating Lender, with the applicable Loans or Commitments of the Participating Lender(s) with the highest Reply Discount being purchased first and then in descending order from such highest Reply Discount to and including the applicable Loans or Commitments of the Participating Lenders with a Reply

Discount equal to the Applicable Discount (the “Applicable Order of Purchase”); provided that if the aggregate proceeds required to purchase all Loans or Commitments of the relevant Class subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Loans or Commitments of the Participating Lenders in the Applicable Order of Purchase, but with the Loans or Commitments of Participating Lenders with Reply Discounts equal to the Applicable Discount being purchased pro rata until the Auction Amount has been so expended on such purchases. If a Participating Lender has submitted a Return Bid containing multiple bids at different Reply Discounts, only the bid with the highest Reply Discount that is equal to or more than the Applicable Discount will be deemed the Qualifying Bid of such Participating Lender. In no event shall any purchase of Loans or Commitments in an Auction be made at a Reply Discount lower than the Applicable Discount for such Auction.

(D)    Additional Procedures.  Once initiated by an Auction Notice, the Auction Party may withdraw or modify an Auction only prior to the delivery of the Applicable Discount Notice (and if any Auction is withdrawn or modified, notice thereof shall be delivered to the Administrative Agent and the Eligible Auction Lenders no later than the first Business Day after such withdrawal). Furthermore, in connection with any Auction, upon submission by a Participating Lender of the relevant Class of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount.

(E) Any failure by such Loan Party or such Subsidiary to make any prepayment to a Lender, pursuant to this definition shall not constitute a Default or Event of Default under Section 7.01 or otherwise.

“ECF Due Date” has the meaning assigned to such term in Section 2.11(d).

“ECF Prepayment Trigger” has the meaning assigned to such term in Section 2.11(d).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions precedent set forth in Section 4.02 of the Escrow Term Loan Agreement have been satisfied or waived.

“Electing Guarantors” any Excluded Subsidiary that, at the option and in the sole discretion of the Borrower, has been designated a Subsidiary Loan Party.

“Eligible Assignee” means (i) any Lender, any Affiliate of any Lender and any Approved Fund of any Lender, and (ii) (A) any commercial bank organized under the laws of the United States or any state thereof (B) any savings and loan association or savings bank organized under the laws of the United States or any state thereof and (C) any commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (1) such bank is acting through a branch or agency located in the United States or (2) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (D) any other entity (other than a natural person) that is an “accredited investor” (as defined in Regulation D under the Securities Act) that extends credit or buys loans as one of its businesses including insurance companies, investment or mutual funds, lease financing companies; and (iii) the Parent and any Subsidiary subject to Section 9.04 or Section 2.11(i) (so long as the Loans and Commitments obtained by the Parent or such Restricted Subsidiary are immediately cancelled); provided that, in any event, Eligible Assignees shall not include (w) any natural person, (x) any Direct Competitor, Disqualified Lender or Excluded Affiliate unless, in each case, consented to in writing by the Borrower (such consent shall be required regardless of whether a Default or Event of Default shall be continuing) or (y) any Defaulting Lender or any Affiliate thereof.

“Eligible Auction Lenders” has the meaning assigned to such term in the definition of “Dutch Auction.”

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the protection of the environment, the preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to workplace health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties or indemnities), of Holdco or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock or other share capital, partnership interests, membership interests in a limited liability or exempted company, beneficial interests in a trust or other equity ownership interests in a Person, and any option, warrant or other right entitling the holder thereof to purchase or otherwise acquire any such equity interest.

“Equity Investors” means, collectively, (a) the officers, directors, and other members of senior management of the Parent or any of its Restricted Subsidiaries, who at any date beneficially own or have the right to acquire, directly or indirectly, Equity Interests of the Parent and (b) any existing equity holder of the Borrower rolled over or invested in the Parent on the Acquisition Closing Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Parent, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived), (b) with respect to any Plan, a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, (d) the incurrence by the Parent or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, (e) the receipt by the Parent or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan, (f) the incurrence by the Parent or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan or (g) the receipt by the Parent or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Escrow Borrower” means the “Borrower” as defined in the Escrow Term Loan Agreement.

“Escrow Funding Date” means the date of the initial funding of the term loans under the Escrow Term Loan Agreement.

“Escrow Term Loan Agreement” means the Credit Agreement, dated as of June 21, 2017, by and among Seattle Escrow Borrower LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and escrow agent pursuant to which the Initial Term Loans were originally borrowed.

“Escrowed Proceeds” means the proceeds from the offering of any debt securities or other Indebtedness paid into an escrow account with an independent escrow agent on the date of the applicable offering or incurrence pursuant to escrow arrangements that permit the release of amounts on deposit in such escrow account upon satisfaction of certain conditions or the occurrence of certain events. The term “Escrowed Proceeds” shall include any interest earned on the amounts held in escrow.

“EU Bail-in Legislation Schedule” means the EU Bail-in Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency,” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, is bearing interest at a rate determined by reference to the Adjusted Eurocurrency Rate.

“Eurocurrency Borrowing” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.

“Eurocurrency Rate” means with respect to any Eurocurrency Borrowing for any Interest Period the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period (or, with respect to any Eurocurrency Borrowing in Sterling, on the first day of such Interest Period) by reference to the interest settlement rates for deposits in Dollars or the applicable Alternative Currency as published by Reuters on page LIBOR01 of the Reuters screen (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time) (as set forth by (a) the ICE Benchmark Administration Limited, (b) any successor service or entity that has been authorized by the U.K. Financial Conduct Authority to administer the London Interbank Offered Rate or (c) any service selected by the Administrative Agent that has been nominated by such an entity as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurocurrency Rate” shall be the interest rate per annum determined by the Administrative Agent (including by reference to any applicable published market data) to be the average of the rates per annum at which deposits in Dollars or applicable Alternative Currencies are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; provided, further, that if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Eurocurrency Reserve Percentage” means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”). The Eurocurrency Rate for each outstanding Eurocurrency Borrowing shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any period, an amount (to the extent positive) equal to the excess of

(a)	the sum, without duplication, of

(i)	Consolidated Net Income for such period,

(ii)	an amount equal to the amount of all non-cash charges to the extent deducted in arriving at such Consolidated Net Income, and

(iii)	decreases in Consolidated Working Capital for such period;

over (b) the sum, without duplication, of

(i)
an amount equal to the amount of all non-cash gains and credits included in arriving at such Consolidated Net Income and cash charges of the type referred to in clauses (c), (f), (r) and (s) of Consolidated Net Income, and the expenses and charges of the type referred to in the last paragraph of Consolidated Net Income to the extent not reimbursed during such period, in each case, to the extent not included in arriving at such Consolidated Net Income,

(ii)
without duplication of amounts deducted pursuant to clause (xi) below in prior years, the amount of Capital Expenditures, Capitalized Software Expenditures, acquisitions of intellectual property, capitalized intellectual property development, for retention, recruiting, relocation, severance or signing bonuses and expenses made in cash during such period, except to the extent that such Capital Expenditures, Capitalized Software Expenditures, acquisitions or costs or expenses were financed with the proceeds of Indebtedness of the Parent or the Restricted Subsidiaries (other than Revolving Loans or borrowings under any other revolving credit facility or intercompany loans),

(iii)
the aggregate amount of all principal payments of Indebtedness of the Parent and the Restricted Subsidiaries during such period but excluding (x) all prepayments of Term Loans or Miami Term Loans (other than, in each case, prepayments pursuant to Section 2.11(c) or Section 2.11(c) of the Miami Credit Agreement, but solely to the extent that the Disposition in question increased Consolidated Net Income, and not in excess of such increase), (y) all prepayments of Revolving Loans made during such period and (z) any other revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder, and except to the extent financed with the proceeds of other Indebtedness of the Parent or the Restricted Subsidiaries (other than Revolving Loans or borrowings under any other revolving credit facility or intercompany loans),

(iv)
an amount equal to the aggregate net gain on Dispositions by the Parent and the Restricted Subsidiaries during such period (other than Dispositions in the ordinary course of business) to the extent included in arriving at such Consolidated Net Income,

(v)	increases in Consolidated Working Capital for such period,

(vi)
payments by the Parent and the Restricted Subsidiaries during such period in cash in respect of (x) non-current liabilities of the Parent and the Restricted Subsidiaries other than Indebtedness, to the extent not already deducted from Consolidated Net Income or (y) non-cash charges incurred in a prior period,

(vii)
without duplication of amounts deducted pursuant to clause (xi) below in prior fiscal years, the aggregate amount of cash consideration paid by the Parent and the Restricted Subsidiaries (on a consolidated basis) in connection with Investments (including acquisitions and earnout payments) pursuant to Section 6.04 that are not made in the Parent or a wholly owned Restricted Subsidiary made during such period (to the extent permitted to be made hereunder), except to the extent financed with the proceeds of Indebtedness of the Parent or the Restricted Subsidiaries (other than Revolving Loans or intercompany loans),

(viii)
the aggregate amount of Restricted Payments paid to any Person other than the Parent or any Restricted Subsidiary during such period pursuant to Section 6.08 (other than pursuant to Section 6.08(a)(xx) (except by reference to clause (a) of the definition of “Available Amount”)), except to the extent financed with the proceeds of Indebtedness of the Parent or the Restricted Subsidiaries (other than Revolving Loans or borrowings under any other revolving credit facility or intercompany loans),

(ix)
the aggregate amount of expenditures, fees, costs, charges and expenses actually made by the Parent and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not deducted in calculating Consolidated Net Income,

(x)
the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Parent and the Restricted Subsidiaries during such period that are made in connection with any prepayment of

Indebtedness to the extent that such payments are not deducted in calculating Consolidated Net Income,

(xi)
without duplication of amounts deducted from Excess Cash Flow in prior periods, at the option of the Borrower, the aggregate consideration required to be paid in cash by the Parent or any of the Restricted Subsidiaries pursuant to binding contracts (or binding commitments) (the “Contract Consideration”) entered into prior to or during such period or, at the option of the Borrower, after the applicable period and prior to the applicable ECF Due Date (including acquisitions and other Investments), Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property to be consummated or made during the period of four consecutive fiscal quarters of the Parent following the end of such period, provided that to the extent the aggregate amount utilized to finance such acquisitions, Capital Expenditures, Capitalized Software Expenditures or acquisitions of intellectual property during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters,

(xii)
the amount of taxes (including penalties and interest) paid in cash or tax reserves set aside or payable in each case in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period, and

(xiii)
the aggregate amount paid by the Parent and the Restricted Subsidiaries during such period in respect of the Transaction Costs to the extent that such payments are not deducted in calculating Consolidated Net Income.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Rate” means, on any day, for purposes of determining the Dollar Equivalent of any currency, the rate at which such other currency may be exchanged into Dollars at the time of determination on such day on the applicable Bloomberg screen (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time) for such currency (or to the extent applicable, the rate at which Dollars may be exchanged into such other currency). In the event that such rate does not appear on such applicable Bloomberg screen (or another commercially available source providing quotations of such rate as designated by the Administrative Agent from time to time), the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about such time as the Administrative Agent shall elect after determining that such rates shall be the basis for determining the Exchange Rate, on such date for the purchase of Dollars for delivery two Business Days later, provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Affiliate” means any Affiliates of the Lead Arrangers that are engaged as principals primarily in private equity, mezzanine financing or venture capital or are engaged in the combination of the Borrower and its subsidiaries with the Parent and its Subsidiaries, including through the provision of advisory services; provided that notwithstanding anything to the contrary herein, for purposes of Section 9.12, “Excluded Affiliates” shall not include a limited number of senior employees who are required, in accordance with industry regulations or the Lead Arrangers’ internal policies and procedures to act in a supervisory capacity and the Lead Arrangers’ internal legal, compliance, risk management, credit or investment committee members.

“Excluded Information” has the meaning assigned to such term in Section 2.11(i).

“Excluded Property” means (i) any lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument, security or franchise agreement to which such Loan Party is a party or any property subject to a purchase money security interest, or any property governed by any such lease, lease in respect of a Capital Lease Obligation to which such Loan Party is a party and any of its rights or interest thereunder, to the extent, but only to the extent, that a grant of a security interest therein in favor of the Collateral Agent would, under the terms of such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument, security or franchise agreement or purchase money arrangement, be prohibited by or result in a violation of law, rule or regulation or a breach of the terms or a condition of, or constitute a default or forfeiture under, or create a right of termination in favor of or require a consent (other than the consent of any Loan Party and any such consent which has been obtained (it being understood and agreed that no Loan Party or Restricted Subsidiary shall be required to seek any such consent)) of any other party to, such lease, lease in respect of a Capital Lease Obligation, license, contract, permit, instrument, security or franchise agreement or purchase money arrangement (except in the case of a lease in respect of a Capital Lease Obligation or property subject to a Lien permitted pursuant to Sections 6.02(c) (to the extent Liens are of the type described in clause (e) of Section 6.02), (d) or (e), other than to the extent that any such law, rule, regulation, term, prohibition, restriction or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any  of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term prohibition or condition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, restriction or condition the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, restriction or condition had never been in effect; (ii) any of the outstanding Equity Interests issued by a Subsidiary that is a CFC or a CFC Holding Company in excess of 65% of the outstanding Equity Interests of any such Subsidiary (and any property of such a CFC or CFC Holding Company); (iii) any Equity Interests or assets of a Person to the extent that, and for so long as such Equity Interests constitute (x) less than 100% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not the Parent or Restricted Subsidiaries of the Parent or (y) less than 50% of all Equity Interests of such Person, and the Person or Persons holding the remainder of such Equity Interests are not Loan Parties, (iv) any Equity Interests in and assets of an Unrestricted Subsidiary, an Immaterial Subsidiary, a Captive Insurance Subsidiary or other special purpose entity; (v) (a) any motor vehicles and other assets subject to certificates of title, (b) letter of credit rights to the extent not constituting supporting obligations and with a value of less than $15,000,000 individually (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or similar filing in the United Kingdom), and (c) commercial tort claims with a claim value of less than $15,000,000 individually (except to the extent a security interest therein can be perfected by the filing of a UCC financing statement or similar filing in the United Kingdom); (vi) any “intent-to-use” trademark applications for which a statement of use or an amendment to allege use has not been filed (but only until such statement or amendment is filed), and solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of, or void, any registration that issues from such intent-to-use application under law; (vii) those assets as to which the Borrower determines (in consultation with the Administrative Agent) that the obtaining a security interest in or perfection thereof could result in an adverse tax consequence to the Borrower, the Parent or any of their respective Subsidiaries; (viii) those assets as to which the Borrower determines (in consultation with the Administrative Agent), that the burden or cost of obtaining a security interest in or perfection thereof are excessive in relation to the benefit to the Lenders of the security to be afforded thereby; (ix) any real property leasehold interests (including any requirement to obtain any landlord waivers, estoppels and consents); (x) except, in each case, to the extent a security interest therein can be perfected by the filing of a UCC financing statement or similar filing in the United Kingdom, cash and cash equivalents, deposit and securities accounts (including securities entitlements and related assets credited thereto) (in each case, other than cash and cash equivalents constituting proceeds of other “Collateral” as to which the perfection of the security interests in such proceeds is accomplished solely by the filing of a UCC financing statement or similar filing in the United Kingdom or automatically without any filing or other action) and any other assets requiring perfection through control agreements or perfection by “control” or notice of such security or acknowledgement of such security; (xi) those assets with respect to which the granting of security interests in such assets would be prohibited by any contract permitted under the terms of this Agreement (not entered into in contemplation thereof with respect to assets that are subject to such contract), applicable law or regulation (other than to the extent that any such law, rule, regulation, term, prohibition or condition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity, and other than receivables and proceeds of any of the foregoing the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such law, rule, regulation, term, prohibition or condition), or would require governmental or third party (other than any Loan Party) consent, approval, license or authorization or create a right of termination in favor of any Person (other than any Loan Party) party to any such contract (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the UCC or other applicable law notwithstanding such prohibition); provided that immediately upon the ineffectiveness, lapse or termination of any such law, rule, regulation, term, prohibition, condition or provision the Collateral shall include, and such Person shall be deemed to have granted a security interest in, all such rights and interests as if such law, rule, regulation, term, prohibition, condition or provision had never been in effect; provided that the exclusions referred to in this (xi) shall not include any proceeds of any such assets except to the extent such proceeds constitute Excluded Property; (xii) all owned real property not constituting Material Real Property; (xiii) margin stock; (xiv) prior to the Acquisition Closing Date, any assets that would constitute a Principal Property (as defined in the HPE Indenture) or shares of stock or indebtedness of any Restricted Subsidiary (as defined in the HPE Indenture); and (xv) any assets of any Person that are located outside of such Person’s jurisdiction of organization or incorporation that require action under the law of any such jurisdiction to create or perfect a security interest in such assets, including any intellectual property, other than, in each case, with respect to the pledge of the Equity Interests of a Loan Party under the laws of the United States or the United Kingdom. Notwithstanding anything to the contrary, “Excluded Property” shall not include any proceeds, substitutions or replacements of any “Excluded Property” referred to in clauses (i) through (xv) (unless such proceeds, substitutions or replacements would constitute “Excluded Property” referred to in any of clauses (i) through (xv)).

“Excluded Subsidiaries” means any Subsidiary of the Parent or the Borrower that is: (a) listed on Schedule 1.02(b) as of the Effective Date and any Restricted Subsidiary of such Subsidiary; (b) (i) a Foreign Subsidiary (other than a UK Subsidiary), (ii) a CFC or a CFC Holding Company or a Domestic Subsidiary or a UK Subsidiary of a CFC or a CFC Holding Company, (iii) a Foreign Subsidiary of a US Loan Party or (iv) any other Subsidiary with respect to which a guarantee could result in adverse tax consequences to the Borrower, the Parent or any of their respective Subsidiaries (as reasonably determined by the Borrower), (c) a Joint Venture or a Subsidiary that is not otherwise a wholly-owned Restricted Subsidiary (other than with respect to directors’ qualifying or nominee shares); (d) an Immaterial Subsidiary; (e) an Unrestricted Subsidiary; (f) a Captive Insurance Subsidiary or other special purpose entity; (g) not-for-profit Subsidiary; (h) prohibited by applicable Requirement of Law or contractual obligation from guaranteeing or granting Liens to secure any of the Secured Obligations or with respect to which any consent, approval, license or authorization from any Governmental Authority would be required for the provision of any such guaranty (but in the case of such guaranty being prohibited due to a contractual obligation, such contractual obligation shall have been in place at the Effective Date or at the time such Subsidiary became a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary); provided that each such Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (h) if such consent, approval, license or authorization has been obtained; (i) with respect to which the Borrower and the Administrative Agent reasonably agree that the cost or other consequences (including adverse tax consequences) of providing a guaranty of the Secured Obligations outweigh the benefits to the Lenders; (j) a Restricted Subsidiary acquired pursuant to an Acquisition financed with secured Indebtedness permitted to be incurred under Section 6.01 and each Restricted Subsidiary that is a Subsidiary thereof to the extent such secured Indebtedness prohibits such Restricted Subsidiary from becoming a Guarantor; provided that each such Restricted Subsidiary shall cease to be an Excluded Subsidiary solely pursuant to this clause (j) if such secured Indebtedness is repaid or becomes unsecured, if such Restricted

Subsidiary ceases to Guarantee such secured Indebtedness or such prohibition no longer exists, as applicable; (k) a Securitization Subsidiary; or (l) a Subsidiary that does not have the legal capacity to provide a guarantee of the Secured Obligations (provided that the lack of such legal capacity does not arise from any action or omission of Borrower or any other Loan Party), in each case other than any Electing Guarantor for so long as such entity is an Electing Guarantor.

“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest pursuant to the Security Documents to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guaranty of such Guarantor or the grant of such security interest would otherwise have become effective with respect to such related Swap Obligation but for such Guarantor’s failure to constitute an “eligible contract participant” (determined after giving effect to Section 1(d) of the Subsidiary Guaranty) at such time.

“Excluded Taxes” means, with respect to any Recipient:

(a)
Taxes imposed on or measured by such Recipient’s overall net income or profits, and franchise or capital Taxes imposed in lieu of overall net income or profits Taxes, as a result of a present or former connection between the Recipient and the jurisdiction of the Governmental Authority imposing such Tax (other than any such connection arising solely from such Recipient having executed, delivered, enforced, become a party to, performed its obligations, received payments, received or perfected a security interest under, and/or engaged in any other transaction pursuant to, any Loan Document);

(b)	any branch profits Taxes imposed under Section 884(a) of the Code, or ny similar Tax, imposed by any jurisdiction described in clause (a);

(c)
any United States federal withholding Taxes that are imposed on a Recipient pursuant to a law enacted or in effect at the time such Recipient becomes a party to this Agreement (or designates a new lending office) except (i) to the extent that such Recipient (or its assignor, if any) was entitled, immediately prior to the designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding Tax pursuant to Section 2.17 of this Agreement or (ii) if such Recipient is an assignee pursuant to a request by the Borrower under Section 2.19;

(d)	any withholding Taxes attributable to a Recipient’s failure to comply with Section 2.17(e) or Section 2.17(g), as applicable; and

(e)	any Taxes imposed under FATCA.

“Existing Miami Credit Agreement” means that certain Credit Agreement, dated as of November 20, 2014 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), by and among the Parent, Holdco, the Miami Borrower, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and swingline lender.

“Extending Lenders” has the meaning set forth in Section 2.24(a)(ii).

“Extended Revolving Commitment” has the meaning set forth in Section  2.24(a)(i).

“Extending Revolving Loan Lender” has the meaning set forth in Section  2.24(a)(i).

“Extended Revolving Loans” has the meaning set forth in Section 2.24(a).

“Extending Term Lender” has the meaning set forth in Section 2.24(a)(ii).

“Extended Term Loans” has the meaning set forth in Section 2.24(a)(ii).

“Extension” has the meaning set forth in Section 2.24(a).

“Extension Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower executed by each of (a) the Borrower and (b) each Extending Revolving Loan Lender and Extending Term Lender, as the case maybe, in connection with any Extension.

“Extension Offer” has the meaning set forth in Section 2.24(a).

“FATCA” means Sections 1471 through 1474 of the Code as of the Escrow Funding Date (or any amended or successor version that is substantively comparable), any current or future Treasury regulations or official administrative interpretations thereof any applicable agreements entered into pursuant to Section 1471(b)(1) of the Code, and any applicable intergovernmental agreements (and related official guidance) with respect to the foregoing.

“FCA” means the UK Financial Conduct Authority.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published on the next succeeding Business Day by the Federal Reserve Bank of New York; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to the next 1/100 of 1%) on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” of any Person means the chief financial officer, vice president of finance, principal accounting officer or treasurer of such Person (or, in the case of any Person that is a Foreign Subsidiary, a director of such Person).

“First Amendment Effective Date” has the meaning assigned to such term in Amendment No. 1.

“First Lien Indebtedness” means Total Indebtedness that is not subordinated in right of payment to the Initial Term Loans or the Tranche B-1 Term Loans and is secured by a Lien, except by a Lien that is junior to the Lien securing the Obligations. For the avoidance of doubt, First Lien Indebtedness includes, without limitation, any First Lien Senior Secured Notes  ~~and~~, the Initial Term Loans and the Tranche B-1 Term Loans.

“First Lien Leverage Ratio” means the ratio, as of the last day of any fiscal quarter, of (i) First Lien Indebtedness as of such day (net of unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of such day) to (ii) Consolidated EBITDA of the Parent and its Restricted Subsidiaries for the period of four consecutive fiscal quarters ending on such date for which financial statements have been furnished pursuant to Section 4.02(e) of the Escrow Term Loan Agreement or Section 5.01, as applicable.

“First Lien Senior Secured Notes” means Additional Term Notes, Term Loan Exchange Notes, Unrestricted Additional Term Notes or Refinancing Notes, in each case that is not subordinated in right of payment to the Initial Term Loans or the Tranche B-1 Term Loans and is secured by a Lien except by a Lien that is junior to the Lien securing the Obligations.

“Flood Hazard Property” means an Additional Mortgaged Property located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Foreign Disposition” has the meaning assigned to such term in Section 2.11(f).

“Foreign Plan” means each defined benefit plan (within the meaning of Section 3(35) of ERISA, whether or not subject to ERISA) that is maintained by or for which liability would be incurred by any Loan Party or Restricted Subsidiary on behalf of employees located outside the United States and which is subject to the law of any jurisdiction outside the United States.

“Foreign Prepayment Event” has the meaning assigned to such term in Section 2.11(f).

“Foreign Subsidiary” means any Subsidiary that is organized or incorporated under the laws of a jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“FSMA” means the UK Financial Services and Markets Act 2000.

“Full Refinancing Date” means the date on which the Initial Terms Loans are no longer outstanding.

“GAAP” means, subject to the limitations set forth in Section 1.04, generally accepted accounting principles in the United States of America as in effect from time to time.

“Governing Body” means the board of directors or other body having the power to direct or cause the direction of the management and policies of a Person that is a corporation, company, partnership, trust, limited liability company, association, Joint Venture or other business entity.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state, county, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term “Guarantee” shall not include (x) endorsements for collection or deposit in the ordinary course of business and (y) standard contractual indemnities or product warranties provided in the ordinary course of business; and provided further that the amount of any Guarantee shall be deemed to be the lower of (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (ii) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee or, if such Guarantee is not an unconditional guarantee of the entire amount of the primary obligation and such maximum amount is not stated or determinable, the amount of such guaranteeing Person’s maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The term “Guaranteed” has a meaning correlative thereto.

“Guaranties” means Parent Companies Guaranty, the Subsidiary Guaranty and any other guaranty of the Secured Obligations in form and substance reasonably acceptable to the Administrative Agent and the Borrower and each, a “Guaranty.”

“Guarantors” means collectively, all US Loan Parties (other than the Borrower with respect to its Secured Obligations) and all UK Loan Parties, and each, a “Guarantor.”

“Hazardous Materials” means all explosive or radioactive substances, materials or wastes and all hazardous or toxic substances, materials, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Financial Statements” means, collectively, the Micro Focus Historical Financial Statements and the Seattle Historical Financial Statements, and each, an “Historical Financial Statement.”

“Holdco” means Micro Focus Group Limited, a company organized under the laws of England and Wales.

“Houston” has the meaning assigned to such term in the recitals to this Agreement.

“HPE Indenture” means that certain Indenture, dated as of October 9, 2015, between Hewlett Packard Enterprise Company and The Bank of New York Mellon Trust Company, N.A., as supplemented or amended from time to time.

“IFRS” means, subject to the limitations set forth in Section 1.04, the International Financial Reporting Standards as adopted by the European Union, interpreted by the IFRS Interpretations Committee and prepared in accordance with the Companies Act 2006 applicable to companies reporting under IFRS.

“Immaterial Subsidiary” means, at any date of determination, any Restricted Subsidiary (other the Borrower and any Subsidiary of the Parent that directly or indirectly owns Equity Interests in the Borrower); provided that (a) for purposes of this Agreement, at no time shall (i) the consolidated total assets of any individual Immaterial Subsidiary or all Immaterial Subsidiaries in the aggregate as of the last day of the then most recent fiscal year of the Parent for which financial statements have been delivered equal or exceed 5.0% individually or 7.5% in the aggregate of the Consolidated Total Assets of the Parent and the Restricted Subsidiaries at such date, determined on a Pro Forma Basis or (ii) the consolidated revenues (other than revenues generated from the sale or license of property between any of the Parent and its Restricted Subsidiaries) of any individual Immaterial Subsidiary or all Immaterial Subsidiaries in the aggregate for the then most recent fiscal year of the Parent for which financial statements have been delivered equal or exceed 5.0% individually or 7.5% in the aggregate of the consolidated revenues (other than revenues generated from the sale or license of property between any of the Parent and its Restricted Subsidiaries) of the Parent and the Restricted Subsidiaries for such period, determined on a Pro Forma Basis and (b) if, as of the date the financial statements for any fiscal year of the Parent are delivered or required to be delivered pursuant to Section 5.01(a), the consolidated assets or revenues of any or all Restricted Subsidiaries so designated by the Borrower as one or more “Immaterial Subsidiaries” shall have, as of the last day of such fiscal year, exceeded the limits set forth in clause (a) above, then within 10 Business Days (or such later date as agreed by the Administrative Agent in its reasonable discretion) after the date such financial statements are so delivered (or so required to be delivered), the Borrower shall redesignate one or more Immaterial Subsidiaries, such that, as a result thereof, the consolidated assets and revenues of any individual Restricted Subsidiary or all Restricted Subsidiaries in the aggregate, as applicable, that are still designated as “Immaterial Subsidiaries” do not exceed such limits. Upon any such Restricted Subsidiary ceasing to be an Immaterial Subsidiary pursuant to the preceding sentence, such Restricted Subsidiary, to the extent not otherwise qualifying as an Excluded Subsidiary, shall comply with Section 5.11, to the extent applicable.

“Incremental Commitment” means, collectively, the Incremental Revolving Commitment and the Incremental Term Commitment.

“Incremental Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Facility Amendment” has the meaning assigned to such term in Section 2.20(d).

“Incremental Loans” means, collectively, the Incremental Revolving Loans and the Incremental Term Loans.

“Incremental Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Revolving Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Revolving Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise set forth herein.

“Incremental Revolving Facility” has the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loan” means a Loan made under an Incremental Revolving Facility.

“Incremental Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make an Incremental Term Loan under any Incremental Facility Amendment with respect thereto, expressed as an amount representing the maximum principal amount of the Incremental Term Loans to be made by such Lender under such Incremental Facility Amendment, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise set forth herein.

“Incremental Term Facility” has the meaning assigned to such term in Section 2.20(d).

“Incremental Term Loan” means a Loan made under an Incremental Term Facility.

“Incurrence Incremental First Lien Indebtedness” has the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services, (e) all obligations of the type described in clauses (a), (b), (c), (d), (f), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others secured by (or for which the holder of such Indebtedness has an existing unconditional right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed by such Person, (f) all Guarantees by such Person of obligations of the type described in clauses (a), (b), (c), (d), (e), (g), (h), (i), (j) or (k) of this definition of “Indebtedness” of others, (g) the principal component of Capital Lease Obligations of such Person, (h) all reimbursement obligations of such Person as an account party in respect of letters of credit and letters of guaranty (except to the extent such letters of credit, or letters of guaranty relate to trade payables and such outstanding amounts are satisfied within 30 days of incurrence), (i) all reimbursement obligations, of such Person in respect of bankers’ acceptances (except to the extent such bankers’ acceptances relate to trade payables and such outstanding amounts are satisfied within 30 days of incurrence), (j) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Disqualified Equity Interests of such Person to the extent that such purchase, redemption, retirement or other acquisition is required to occur on or prior to the Latest Maturity Date in effect at the time of issuance of such Equity Interests (other than as a result of a Change in Control, asset sale or similar event), and (k) to the extent not otherwise included in this definition, net obligations of such Person under Swap Obligations (the amount of any such obligations to be equal at any time to the net payments under such agreement or arrangement giving rise to such obligation that would be payable by such Person at the termination of such agreement or arrangement; provided, however, that (A) intercompany Indebtedness and (B) obligations constituting non-recourse Indebtedness shall only constitute “Indebtedness” for purposes of Section 6.01 and not for any other purpose hereunder). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner to the extent such Person is liable therefor as a result of such Person’s ownership interest in such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Notwithstanding the foregoing, in no event shall the following constitute Indebtedness: (v) amounts owed to dissenting stockholders in connection with, or as a result of, their exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto (including any accrued interest), with respect to the Transactions, (w) trade accounts payable, deferred revenues, liabilities associated with customer prepayments and deposits and any such obligations incurred under ERISA, and other accrued obligations (including transfer pricing), in each case incurred in the ordinary course of business, (x) operating leases, (y) customary obligations under employment agreements and deferred compensation and (z) deferred revenue and deferred tax liabilities. Notwithstanding the foregoing, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments, non-compete or consulting obligations or earn-outs to which the seller in an Acquisition or Investment may become entitled. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means (a) all Taxes other than Excluded Taxes and (b) Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Indemnified Liabilities” has the meaning assigned to such term in Section 9.03(b).

“Information” has the meaning assigned to such term in Section 9.12.

“Initial Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to convert its term loans under the Escrow Term Loan Agreement for an equal aggregate principal amount of Initial Term Loans hereunder on the Effective Date, as such amount may be reduced or increased from time to time pursuant to the terms of the Escrow Term Loan Agreement.

“Initial Term Loans” means the term loans converted into and deemed issued under and outstanding pursuant to this Agreement on the Effective Date pursuant to Section 2.01(a)(i) pursuant to the Initial Term Commitment.

“Intellectual Property” has the meaning assigned to such term in the US Collateral Agreement and/or the UK Collateral Agreement, as applicable.

“Intercompany License Agreement” means any cost sharing agreement, commission or royalty agreement, license or sub-license agreement, distribution agreement, services agreement, intellectual property rights transfer agreement or any related agreements, in each case where all the parties to such agreement are one or more of the Parent or a Restricted Subsidiary.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Loan Borrowing or Term Loan Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each April, July, October and January ~~and~~, (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, (c) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (d) with respect to any Term Benchmark Loans, (1) the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and (2) the Maturity Date.

“Interest Period” means, (x) with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or twelve months thereafter or any duration shorter than one month thereafter if, at the time of the Borrowing or conversion or continuation thereof, all Lenders participating therein agree to make an interest period of such duration available), and (y) with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), in each case, as the Borrower may elect, or, if the Administrative Agent and the Borrower agrees, such other period whose end would coincide with a payment due date on the Term Loans pursuant to Section 2.10 or the payment under Swap Obligations; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the preceding Business Day, ~~and~~ (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 2.14(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Investment” means (i) any purchase or other acquisition by the Parent or any of the Restricted Subsidiaries of, or of a beneficial interest in, any Equity Interests or Indebtedness of any other Person (including any Subsidiary) and (ii) any loan or advance constituting Indebtedness of such other Person (other than trade or accounts receivable, trade credit, advances to officers, directors, members of management and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Parent or any of the Restricted Subsidiaries to any other Person (including any Subsidiary); provided that, in the event that any Investment is made by the Parent or any Restricted Subsidiary in any Person through substantially concurrent interim transfers of any amount through any other Restricted Subsidiaries, then such other substantially concurrent interim transfers shall be disregarded for purposes of Section 6.04. The amount of any Investment outstanding as of any time shall be the original cost of such Investment (which, in the case of any Investment constituting the contribution of an asset or property, shall be based on the Parent’s good faith estimate of the fair market value of such asset or property at the time such Investment is made) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, less all Returns received by the Parent or any Restricted Subsidiary in respect thereof.

“IRS” means the United States Internal Revenue Service.

“Joint Venture” means a joint venture, joint operation, partnership or similar arrangement, whether in corporate, partnership or other legal form.

“Judgment Currency” has the meaning assigned to such term in Section 9.17.

“Latest Maturity Date” means, at any date of determination, the latest maturity date applicable to any Loan or Commitment hereunder at such time, including the latest maturity date of any Initial Term Loan, Tranche B-1 Term Loan, Incremental Term Loan, Incremental Revolving Commitment, Incremental Revolving Loan, Extended Term Loan, Extended Revolving Commitment, Extended Revolving Loan, Other Term Loan, Other Term Commitment, Other Revolving Loan, any Other Revolving Commitment or any Replacement Term Loan, in each case as extended in accordance with this Agreement from time to time.

“Lead Arrangers” means (i) JPMorgan Chase Bank, N.A., Barclays Bank PLC, HSBC Securities (USA) Inc., The Royal Bank of Scotland plc and Merrill Lynch, Pierce, Fenner & Smith Incorporated, each in its capacity as a joint lead arranger and as joint bookrunner in respect of the credit facilities provided herein and (ii) the Amendment No. 1 Lead Arrangers. The Lead Arrangers are sometimes also referred to herein as the “Arrangers.”

“Lender Counterparty” means any counterparty to a Secured Swap Agreement or Secured Cash Management Agreement.

“Lenders” means the Persons who are “Lenders” under this Agreement on the Effective Date, any Additional Lenders, any Additional Refinancing Lenders and any other Person that shall have become a party hereto as a Lender pursuant to Section 9.04, other than any such Person that ceases to be a party hereto pursuant to Section 9.04.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, charge, assignment by way of security, hypothecation, security interest or similar encumbrance given in the nature of a security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital or finance lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Limited Condition Transaction” shall mean (i) any acquisition or investments and (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of Indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment.

“Listing Rules” means the latest edition of the “Listing Rules” made by the FCA under Part VI of the FSMA.

“Loan Documents” means this Agreement (including any amendment hereto), each  Incremental  Facility  Amendment,  each  Refinancing  Amendment,  the  Pari  Passu

Intercreditor Agreement, the Second Lien Intercreditor Agreement (if any) and the Security Documents.

“Loan Parties” means, collectively, all US Loan Parties and UK Loan Parties, and each individually, a “Loan Party.”

“Loans” means the Term Loans, the Revolving Loans and any other loans made by any Lenders to the Borrower pursuant to this Agreement, any Incremental Facility Amendment, Extension Amendment, any Refinancing Amendment or amendment in respect of Replacement Term Loans.

“Margin Stock” has the meaning assigned thereto in Regulation U of the Board.

“Material Adverse Effect” means (a) on the Effective Date, a Seattle Material Adverse Effect or (b) after the Effective Date, a material and adverse effect on (i) the business, results of operations or financial condition of the Parent and its Restricted Subsidiaries, taken as a whole or (ii) the remedies available to the Administrative Agent and the Lenders under the Loan Documents, taken as a whole.

“Material Indebtedness” means any Indebtedness (other than the Loans) of the Parent or any Restricted Subsidiary an outstanding principal amount exceeding $125,000,000 at such time.

“Material Real Property” means any parcel of real property and improvements thereto owned in fee simple by a Loan Party and which has a fair market value (estimated in good faith by the Borrower or such other Loan Party) in excess of $60,000,000 as of the time such property is acquired (or, (x) if such property is owned by a Person at the time it becomes a Loan Party pursuant to Section 5.11, as of such date and (y) if such Property is owned by a Loan Party as of the Effective Date); provided, however, the term “Material Real Property” shall not include any Excluded Property.

“Material Subsidiary” shall mean, at any date of determination, each Restricted Subsidiary of the Parent that is not an Immaterial Subsidiary.

“Maximum Rate” has the meaning assigned to such term in Section 9.13.

“Merger” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Agreement” has the meaning assigned to such term in the recitals to this Agreement.

“Merger Sub” has the meaning assigned to such term in the recitals to this Agreement.

“Miami Additional Debt” means the “Additional Debt” as defined in the Miami Credit Agreement.

“Miami Additional Term Notes” means the “Additional Term Notes” as defined in the Miami Credit Agreement.

“Miami Agent” means JPMorgan Chase Bank, N.A., as administrative agent and collateral agent under the Miami Credit Agreement and the other Miami Loan Documents, and its successors in such capacity as provided under the Miami Credit Agreement.

“Miami Borrower” means the “Borrower” as defined in the Miami Credit Agreement.

“Miami Commitments” means “Commitments” as defined in the Miami Credit Agreement.

“Miami Credit Agreement” means the Credit Agreement, dated as of the date hereof, by and among the Miami Borrower, the Miami Lenders and the Miami Agent.

“Miami  Credit  Agreement  Refinancing  Indebtedness”  means  the  “Credit Agreement Refinancing Indebtedness” as defined in the Miami Credit Agreement.

“Miami Escrow Term Loan Agreement” means the “Escrow Term Loan Agreement” as defined in the Miami Credit Agreement.

“Miami Extended Term Loans” means the “Extended Term Loans” as defined in the Miami Credit Agreement.

“Miami Extension Amendment” means an “Extension Amendment” as defined in the Miami Credit Agreement.

“Miami Incremental Facility Amendment” means an “Incremental Facility Amendment” as defined in the Miami Credit Agreement.

“Miami Incremental Term Loans” means the “Incremental Term Loans” as defined in the Miami Credit Agreement.

“Miami Indebtedness” means Indebtedness incurred by the Miami Borrower pursuant to the Miami Credit Agreement.

“Miami Initial Revolving Commitments” means “Initial Revolving Commitments” as defined in the Miami Credit Agreement.

“Miami Lenders” means the Persons who are “Lenders” under and as defined in the Miami Credit Agreement from time to time.

“Miami Loan Documents” means the “Loan Documents” as defined in the Miami Credit Agreement.

“Miami Loan Parties” means the “Loan Parties” as defined in the Miami Credit Agreement.

“Miami Material Adverse Effect” has the meaning specified in the Merger Agreement.

“Miami Refinancing Amendment” means a “Refinancing Amendment” as defined in the Miami Credit Agreement.

“Miami Refinancing Notes” means “Refinancing Notes” as defined in the Miami Credit Agreement.

“Miami Replacement Term Loans” means the “Replacement Term Loans” as defined in the Miami Credit Agreement.

“Miami Required Revolving Lenders” means “Required Revolving Lenders” as defined in the Miami Credit Agreement.

“Miami Revolving Commitments” means “Revolving Commitments” as defined in the Miami Credit Agreement.

“Miami Revolving Credit Exposure” means “Revolving Credit Exposure” as defined in the Miami Credit Agreement.

“Miami Revolving Loans” means the “Revolving Loans” as defined in the Miami Credit Agreement.

“Miami Swingline Commitments” means “Swingline Commitments” as defined in the Miami Credit Agreement.

“Miami Term Loans” means the “Term Loans” as defined in the Miami Credit Agreement.

“Miami Term Loan Exchange Notes” means “Term Loan Exchange Notes” as defined in the Miami Credit Agreement.

“Miami Transaction Costs” means the “Transaction Costs” under and as defined in the Miami Credit Agreement.

“Miami Unrestricted Additional Debt” means indebtedness incurred under Section 6.01(a)(xxxii)(a)(1) of the Miami Credit Agreement.

“Miami Unrestricted Additional Term Notes” means  “Unrestricted Additional Term Notes” as defined in the Miami Credit Agreement.

“Miami Unrestricted Incremental First Lien Indebtedness” means “Unrestricted Incremental First Lien Indebtedness” as defined in the Miami Credit Agreement.

“Micro Focus Historical Financial Statements” means (i) the audited consolidated statement of financial position of the Parent and its subsidiaries as at April 30, 2015 and April 30, 2016, and to the extent the Effective Date is at least 120 days after April 30, 2017, as at April

30, 2017, and the related audited consolidated statements of comprehensive income and cash flows of the Parent and its subsidiaries for the years ended April 30, 2015 and April 30, 2016, and to the extent the Effective Date is at least 120 days after April 30, 2017, for the year ended April 30, 2017 and (ii) the unaudited consolidated statement of financial position of the Parent and its subsidiaries for the six (6) month period of the Parent ended October 31, 2016 or to the extent the Effective Date is at least 45 days after October 31, 2017, October 31, 2017, and the related unaudited consolidated statement of comprehensive income of the Parent and its subsidiaries for the six (6) month period of the Parent then ended.

“Midco” means Micro Focus Midco Limited, a company organized under the laws of England and Wales.

“Minimum Extension Condition” has the meaning set forth in Section 2.24(b).

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgages” means, collectively, the UK Mortgages and the US Mortgages.

“Mortgage Policy” has the meaning assigned to such term in Section 5.11(f).

“Mortgaged Property” means, each parcel of Material Real Property owned by a Loan Party respect to which a Mortgage is granted pursuant to Section 5.11 or Section 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Rule 436 under the Securities Act.

“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event, including (x) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any reasonable interest payments), but only as and when received, (y) in the case of a casualty, cash insurance proceeds, and (z) in the case of a condemnation or similar event, cash condemnation awards and similar payments received in connection therewith, minus (b) the sum of (i) all reasonable fees and expenses (including commissions, discounts, transfer taxes and legal, accounting and other professional and transactional fees) paid or payable by the Parent and the Restricted Subsidiaries to third parties in connection with such event, (ii) in the case of a Disposition of an asset (including pursuant to a Sale Leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of payments made or required to be made in respect of Indebtedness (other than Loans and Miami Term Loans) secured by such asset or otherwise subject to mandatory prepayment (other than under this Agreement or the Miami Credit Agreement) as a result of such event, or which by applicable law be repaid out of the proceeds of such Disposition, casualty, condemnation or similar proceeding, (iii) the amount of all Taxes (or Restricted Payments in respect of such Taxes), including as a result of the repatriation of funds, paid (or reasonably estimated to be payable or accrued as a liability under IFRS) by the Parent and the Restricted Subsidiaries or any affiliate thereof as a result of such event, (iv) the amount of any reserves established by the Parent or the applicable Restricted Subsidiaries to fund liabilities estimated to be payable as a result of such event (as determined in good faith by the applicable Responsible Officer of the Parent or such Restricted Subsidiary), (v) in the case of any Disposition or casualty or condemnation or similar proceeding by a non-wholly owned Restricted Subsidiary, the pro rata portion of the Net Proceed thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Parent or a wholly owned Restricted Subsidiary as a result thereof and (vi) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition.

“Non-Consenting Lender” has the meaning assigned to such term in  Section 9.02(c).

“Note” means a Term Note.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it.

“Obligations” means all obligations of every nature of each Loan Party, including obligations from time to time owed to the Administrative Agent, the Collateral Agent, any Arranger, any other Agent, the Lenders or any of them, arising under any Loan Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such interest in the related bankruptcy proceeding), prepayment premiums, fees (including fees and expenses which, but for the filing of a petition in bankruptcy with respect to such Loan Party, would have accrued on any Obligation, whether or not a claim is allowed against such Loan Party for such fees and expenses in the related bankruptcy proceeding), expenses, indemnification or otherwise; provided that for the avoidance of doubt, the “Obligations” of any Loan Party shall not include any Excluded Swap Obligations of such Loan Party.

“OFAC” has the meaning set forth in Section 3.19(a).

“Organizational Documents” of any Person means the charter, constitution, memorandum and articles of association, articles and/or certificate of organization or incorporation and bylaws or other organizational or governing or constitutive documents of such Person.

“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.11(c).

“Other Revolving Commitments” means, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Revolving Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Revolving Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise set forth herein.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property, intangible, filing or similar Taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery, performance, registration or enforcement of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means, with respect to each Additional Refinancing Lender, the commitment, if any, of such Additional Refinancing Lender to make one or more Classes of Other Term Loans under any Refinancing Amendment, expressed as an amount representing the maximum principal amount of the Other Term Loans to be made by such Lender under such Refinancing Amendment, as such commitment may be (a) reduced pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 or as otherwise set forth herein.

“Other Term Loans” means one or more Classes of Term Loans made pursuant to or that result from a Refinancing Amendment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent” has the meaning assigned to such term in the recitals to this Agreement.

“Parent Companies Guaranty” means the Parent Companies Guaranty executed and delivered by the Parent, Midco and Holdco and the Collateral Agent, on or after the Acquisition Closing Date (but in any event, on or before the date described on Schedule 5.16 hereof, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) substantially in the form of Exhibit E-1, together with each supplement to the Parent Companies Guaranty in respect of the Obligations delivered pursuant to Section 5.11.

“Parent Entity” means any holding companies established by any Permitted Holder for purposes of holding its investment in the Parent.

“Pari Passu Intercreditor Agreement” means (i) the Intercreditor Agreement, to be entered into on or after the Acquisition Closing Date (but in any event, on or before the date described on Schedule 5.16 hereof, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), by and among the Parent, Holdco, the Borrower, the Collateral Agent, the Miami Agent and the representatives for purposes thereof for holders of one of more classes of Indebtedness and (ii) any other Intercreditor Agreement substantially in the form of Exhibit K-1 (with (A) any immaterial changes and (B) changes implementing extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Borrower, the Administrative Agent and/or Collateral Agent).

“Participant” has the meaning assigned to such term in Section 9.04(c).

“Participant Register” has the meaning specified in Section 9.04(c).

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Lender” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Patriot Act” has the meaning assigned to such term in Section 9.14.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Acquisition” means any Acquisition by the Parent or any Restricted Subsidiary if (a) at the time of execution of a binding agreement in respect of such Acquisition, no Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i), has occurred and is continuing or would result therefrom, (b) all actions required to be taken with respect to such acquired or newly formed Restricted Subsidiary (other than any Excluded Subsidiary) or such acquired assets (other than Excluded Property) under Section 5.11 and Section 5.12 will be taken in accordance therewith (to the extent required) and (c) after giving effect to such Acquisition, the Parent and its Restricted Subsidiaries are in compliance with Section 5.14.

“Permitted Debt Exchange” has the meaning specified in Section 2.25(a).

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.25(a).

“Permitted Dividend Amount” means, on any date of determination (the “Reference Date”), an amount determined on a cumulative basis equal to (a) an amount (which shall not be less than zero) equal to 50% of “Adjusted Earnings Attributable to Ordinary Shareholders” as reflected in the Alternative Performance Measures section of the Parent’s annual report for the period (taken as one accounting period and calculated in a manner substantially consistent with the calculation thereof in the Parent’s annual report for the fiscal year ended October 31, 2019) from November 1, 2019 to and including the last day of the most recently ended fiscal quarter of the Borrower prior to the Reference Date for which consolidated financial statements of the Borrower are available; minus (b) the aggregate amount of Restricted Payments made using the Permitted Dividend Available Amount pursuant to Section 6.08(c), during the period from and including the Business Day immediately following the First Amendment Effective Date through and including the Reference Date (without taking account of the intended usage of the Permitted Dividend Amount on such Reference Date).

“Permitted Dividend Payment” means the declaration and payment of dividends on the Parent’s Equity Interests not to exceed the Permitted Dividend Amount.

“Permitted Encumbrances” means:

(a)  Liens imposed by law for taxes, assessments or other governmental charges or levies that are not yet due or delinquent, are not more than 60 days overdue, are not required to be paid pursuant to Section 5.05 or are being contested in compliance with Section 5.05;

(b)  carriers’, warehousemen’s, supplier’s, construction contractor’s, workmen, mechanics,’ materialmen’s, repairmen’s, landlords’ and other like Liens imposed by law or contract, arising in the ordinary course of business and securing obligations (i) that are not yet due or (ii) (x) that are not overdue by more than 60 days, (y) are not required to be paid pursuant to Section 5.05 or (z) are being contested in compliance with Section 5.05;

(c)  Liens, pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations (and obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items);

(d)  (i) Liens, pledges and deposits to secure the performance of bids, government contracts, trade contracts (other than for borrowed money), leases, statutory obligations, deductibles, co-payment, co-insurance, retentions, premiums, reimbursement obligations or similar obligations to providers of insurance, self-insurance or reinsurance obligations, surety, stay, customs and appeal or similar bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) and other similar obligations and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i) of this section (d);

(e)  attachment or judgment Liens in respect of judgments or decrees that do not constitute an Event of Default under Section 7.01(j);

(f)  (i) easements, zoning  restrictions, rights-of-way,  encroachments, minor defects or irregularities in title and similar encumbrances on real property imposed by law or arising in the ordinary course of business and that either (x) individually or in the aggregate do not materially interfere with the ordinary conduct of business of the Parent and its Restricted Subsidiaries, taken as a whole or (y) are described in a mortgage policy of title insurance or survey with respect to any real property and (ii) Liens on real property in Canada that constitute a reservation in any original grant from the Crown;

(g)  customary rights of first refusal and tag, drag and similar rights in Joint Venture agreements;

(h)  Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”; and

(i)  with respect to any Foreign Subsidiary, other Liens and privileges arising mandatorily by any Requirement of Law.

“Permitted Holders” means the Equity Investors and their respective Affiliates.

“Permitted First Priority Replacement  Debt” means  any secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan Parties in the form of one or more series of senior secured notes or senior secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed loans in the full amount of such commitment); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a pari passu basis (but without regard to the control of remedies) with the Initial Term Loans and the Tranche B-1 Term Loans, (ii) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness,” (iii) such secured notes do not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales (which may be offered to prepay such notes or loans in accordance with Section 2.11(c)), changes in control or similar events (which may be offered to prepay such notes or loans in accordance with Section 2.11(c)) and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred, and (v) the secured parties thereunder, or a trustee or collateral agent or other Senior Representative on their behalf, shall have become a party to the Pari Passu Intercreditor Agreement or other customary intercreditor agreement with the Administrative Agent and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing Obligations), which shall be entered into or shall be amended prior to or concurrently with the first issuance of Permitted First Priority Replacement Debt in accordance with the terms thereof to provide for the sharing of the Collateral on a pari passu basis among the holders of the Secured Obligations and the holders of such Permitted First Priority Replacement Debt.

“Permitted Refinancing” means modifications, replacements, restructurings, refinancings, refundings, renewals, amendments, restatements or extensions of all or any portion of Indebtedness (including any type of debt facility or debt security); provided that (a) the amount of such Indebtedness is not increased (unless the additional amount is permitted pursuant to another provision of Section 6.01) at the time of such refinancing, refunding, renewal or extension except by an amount equal to the existing unutilized commitments thereunder, accrued but unpaid interest thereon and a reasonable premium paid, and fees and expenses reasonably incurred, in connection with such refinancing, refunding, restructuring, renewal or extension (including any fees and original issue discount incurred in respect of such resulting Indebtedness), (b) the direct and contingent obligors of such Indebtedness shall not be expanded as a result of or in connection with such refinancing, refunding, restructuring, renewal or extension (other than to the extent (i) any such additional obligors are or will become a Loan Party, (ii) none of such obligors on the Indebtedness being modified, replaced, refinanced refunded, restructured, renewed or extended are Loan Parties or (iii) as otherwise permitted by Section 6.01), (c) to the extent such Indebtedness being so refinanced, refunded, renewed or extended is subordinated in right of payment and/or in right of Lien to any of the Obligations, such refinancing, refunding, renewal or extension is subordinated in right of payment and/or in right of Lien (or, in the case of Lien subordination, not secured) to such Obligations on terms (taken as a whole) at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being so modified, refinanced, refunded, renewed or extended (as determined in good faith by the Borrower) or otherwise reasonably acceptable to the Administrative Agent and (d) other than with respect to Indebtedness under Section 6.01(a)(iv) or (v), such refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, the Indebtedness being refinanced, refunded, renewed or extended.

“Permitted Sale Leaseback” means any Sale Leaseback with respect to the sale, transfer or Disposition of real property or other property consummated by the Parent or any of its Restricted Subsidiaries after the Effective Date; provided that any such Sale Leaseback that is not between (a) a Loan Party and another Loan Party or (b) a Restricted Subsidiary that is not a Loan Party and another Restricted Subsidiary that is not a Loan Party, must be consummated for fair value as determined at the time of consummation in good faith by the Borrower or such Restricted Subsidiary (which such determination may take into account any retained interest or other Investment of the Borrower or such Restricted Subsidiary in connection with, and any other material economic terms of, such Sale Leaseback).

“Permitted Second Priority Replacement Debt” means secured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan Parties in the form of one or more series of second Lien secured notes or second Lien secured loans (or revolving commitments in respect thereof, with the revolving commitments deemed to be loans in the full amount of such commitments); provided that (i) such Indebtedness may only be secured by assets consisting of Collateral on a second lien basis vis-à-vis the Initial Term Loans and the Tranche B-1 Term Loans, (ii) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness”, (iii) to the extent constituting secured notes, such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such secured notes are incurred, and (iv) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement;

provided that if such Indebtedness is the initial Permitted Second Priority Replacement Debt incurred by the applicable Loan Party, then the Parent, the Borrower, Holdco, the Subsidiary Loan Parties, the Collateral Agent and the Senior Representative for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement.

“Permitted Tax Restructuring” means (a) the re-organization and other activities related to the integration of the Foreign Subsidiaries of Serena Software, Inc. as direct or indirect subsidiaries of Micro Focus CHC Limited, (b) the re-organization and other activities related to the partnership formation or integration of the Foreign Subsidiaries of Parent and the Company in connection with the Transactions and (c) any other re-organizations and other activities related to tax planning and re-organization so long as, after giving effect thereto, taken as a whole, the security interests of the Lenders in the Collateral are not materially impaired.

“Permitted Unsecured Replacement Debt” means unsecured Indebtedness (including any Registered Equivalent Notes) incurred by the Borrower and/or the other Loan Parties in the form of one or more series of unsecured notes or loans (or revolving commitments in respect thereof, with the revolving commitments deemed to loans in the full amount of such commitments); provided that (i) such Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness”, (ii) such Indebtedness (including any guarantee thereof) is not secured by any Lien on any property or assets of the Parent or any Restricted Subsidiary, and (iii) such Indebtedness does not require any scheduled payment of principal or mandatory redemption or redemption at the option of the holders thereof (except for redemptions in respect of asset sales, changes in control or similar events and AHYDO Catch-Up Payments) prior to the Latest Maturity Date in effect as of the time such Indebtedness is incurred.

“Person” means any natural person, corporation, company, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which Holdco or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Platform” has the meaning assigned to such term in Section 5.01.

“Prepayment Event” means:

(a) any Disposition (including pursuant to a Sale Leaseback transaction and by way of merger or consolidation) of any property or asset of the Parent or any Restricted Subsidiary permitted pursuant to clause (k) or (v) of Section 6.05 resulting in aggregate Net Proceeds exceeding (A) (i) prior to the Full Refinancing Date, $30,000,000 and (ii) on and after the Full Refinancing Date, $50,000,000, in each case, in the case of any single transaction or series of related transactions and (B) (i) prior to the Full Refinancing Date, $75,000,000 and (ii)

on and after the Full Refinancing Date, $125,000,000, in each case, for all such transactions during any fiscal year of the Parent;

(a) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent or any Restricted Subsidiary with a fair market value immediately prior to such event equal to or greater than $30,000,000; or

(b) the incurrence by the Parent or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 or otherwise permitted by the Required Lenders (other than Credit Agreement Refinancing Indebtedness).

“Prime Rate” means the rate of interest per annum announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City and notified to the Borrower; each change in the Prime Rate shall be effective from and including the date such change is announced as being effective.

“Private Lender” means any Lender other than a Public Lender. “Proceeds” has the meaning assigned thereto in the UCC.

“Pro Forma Basis” means, with respect to the calculation of the First Lien Leverage Ratio, the Total Leverage Ratio, the amount of Consolidated EBITDA or Consolidated Total Assets or any other financial test or ratio hereunder, for purposes of determining the permissibility of asset sales, prepayments required pursuant to Section 2.11(c) and Section 2.11(d), the Applicable Margin and for any other specified purpose hereunder, in each case as of any date, that such calculation shall give pro forma effect to the Transactions and all Specified Transactions (with any such incurrence of Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) (and the application of the proceeds from any such asset sale or debt incurrence) that have occurred during the relevant testing period for which such financial test or ratio is being calculated and during the period immediately following the Applicable Date of Determination therefor and prior to or simultaneously with the event for which the calculation of any such ratio on such date of determination is made, including pro forma adjustments arising out of events which are attributable to the Transactions or the proposed Specified Transaction, including giving effect to those specified in accordance with the definition of “Consolidated EBITDA,” in each case as certified on behalf of the Borrower by a Financial Officer of the Borrower, using, for purposes of determining such financial test or ratio (including any incurrence test), the historical financial statements of all entities, divisions or lines or assets so acquired or sold and the consolidated financial statements of the Parent and/or any of its Restricted Subsidiaries, calculated as if the Transactions or such Specified Transaction, and all other Specified Transactions that have been consummated during the relevant period, and any Indebtedness incurred or repaid in connection therewith, had been consummated (and the change in Consolidated EBITDA resulting therefrom) and incurred or repaid at the beginning of such period and Consolidated Total Assets shall be calculated after giving effect thereto.

Whenever pro forma effect is to be given to the Transactions or a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the

Borrower (including adjustments for costs and charges arising out of the Transactions or the proposed Specified Transaction and the “run-rate” cost savings, operating expense reductions, other operating improvements and initiatives and synergies resulting from the Transactions or such Specified Transaction that have been or are reasonably anticipated to be realizable (“run-rate” means the full recurring benefit for a test period that is associated with any action taken or expected to be taken or for which a plan for realization has been established (including any savings expected to result from the elimination of a public target’s compliance costs with public company requirements), net of the amount of actual benefits realized during such test period from such actions), and any such adjustments included in the initial pro forma calculations shall continue to apply to subsequent calculations of such financial ratios or tests, including during any subsequent test periods in which the effects thereof are expected to be realizable); provided that (i) such amounts are projected by the Borrower in good faith to result from actions either taken or expected to be taken or a plan for realization shall have been established within 18 months after the end of the test period in which the Transactions or the Specified Transaction occurred and, in each case, certified by a Financial Officer of the Borrower and (ii) no amounts shall be added pursuant to this paragraph to the extent duplicative of any amounts that are otherwise added back in computing Consolidated EBITDA for such test period.

If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of the event for which the calculation is made had been the applicable rate for the entire test period (taking into account any interest hedging arrangements applicable to such Indebtedness). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a Financial Officer of the Borrower to be the rate of interest implicit in such Capital Lease Obligation in accordance with IFRS. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or the applicable Restricted Subsidiary may designate.

“Projections” has the meaning assigned to such term in Section 5.01(d).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Public Lender” has the meaning assigned to such term in Section 5.01.

“Qualified Equity Interests” means any Equity Interests other than Disqualified Equity Interests.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the Borrower shall have determined in good faith that such Securitization Facility (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and its Restricted Subsidiaries; (ii) all sales of Securitization Assets and related assets by the Parent or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in good faith by the Borrower); (iii) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings; and (iv) the obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Parent or any of its Restricted Subsidiaries (other than a Securitization Subsidiary).

“Qualifying Bids” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Receivables Assets” means (a) any trade or accounts receivable owed to the Parent or a Restricted Subsidiary subject to a Receivables Facility and the proceeds thereof and (b) all collateral securing such trade or accounts receivable, all contracts and contract rights, guarantees or other obligations in respect of such trade or accounts receivable, all records with respect to such trade or accounts receivable and any other assets customarily transferred together with trade or accounts receivables in connection with a non-recourse trade or accounts receivable factoring arrangement and which are sold, conveyed, assigned or otherwise transferred or pledged by the Borrower to a commercial bank or an Affiliate thereof in connection with a Receivables Facility.

“Receivables Facility” means an arrangement between the Parent or a Restricted Subsidiary and a commercial bank or an Affiliate thereof pursuant to which (a) the Parent or such Restricted Subsidiary, as applicable, sells (directly or indirectly) to such commercial bank (or such Affiliate) trade or accounts receivable owing by customers, together with Receivables Assets related thereto, at a maximum discount, for each such trade or accounts receivable, not to exceed 5.0% of the face value thereof, (b) the obligations of the Parent or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for Securitization Repurchase Obligations) to the Parent and such Restricted Subsidiary and (c) the financing terms, covenants, termination events and other provisions thereof shall be on market terms (as determined in good faith by the Parent) and may include Standard Securitization Undertakings, and shall include any guaranty in respect of such arrangement.

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender or (c) solely for U.S. federal withholding Tax purposes, any Beneficial Owner.

“Redemption Notice” has the meaning assigned to such term in Section 6.08(b)(viii).

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting, (2) if such Benchmark is Daily Simple SOFR, then four Business Days prior to such setting, or (3) if such Benchmark is none of the Term SOFR Rate, or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Term Loans” has the meaning assigned to such term in Section 9.02(d).

“Refinancing Amendment” means an amendment to this Agreement in form reasonably satisfactory to the Borrower executed by (a) the Borrower (and to the extent it directly and adversely affects the rights or obligations of the Administrative Agent beyond those of the type already required to perform under the Loan Documents, the Administrative Agent) and (b) each Additional Refinancing Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21. In the event a Refinancing Amendment is effected without the consent of the Administrative Agent and to which the Administrative Agent is not a party, the Borrower shall furnish a copy of such Refinancing Amendment to the Administrative Agent.

“Refinancing Notes” means Permitted First Priority Replacement Debt, Permitted Second Priority Replacement Debt and Permitted Unsecured Replacement Debt.

“Register” has the meaning assigned to such term in Section 9.04(b)(iv).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Regulatory Information Service” means a service approved by the FCA under the Listing Rules for the distribution to the public of announcements in accordance with the Listing Rules.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, trustees, agents and advisors of such Person and such Person’s Affiliates.

“Related Taxes” means any Taxes, including sales, use, transfer, rental, ad valorem, value added, stamp, property, consumption, franchise, license, capital, registration, business, customs, net worth, gross receipts, excise, occupancy, intangibles or similar Taxes (other than (x) Taxes measured by income and (y) withholding Taxes), required to be paid (provided such Taxes are in fact paid) by any Parent Entity by virtue of its:

(a) being organized or having Equity Interests outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than, directly or indirectly, the Parent or any Restricted Subsidiary);

(b)  being a holding company parent, directly or indirectly, of the Parent or any Restricted Subsidiary;

(c)  receiving dividends from or other distributions in respect of the Equity Interests of, directly or indirectly, the Parent or any Restricted Subsidiary; or

(d)  having made any payment in respect to any of the items for which the Parent is permitted to make payments to any Parent Entity pursuant to Section 6.08; or

(e) having made any payment in respect to any of the items for which the Parent is permitted to make payments to any Parent Entity or an Affiliate pursuant to Section 2.11(f).

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata).

“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Adjusted Term SOFR Rate, and (ii) with respect to any RFR Borrowing denominated in Dollars, Adjusted Daily Simple SOFR.

“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(d).

“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Reply Discount” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Repricing Transaction” means any repayment, prepayment, refinancing or replacement of all or a portion of the Initial Term Loans or Tranche B-1 Term Loans with the substantially concurrent incurrence by the Borrower of any first Lien secured bank-syndicated term loans incurred for the primary purpose of repaying, refinancing, substituting or replacing such Initial Term Loans or Tranche B-1 Term Loans (other than in connection with (x) a Change in Control, (y) an Acquisition or other transaction not otherwise permitted hereunder or (z) an acquisition which, if consummated, would not provide the Parent and its Subsidiaries with adequate flexibility under this Agreement for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower in good faith) with an effective Yield that is less than the Yield of the Initial Term Loans or Tranche B-1 Term Loans, as applicable, being repaid, refinanced, substituted or replaced, including as may be effected by an amendment of any provisions of this Agreement relating to the Applicable Margin or Alternate Base Rate, Adjusted Daily Simple SOFR, Adjusted Term SOFR Rate or Adjusted Eurocurrency Rate “floors” for, or Yield of, the Initial Term Loans or Tranche B-1 Term Loans.

“Required First Amendment Refinancing Term Loan Lenders” means, with respect to any waiver, amendment or modification of Section 6.08(c) or the definitions of “Available Amount Exclusion” or “Specified Disposition Declined Prepayment”, Lenders (other than Defaulting Lenders) having outstanding Tranche B-1 Term Loans and representing more than 50% of the aggregate outstanding Tranche B-1 Term Loans at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination). No Defaulting Lender shall be included in the calculation of Required First Amendment Refinancing Term Loan Lenders.

“Required Lenders” means, (a) at any time prior to the Acquisition Closing Date, Lenders (other than Defaulting Lenders) having outstanding Term Loans representing more than 50% of the aggregate outstanding Term Loans at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination) and (b) at any time thereafter, (i) with respect to any waiver, amendment or modification that (x) would apply to a provision that is contained (and substantially identical) in both this Agreement and the Miami Credit Agreement (or relates to or is otherwise in connection with Revolving Loans, Revolving Commitments, Swingline Loans or Letters of Credit (in each case, as defined in the Miami Credit Agreement) which, in each case, is not required to be approved by the Required Revolving Lenders) and (y) other than in connection with Revolving Loans, Revolving Commitments, Swingline Loans or Letters of Credit (in each case, as defined in the Miami Credit Agreement), for which the Borrower is seeking a waiver, amendment or modification of such provision in both this Agreement and the Miami Credit Agreement, Lenders (other than Defaulting Lenders) and Miami Lenders (other than Defaulting Miami Lenders collectively), having outstanding Term Loans, Miami Revolving Exposures, Miami Term Loans and unused Commitments and Miami Commitments (other than Miami Swingline Commitments) representing more than 50% of the aggregate outstanding Term Loans, Miami Revolving Exposures, Miami Term Loans and unused Commitments and Miami Commitments (other than Miami Swingline Commitments) at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination) and (ii) with respect to any waiver, amendment or modification to which the foregoing clause (i) does not apply, Lenders (other than Defaulting Lenders) having outstanding Term Loans and unused Commitments at such time (calculated, in each case, using the Exchange Rate in effect on the applicable date of determination). No Defaulting Lender or Defaulting Miami Lender shall be included in the calculation of Required Lenders.

“Required Percentage” means, with respect to any fiscal year of the Parent, (a) 50%, if the First Lien Leverage Ratio at the end of such fiscal year is greater than 3.30 to 1.00, (b) 25%, if the First Lien Leverage Ratio at the end of such fiscal year is less than or equal to 3.30 to 1.00 but greater than 3.00 to 1.00 and (c) 0%, if the First Lien Leverage Ratio at the end of such fiscal year is less than or equal to 3.00 to 1.00 (in each case, such First Lien Leverage Ratio to be calculated on a Pro Forma Basis to give pro forma effect to any reduction of Indebtedness made after the relevant fiscal year and on or prior to the date the relevant Excess Cash Flow prepayment is due).

“Requirement of Law” means, with respect to any Person, any statute, law, treaty, rule, regulation, order, executive order, ordinance, decree, writ, injunction or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” of any Person means the chief executive officer, president or any Financial Officer of such Person, and any other officer (or, in the case of any such Person that is a Foreign Subsidiary, director or managing partner or similar official) of such Person with responsibility for the administration of the obligations of such Person under this Agreement and, solely for purposes of notices given to Article II, any other officer of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Parent or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Parent or any Restricted Subsidiary, or any option, warrant or other right to acquire any such Equity Interests in the Parent or any Restricted Subsidiary, other than the payment of compensation in the ordinary course of business to holders of any such Equity Interests who are employees of the Parent or any Restricted Subsidiary and other than payments of intercompany indebtedness permitted under this Agreement.

“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary. Unless otherwise specified, all references herein to a “Restricted Subsidiary” or to “Restricted Subsidiaries” shall refer to the Borrower and a Restricted Subsidiary or Restricted Subsidiaries of (x) prior to the Acquisition Closing Date, the Borrower and (y) after the Acquisition Closing Date, the Parent. For the avoidance of doubt, the Borrower shall always constitute a Restricted Subsidiary.

“Retained Asset Sale Proceeds” has the meaning set forth in Section 2.11(c).

“Retained Declined Proceeds” has the meaning set forth in Section 2.11(g).

“Return” means, with respect to any Investment, any dividend, distribution, interest, fee, premium, return of capital, repayment of principal, income, profit (from a disposition or otherwise) and any other amount received or realized in respect thereof.

“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction.”

“Return of Value Payment” means the “Return of Value Payment” as defined in the Miami Credit Agreement.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans (including Incremental Revolving Loans or Other Revolving Loans) hereunder.

“Revolving Lender” means a Lender with a Revolving Commitment.

“Revolving Loan” means an Extended Revolving Loan, an Incremental Revolving Loan and/or an Other Revolving Loan, as the context requires.

“RFR” means, for any RFR Loan denominated in Dollars, Daily Simple SOFR.

“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan” means a Loan that bears interest at a rate based on Adjusted Daily Simple SOFR.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC Business.

“Sale Leaseback” means any transaction or series of related transactions pursuant to which the Parent or any of the Restricted Subsidiaries (a) sells, transfers or otherwise disposes of any property, real or personal, whether now owned or hereafter acquired, and (b) as part of such transaction, thereafter rents or leases such property that it intends to use for substantially the same purpose or purposes as the property being sold, transferred or disposed.

“Sanctions” means economic sanctions administered or enforced by the United States Government (including without limitation, sanctions enforced by OFAC), the United Nations Security Council, the European Union or Her Majesty’s Treasury.

“Seattle Acquisition” has the meaning assigned to such term in the recitals to this Agreement.

“Seattle Business” has the meaning specified in the Merger Agreement.

“Seattle Historical Financial Statements” means (i) the audited combined financial statements of the Seattle Business prepared in accordance with GAAP consistently applied, including the combined balance sheets of the Seattle Business as of October 31, 2013, October 31, 2014 and October 31, 2015, and the combined statements of income, equity and cash flows of the Seattle Business for the fiscal years ended October 31, 2013, October 31, 2014 and October 31, 2015, (ii) the unaudited combined financial statements of the Seattle Business prepared in accordance with IFRS consistently applied, including the combined balance sheets of the Seattle Business as of October 31, 2013, October 31, 2014 and October 31, 2015, and the combined statements of income, equity and cash flows of the Seattle Business for the fiscal years ended October 31, 2013, October 31, 2014 and October 31, 2015, (iii) to the extent the Effective Date has not occurred prior to May 30, 2017, the audited combined balance sheets of the Seattle Business as of October 31, 2014, October 31, 2015 and October 31, 2016 and the audited combined statements of income, equity and cash flows of the Seattle Business for the fiscal years ended October 31, 2014, October 31, 2015 and October 31, 2016, prepared in accordance with both GAAP and IFRS, (iv) to the extent the Effective Date has not occurred prior to May 30, 2017, the unaudited combined balance sheets of the Seattle Business as of January 31, 2017 and the combined statements of income, equity and cash flows of the Seattle Business for the three months ended January 31, 2016 and January 31, 2017, prepared in accordance with GAAP, (v) to the extent the Effective Date has not occurred prior to August 15, 2017, the unaudited combined balance sheets of the Seattle Business as of April 30, 2017 and the combined statements of income, equity and cash flows of the Seattle Business for the six months ended April 30, 2016 and April 30, 2017, prepared in accordance with both GAAP and IFRS, (vi) for each fiscal quarter (other than a fiscal quarter that is also a fiscal year end) of the Seattle Business ended after May 1, 2017 and at least 90 days prior to the Effective Date (or 105 days in the case of such financial statements prepared in accordance with IFRS), the unaudited pre-tax combined statements of income, equity and cash flows for each such fiscal quarter and the unaudited pretax combined balance sheets as of the end of such fiscal quarter, in each case prepared in accordance with GAAP and IFRS and (vii) for each fiscal year of the Seattle Business ended after November 1, 2016 and at least 120 days prior to the Effective Date, the audited combined statements of income, equity and cash flows for the Seattle Business for such fiscal year and the audited combined balance sheets as of the end of such fiscal year, in each case prepared in accordance with GAAP and IFRS.

“Seattle Holdings” has the meaning assigned to such term in the recitals to this Agreement.

“Seattle Material Adverse Effect” has the meaning specified in the Merger Agreement.

“Seattle Parent” has the meaning specified in the Merger Agreement.

“Seattle Payment” has the meaning assigned to such term in the recitals to this Agreement.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means a “junior lien” intercreditor agreement among the Administrative Agent and/or Collateral Agent, the Borrower and one or more Senior Representatives for holders of Indebtedness substantially consistent with the terms set forth on Exhibit K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations).

“Secured Cash Management Agreement” means any Cash Management Agreement that (a) is in effect on the Effective Date between the Borrower and/or any Restricted Subsidiary and a counterparty that is any Agent or a Lender or an Affiliate of any Agent or a Lender as of the Effective Date, (b) is between the Parent and/or any Restricted Subsidiary and a counterparty that is any Agent or a Lender or an Affiliate of any Agent or a Lender (regardless of whether entered into before or after the Effective Date) or (c) is entered into after the Effective Date by the Parent and/or any Restricted Subsidiary with any counterparty that is an Agent or a Lender or an Affiliate of any Agent or a Lender at the time such arrangement is entered into, and in the case of each of clauses (a), (b) and (c) hereof, the Borrower designates in writing to the Administrative Agent that such Cash Management Agreement shall be a Secured Cash Management Agreement.

“Secured Cash Management Obligations” means all Cash Management Obligations under any Secured Cash Management Agreement.

“Secured Obligations” means, collectively, (a) the Obligations, (b) the Secured Swap Obligations and (c) the Secured Cash Management Obligations.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, any Arranger, any other Agent, the Lenders and the Lender Counterparties.

“Secured Swap Agreements” means any Swap Agreement permitted under this Agreement that (a) is in effect on the Effective Date between the Borrower and/or any Restricted Subsidiary and a counterparty that is an Agent or a Lender or an Affiliate of an Agent or a Lender as of the Effective Date, (b) is between the Parent and/or any Restricted Subsidiary and a counterparty that is any Agent or a Lender or an Affiliate of any Agent or a Lender (regardless of whether entered into before or after the Effective Date) or (c) is entered into after the Effective Date by the Parent and/or any Restricted Subsidiary with any counterparty that is an Agent or a Lender or an Affiliate of an Agent or a Lender at the time such Swap Agreement is entered into, and in the case of each of clauses (a), (b) and (c) hereof, the Borrower designates in writing to the Administrative Agent that such Swap Agreement shall be a Secured Swap Agreement; provided that the “Secured Swap Obligations” of any Loan Party shall exclude any Excluded Swap Obligations of such Loan Party.

“Secured Swap Obligations” means all Swap Obligations under any Secured Swap Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Asset” means (a) any trade or accounts receivables or related assets and the proceeds thereof, in each case subject to a Securitization Facility and (b) all collateral securing such receivable or asset, all contracts and contract rights, guaranties or other obligations in respect of such receivable or asset, lockbox accounts and records with respect to such account or asset and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts or assets in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by the Parent or any Restricted Subsidiary in connection with a Qualified Securitization Financing.

“Securitization Facility” means any transaction or series of securitization financings that may be entered into by the Parent or any of its Restricted Subsidiaries pursuant to which the Parent or any of its Restricted Subsidiaries may sell, convey or otherwise transfer, or may grant a security interest in, Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells such Securitization Assets to a Person that is not a Restricted Subsidiary, or may grant a security interest in, any Securitization Assets of the Parent or any of its Subsidiaries.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing or a Receivables Facility.

“Securitization Repurchase Obligation” means any obligation of a seller (or any guaranty of such obligation) of Securitization Assets or Receivables Assets in a Qualified Securitization Financing or a Receivables Facility to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary of the Parent or the Borrower in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent, Borrower or any Subsidiary of the Parent or Borrower makes an Investment and to which the Parent, Borrower or any Subsidiary of the Parent or Borrower transfers Securitization Assets and related assets.
“Security Documents” means collectively, the US Security Documents and the UK Security Documents, the Mortgages (if any) and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.11, Section 5.12 or Section 5.16 to secure the Secured Obligations.
“Senior Representative” means, with respect to any series of Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Separation Agreement” has the meaning specified in the Merger Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

“Software” means any and all computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; databases and compilations, including any and all data and collections of data, whether machine readable or otherwise; descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and all documentation including user manuals and other training documentation related to any of the foregoing.

“Specified Disposition” means (i) the Disposition of the property and assets constituting the “Digital Safe” business of the Borrower announced on November 3, 2021 (the “Digital Safe Disposition”) and (ii) any other Disposition of any property or asset of the Parent or any Restricted Subsidiary permitted pursuant to Section 6.05(k) resulting, when taken together with all other Dispositions permitted pursuant to Section 6.05(k) (other than the Digital Safe Disposition) made or contractually committed during the period from and including the Fourth Amendment Effective Date to the date that that is twelve (12) months after the Fourth Amendment Effective Date, in aggregate Net Proceeds not exceeding $500,000,000 made or contractually committed during the period from and including the Fourth Amendment Effective Date to the date that that is twelve (12) months after the Fourth Amendment Effective Date; provided that in the event that any Disposition pursuant to this clause (ii) results in aggregate Net Proceeds exceeding $500,000,000, the portion of such Disposition that results in Net Proceeds of $500,000,000 shall constitute a Specified Disposition with the remainder of such Disposition not constituting a Specified Disposition.

“Specified Disposition Declined Prepayment” has the meaning assigned to such term in Section 2.11(g).

“Specified Representations” means the representations and warranties made by the Borrower, with respect to the Borrower, set forth in Sections 3.01(a) and (b)(ii), Section 3.02, Section 3.03(b), Section 3.08, Section 3.15, Section 3.19(a) and Section 3.19(b).

“Specified Restricted Payment” means any Restricted Payment under Sections 6.08(a)(xiv) and/or (xx), in each, other than any Restricted Payment constituting a Permitted Dividend Payment.

“Specified Transaction” means any (a) disposition of all or substantially all the assets of or all the Equity Interests of any Restricted Subsidiary of the Parent or of any product line, business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries of the Parent for which historical financial statements are available (including the termination or discontinuance of activities constituting a business), (b) Permitted Acquisitions (including commencement of activities constituting a business), (c) Investment that results in a Person becoming a Restricted Subsidiary of the Parent, (d) designation of any Restricted Subsidiary as an Unrestricted Subsidiary, or of any Unrestricted Subsidiary as a Restricted Subsidiary, (e) the proposed incurrence of Indebtedness or making of a Restricted Payment or payment in respect of Indebtedness or other transaction in respect of which compliance with any financial ratio is by the terms of this Agreement required to be calculated on a Pro Forma Basis or (f) any operating improvement, restructurings, cost savings, or other business optimization initiatives and other similar initiatives and transactions.

“Spinoff” has the meaning assigned to such term in the recitals to this Agreement.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary of the Parent which the Borrower has determined in good faith to be customary in a Securitization Facility, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking or, in the case of a Receivables Facility, a non-credit related recourse trade or accounts receivable factoring arrangement.

“Sterling” or “£” means the lawful currency of the United Kingdom.

“Subject Loans” has the meaning assigned to such term in Section 2.11(i).

“Subordinated Indebtedness” means Indebtedness incurred by a Loan Party that is contractually subordinated in right of payment to the prior payment of all Obligations of such Loan Party under the Loan Documents.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, company, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the ordinary voting power for the election of the members of the governing body or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned or controlled by the parent and/or one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of (x) prior to the Acquisition Closing Date, the Borrower and (y) after the Acquisition Closing Date, the Parent.

“Subsidiary Guaranty” means the Subsidiary Guaranty, to be executed and delivered on or after the Effective Date (but in any event, on or before the date described on Schedule 5.16 hereof, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion) substantially in the form of Exhibit E-2, together with each supplement to the Subsidiary Guaranty in respect of the Obligations delivered pursuant to Section 5.11 and Section 5.16.

“Subsidiary Loan Party” means any Restricted Subsidiary (other than Holdco, Midco and the Borrower) that has Guaranteed the Obligations pursuant to the Subsidiary Guaranty.

“Successor Company” has the meaning assigned to such term in Section 6.03(a).

“Swap Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, repurchase agreements, reverse repurchase agreements, sell buy back and buy sell back agreements, and securities lending and borrowing agreements or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means, with respect to any Person, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Secured Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Secured Swap Agreements, (a) for any date on or after the date such Secured Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark to market value(s) for such Secured Swap Agreements, as determined by the Lender Counterparty and the Borrower in accordance with the terms thereof and in accordance with customary methods for calculating mark-to-market values under similar arrangements by the Lender Counterparty and the Borrower.

“Synthetic Lease” means, as to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is designed to permit the lessee (a) to treat such lease as an operating lease, or not to reflect the leased property on the lessee’s statement of financial position, under IFRS and (b) to claim depreciation on such property for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.

“Synthetic Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any Synthetic Lease, and the amount of such obligations shall be equal to the sum (without duplication) of (a) the capitalized amount thereof that would appear on a statement of financial position of such Person in accordance with IFRS, if such obligations were accounted for as Capital Lease Obligations and (b) the amount payable by such Person as the purchase price for the property subject to such lease assuming the lessee exercises the option to purchase such property at the end of the term of such lease.

“Target Person” has the meaning assigned to such term in Section 6.04.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, assessments, fees, other charges or withholdings imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Commitment” means, an Initial Term Commitment, a Tranche B-1 Term Commitment, an Incremental Term Commitment or an Other Term Commitment.

“Termination Date” means the date upon which (i) all of the Obligations (other than contingent indemnification obligations not yet due and payable) have been paid in full and (ii) all Commitments have expired or been terminated.

“Term Lender” means a Lender with an outstanding Term Commitment or an outstanding Term Loan.

“Term Loan Exchange Effective Date” has the meaning set forth in Section 2.25(a).

“Term Loan Exchange Notes” has the meaning set forth in Section 2.25.

“Term Loan Maturity Date” means, with respect (a) to the Initial Term Loans, the seventh anniversary of the Escrow Funding Date (or if such anniversary is not a Business Day, the next preceding Business Day) ~~and (b~~, (b) to the Tranche B-1 Term Loans, February 28, 2027 (or if such anniversary is not a Business Day, the next preceding Business Day) and (c) with respect to any Incremental Term Loan, Other Term Loan, Extended Term Loan or Replacement Term Loan, as provided in the respective documentation therefor, but, as to any specific Term Loan, as the maturity of such Term Loan shall have been extended by the holder thereof in accordance with the terms hereof.

“Term Loans” means, collectively, the Initial Term Loans and the Tranche B-1 Term Loans, and, unless the context otherwise requires, any Incremental Term Loans, any Other Term Loans, any Replacement Term Loans and any Extended Term Loans.

“Term Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Term Loans made by such Lender.

“Term SOFR Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two US Government Securities

Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding US Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Title Company” means one or more title insurance companies reasonably satisfactory to the Administrative Agent.

“Total Indebtedness” means, as of any date, the aggregate outstanding principal amount of funded Indebtedness of the Parent and its Restricted Subsidiaries, on a consolidated basis, for borrowed money, Capital Lease Obligations and purchase money Indebtedness (other than, in each case, any intercompany indebtedness). Total Indebtedness shall be calculated subject to Section 1.06, and shall exclude, for the avoidance of doubt, Indebtedness in respect of any Receivables Facility or Cash Management Services.

“Total Leverage Ratio” means, on any date of determination, the ratio of (a) Total Indebtedness as of such date, less the aggregate amount of unrestricted cash and Cash Equivalents of the Parent and its Restricted Subsidiaries as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Parent most recently ended on or prior such date of determination for which financial statements have been furnished pursuant to Section 4.02(e) of the Escrow Term Loan Agreement or Section 5.01, as applicable.

“Tranche B-1 Term Commitment” means, (i) with respect to each Converting Initial Term Lender, the commitment of such Lender to convert all of its Initial Term Loans (or such lesser amount as notified and allocated to such Converting Initial Term Lender by the Administrative Agent, as determined by the Administrative Agent and Borrower in their sole discretion) for an equivalent principal amount of Tranche B-1 Term Loans on the First Amendment Effective Date pursuant to Amendment No. 1 and (ii) with respect to the Additional Tranche B-1 Term Lender, its Additional Tranche B-1 Term Commitment, in each case, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Term Lender pursuant to Section 9.04.

“Tranche B-1 Term Loans” means the term loans made and/or converted and deemed made on the First Amendment Effective Date pursuant to Section 2.01(a)(ii).

“Transaction Costs” means collectively, (a) all premiums, fees, costs and expenses incurred or payable by or on behalf of the Borrower or any Restricted Subsidiary and its subsidiaries in connection with the Transactions (including, without limitation, bonuses and any loan forgiveness and associated tax gross up payments) or in connection with the negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests and (b) the Miami Transaction Costs.

“Transactions” means (a) the transactions contemplated by this Agreement and the other Loan documents (including the entering into of the Escrow Term Loan Agreement, the funding of the loans thereunder and the release of funds therein, the merger of Escrow Borrower into Borrower and the borrowing of the Loans hereunder on the Effective Date), (b) the Spinoff and the making of the Seattle Payment, (c) the Seattle Acquisition and Merger, (d) the transactions contemplated by the Miami Credit Agreement and the other Miami Loan Documents, including the effectiveness of the Amendment No. 3, the entering into of the Miami Escrow Term Loan Agreement, the funding of the loans thereunder and the release of the funds therein and borrowing of the Miami Loans, (e) the making of the Return of Value Payment and (f) the payment of Transaction Costs.

“Transition Services Agreement” means the Transition Services Agreement to be entered into at or prior to the Acquisition Closing Date between Houston and the Seattle Business.

“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Eurocurrency Rate, Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR or the Alternate Base Rate.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“UKLA” means the UK Listing Authority or any Governmental Authority succeeding to any of its principal functions.

“UK Collateral Agreement” means the English law security agreement entered into on or after the Acquisition Closing Date (but in any event, on or before the date described on Schedule 5.16 hereof, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), among the Parent, Holdco and the other UK Loan Parties thereto from time to time and the Collateral Agent, substantially in the form of Exhibit D-1.

“UK Loan Parties” means any Restricted Subsidiary organized under the laws of England and Wales that has Guaranteed the Obligations pursuant to the Subsidiary Guaranty and,

after consummation of the Seattle Acquisition, Parent, Holdco and Midco. As of the Effective Date and assuming the consummation of the Seattle Acquisition, the UK Loan Parties are set forth on Schedule 1.01(c).

“UK Mortgage” means a mortgage, charge, deed of trust, or other security document granting a Lien on any Mortgaged Property located in England or Wales to secure the Secured Obligations.

“UK Security Documents” means each of the agreements, guaranties and/or other instruments listed on Schedule 1.01(b) hereto and each other security agreement, guaranty or other instrument or document executed and delivered by any UK Loan Party pursuant to Section 5.11, 5.12 or 5.16 to secure the Secured Obligations and the UK Mortgages (if any).

“UK Subsidiary” means any Subsidiary that is incorporated or organized under the laws of England and Wales.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted  Additional  Debt” has the meaning set forth in Section 6.01(a)(xxxii).

“Unrestricted Additional Term Notes” means first priority senior secured notes and/or junior Lien secured notes and/or unsecured notes, in each case issued pursuant to an indenture, note purchase agreement or other agreement and in lieu of the incurrence of Unrestricted Incremental First Lien Indebtedness; provided that (a) such Unrestricted Additional Term Notes rank pari passu or junior in right of payment and (if secured) of security with the Initial Term Loans and the Tranche B-1 Term Loans hereunder, (b) the Unrestricted Additional Term Notes have a final maturity date that is on or after the then existing Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans and a Weighted Average Life to Maturity (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Initial Term Loans or Tranche B-1 Term Loans) equal to or longer than the remaining Weighted Average Life to Maturity of the then existing Initial Term Loans or Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans); provided that this clause (b) shall not restrict the issuance or incurrence by the Parent or any of its Restricted Subsidiaries after the Effective Date of up to $1,700,000,000 aggregate principal amount of Additional Debt, Additional Term Notes, Unrestricted Additional Term Notes, Incremental Term Loans, Miami Additional Debt, Miami Additional Term Notes, Miami Unrestricted Additional Term Notes and Miami Incremental Term Loans having (x) a final maturity date that is prior to the Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans so long as such final maturity date is at least five years from the date of such issuance or incurrence and (y) a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) so long as such debt does not require annual amortization or similar regularly scheduled prepayments in excess of 10% of the original amount of such debt at issuance or incurrence in any year, (c) the covenants, events of default and other terms of which (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the Borrower) of such Unrestricted Additional Term Notes, shall be on market terms at the time of issuance (as determined in good faith by the Borrower) of the Unrestricted Additional Term Notes; provided that the Additional Term Notes shall not have the benefit of any financial maintenance covenant unless (x) the Initial Term Loans and the Tranche B-1 Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Initial Term Loans and the Tranche B-1 Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Additional Term Notes issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same or less favorable terms, (d) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (e) if such Unrestricted Additional Term Notes are secured, (i) the obligations in respect thereof shall not be secured by Liens on the assets of the Parent and its Restricted Subsidiaries, other than assets constituting Collateral and (ii) (x) if such Unrestricted Additional Term Notes are secured on a pari passu basis with the Obligations, the Senior Representative for such Unrestricted Additional Term Notes shall enter into the Pari Passu Intercreditor Agreement or other customary intercreditor agreement and (y) if such Unrestricted Additional Term Notes are secured on a junior basis to the Obligations, the Senior Representative for such Unrestricted Additional Term Notes shall enter into a Second Lien Intercreditor Agreement or other customary intercreditor agreement, in each case with the Administrative Agent and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations), and (f) any Unrestricted Additional Term Notes issued shall reduce or be counted against, on a dollar-for-dollar basis, the amount available to be drawn as Unrestricted Incremental First Lien Indebtedness (it being understood that the Borrower may redesignate any such Indebtedness originally designated as Unrestricted Additional Term Notes as Additional Term Notes if at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated in accordance with the definition thereof (for purpose of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Unrestricted Incremental First Lien Indebtedness as of the date of such redesignation by the amount of such Indebtedness so redesignated)).

“Unrestricted Incremental First Lien Indebtedness” has the meaning assigned to such term in Section 2.20(a).

“Unrestricted Subsidiary” means (a) any Subsidiary of the Parent designated as an “Unrestricted Subsidiary” from time to time pursuant to Section 5.13 and (b) any Subsidiary of an Unrestricted Subsidiary.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“US Collateral Agreement” means the Security Agreement to be executed and delivered on or after the Effective Date (but in any event, on or before the date described on Schedule 5.16 hereof, or such later date as may be agreed to by the Administrative Agent in its reasonable discretion), among the Borrower and the other US Loan Parties thereto from time to time and the Collateral Agent, substantially in the form of Exhibit D-2.

“US Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“US Loan Parties” means the Borrower and any Domestic Restricted Subsidiary that has Guaranteed the Obligations pursuant to the Subsidiary Guaranty. As of the Effective Date, the US Loan Parties are set forth on Schedule 1.01(c).

“US Mortgage” means a mortgage, deed of trust, or other security document granting a Lien on any Mortgaged Property located in the United States, any State or province thereof or the District of Columbia to secure the Secured Obligations. Each Mortgage shall be substantially in the form attached as Exhibit I hereto or otherwise in form and substance approved by Administrative Agent in its reasonable discretion, or at Administrative Agent’s option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Administrative Agent in its reasonable discretion, adding such Additional Mortgaged Property to the real property encumbered by such existing Mortgage.

“US Security Documents” means the US Collateral Agreement, the US Mortgages (if any), each of the agreements listed on Schedule 5.11(c), and each other security agreement or other instrument or document executed and delivered by a US Loan Party pursuant to Section 5.11, Section 5.12 or Section 5.16 to secure the Secured Obligations.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly owned Subsidiary” or “wholly owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (x) directors’ qualifying shares or (y) shares issued to foreign nationals to the extent required by applicable law) are, as of such date, owned, controlled or held by such Person or one or more wholly owned subsidiaries of such Person or by such Person and one or more wholly owned subsidiaries of such Person. For the avoidance of doubt, “wholly owned Restricted Subsidiary” means a wholly owned Subsidiary that is a Restricted Subsidiary.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

“Yield” means, with respect to any Loan, Revolving Commitment, or Repricing Transaction, as the case may be, on any date of determination as calculated by the Administrative Agent, (a) any interest rate margin, (b) increases in interest rate floors (but only to the extent that an increase in the interest rate floor with respect to the Class of Term Loans would cause an increase in the interest rate then in effect at the time of determination hereunder, and, in such case for purposes of Section 2.20, then the interest rate floor (but not the interest rate margin solely for determinations under this clause (b)) applicable to such Class of Term Loans shall be increased to the extent of such differential between interest rate floors), (c) original issue discount and (d) upfront fees paid generally to all Persons providing such Loan or Commitment (with original issue discount and upfront fees being equated to interest based on the shorter of (x) the Weighted Average Life to Maturity of such Loans and (y) four years), but exclusive of any amendment or consent fees and arrangement, structuring, underwriting or similar fee paid to any Person in connection therewith that are not shared generally with all Persons providing such Loan or Commitment.

Section 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Loan Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan Borrowing”).

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (including pursuant to any permitted refinancing, extension, renewal, replacement, restructuring or increase (in each case, whether pursuant to one or more agreements or with different lenders or different agents), but subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) any reference to any Requirement of Law shall, unless otherwise specified, refer to such Requirement of Law as amended, modified or supplemented from time to time and shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law, (g) the phrase “for the term of this Agreement” and any similar phrases shall mean the period beginning on the Effective Date and ending on the Latest Maturity Date, the term “manifest error” shall be deemed to include any clearly demonstrable error whether or not obvious on the face of the document containing such error, (h) all references to “knowledge” or “awareness” of any Loan Party or a Restricted Subsidiary thereof means the actual knowledge of a Responsible Officer of a Loan Party or such Restricted Subsidiary and (i) all references to “in the ordinary course of business” of the Parent, the Borrower or any Subsidiary thereof means (x) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of, the Parent, the Borrower and/or such Subsidiary, as applicable, (y) customary and usual in the software industry where the Parent’s, the Borrower’s or any Subsidiary’s businesses are located or performed or (z) generally consistent with the past or current practice of the Parent, the Borrower or any Subsidiary thereof and/or similarly situated software companies where the Parent’s, the Borrower’s or any Subsidiary’s businesses are located or performed. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.04 Accounting Terms; IFRS. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with IFRS, as in effect from time to time. In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Change with the desired result that the criteria for evaluating the Parent’s and the Subsidiaries’ consolidated financial condition shall be the same after such Accounting Change as if such Accounting Change had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial ratios, covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Change had not occurred. “Accounting Change” refers to any change in accounting principles required by (A) the promulgation of any rule, regulation, pronouncement or opinion by the IFRS Interpretations Committee and (B) any applicable change to the Companies Act 2006 applicable to companies reporting under IFRS.

Notwithstanding anything in this Agreement to the contrary, any change in IFRS or the application or interpretation thereof that would require operating leases to be treated similarly as a capital or finance lease shall not be given effect in the definitions of Indebtedness or Liens or any related definitions or in the computation of any financial ratio or requirement.

Section 1.05 Pro Forma Calculations.

(a) With respect to any period during which the Transactions or any Specified Transaction occurs, for purposes of determining the prepayments required pursuant to Section 2.11(c) or Section 2.11(d) permissibility of asset sales, compliance with any test contained in this Agreement (including any incurrence test) or for any other specified purpose hereunder (including for purposes of determining the Applicable Margin in respect of any period), calculation of the First Lien Leverage Ratio, Consolidated EBITDA, Consolidated Total Assets and the Total Leverage Ratio or for any other purpose hereunder, such determinations and calculations with respect to such period shall be made on a Pro Forma Basis.

(b)  Notwithstanding anything in this Agreement or any Loan Document to the contrary, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)     determining compliance with any provision of this Agreement (including the determination of compliance with representations, warranties or any other provision of this Agreement which requires no Default or Event of Default has occurred or is continuing or would result therefrom); or

(ii)   calculating any ratio or testing availability under baskets set forth in this Agreement (including the Available Amount or any other baskets (including incremental facilities or any baskets measured as a percentage of Consolidated EBITDA or Consolidated Total Assets));

(iii)   in each case, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder (including the determination of any such ratio, amount or availability of the Available Amount, or any other basket and the determination of the accuracy of any representation or warranty or whether a Default or Event of Default has occurred, is continuing or would result therefrom, or other applicable covenant) shall be deemed to be the date the definitive agreement for such Limited Condition Transaction is entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction, the Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been satisfied as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been satisfied as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any event or transaction occurring after the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or date for redemption, repurchase, defeasance, satisfaction and discharge or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction (a “Subsequent Transaction”) in connection with which a ratio, test or basket availability calculation must be made on a Pro Forma Basis or giving pro forma effect to such Subsequent Transaction, for purposes of determining whether such ratio, test or basket availability has been complied with under this Agreement, any such ratio, test or basket shall be calculated (x) on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith have been consummated and (y) for Restricted Payments only, without giving effect to such Limited Condition Acquisition.

Section 1.06 Currency Translation.

(a)   For purposes of determining compliance as of any date after the Effective Date with Section 5.14, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.08 or Section 6.09, or for purposes of making any determination under Section 7.01(f), (g), (j), or (l), or for any other specified purpose hereunder, amounts incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the exchange rates in effect on the last Business Day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by the Borrower by reference to customary indices; provided that for purposes of determining compliance with the First Lien Leverage Ratio or Total Leverage Ratio on any date of determination, amounts denominated in a currency other than Dollars will be translated into Dollars (i) with respect to income statement items, at the currency exchange rates used in calculating Consolidated Net Income in the Parent’s latest financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) with respect to statement of financial position items, at the currency exchange rates used in calculating statement of financial position items in the Parent’s latest financial statements delivered pursuant to Section 5.01(a) or (b) and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with IFRS, of Swap Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Dollar equivalent of such Indebtedness. No Default or Event of Default shall arise as a result of any limitation or threshold set forth in Dollars in Section 5.12, Section 6.01, Section 6.02, Section 6.03, Section 6.04, Section 6.05, Section 6.08, Section 6.09, or Section 7.01(f), (g), (j), or (l), being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the last day of the fiscal quarter immediately preceding the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

(b)   The Administrative Agent shall determine the Dollar Equivalent of any Borrowing (if any) denominated in Euros or any other Alternative Currency as of (i) each date (with such date to be reasonably determined by the Administrative Agent) that is on or about the date of a Borrowing Request or Interest Election Request or the beginning of each Interest Period with respect to any Borrowing and (ii) from time to time with notice to the Borrower in its reasonable discretion; provided that if a prepayment of Term Loans is required under Section 2.11, the Dollar Equivalent of such Term Loans for purposes of determining the relative application of the prepayment among multiple Classes of Term Loans shall be determined as of the date of such prepayment, or if earlier, the date that notice of such prepayment is furnished by the Borrower.

(c)    [Reserved].

(d)   The Administrative Agent shall notify the Borrower and the applicable Lenders of each calculation of the Dollar Equivalent of each Borrowing.

Section 1.07 Rounding. Any financial ratios required to be maintained pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up for five). For example, if the relevant ratio is to be calculated to the hundredth decimal place and the calculation of the ratio is 5.125, the ratio will be rounded up to 5.13.

Section 1.08 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on (or before) a day which is not a Business Day, the date of such payment (other than as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

Section 1.09 Applicability to Parent and its Restricted Subsidiaries prior to the Seattle Acquisition. The applicability of any payment obligations to the Parent shall be deemed to be references to the Borrower until after the Merger has been consummated (it being understood that in no event shall the Parent or any of its Restricted Subsidiaries be subject to the terms of this Agreement until after the Merger).

Section 1.10 Certifications; Provision of Information. All provisions of information, presentations, statements and certifications to be made hereunder by a director, officer or other representative of a Loan Party or other Restricted Subsidiary shall be made by such a Person in his or her capacity solely as an officer or a representative of such Loan Party or other Restricted Subsidiary, on such Loan Party’s or such Restricted Subsidiary’s behalf and not in such Person’s individual capacity, and without personal liability.

Section 1.11 Compliance with Article VI. In the event that any Lien, Investment, Indebtedness (whether at the time of incurrence or upon application of all or a portion of the proceeds thereof), Disposition, Restricted Payment, Affiliate transaction, restrictive agreement or prepayment of Indebtedness meets the criteria of one or more than one of the categories of transactions then permitted pursuant to any clause of such Sections in Article VI, such transaction (or portion thereof) at any time shall be permitted under one or more of such clauses as determined by the Borrower in its sole discretion at such time.

ARTICLE II
The Credits

Section 2.01 Commitments.

(a)   Subject to the terms set forth herein~~,~~:

(i)   each Lender with an Initial Term Commitment severally agrees, on the terms and conditions set forth in the Escrow Term Loan Agreement, to have the outstanding principal amount of its Dollar denominated term loans (or such lesser amount as notified and allocated to such Lender by the Administrative Agent, as determined by the Administrative Agent and the Borrower in their sole discretion) in an amount not to exceed its Initial Term Commitment, automatically converted into and deemed issued as Initial Term Loans denominated in Dollars under and outstanding pursuant to this Agreement, effective as of the Effective Date.; and

(ii)    subject to the terms and conditions set forth in Amendment No. 1, (A) the Additional Tranche B-1 Term Lender agrees to make Tranche B-1 Term Loans to the Borrower on the First Amendment Effective Date in Dollars in an aggregate amount not to exceed its Additional Tranche B-1 Term Commitment and (B) each Converting Initial Term Lender agrees to have all of its outstanding Initial Term Loans (or such lesser amount as notified and allocated to such Converting Initial Term Lender by the Administrative Agent, as determined by the Administrative Agent and Borrower in their sole discretion) converted to an equivalent principal amount of Tranche B-1 Term Loans effective as of the First Amendment Effective Date.

(b)   Amounts repaid or prepaid in respect of Term Loans may not be reborrowed. The Initial Term Commitments and Tranche B-1 Term Commitments will terminate in full upon the making, rollover, conversion and deemed issuance of the Loans referred to in clause (a) above.

Section 2.02 Loans and Borrowings.

(a)   Each Loan shall be made as part of a Borrowing consisting of Loans of thesame Class, Type and currency by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)   Subject to Section 2.14, (i) each Term Loan Borrowing of the Initial Term Loans denominated in Dollars shall be comprised entirely of ABR Loans or Eurocurrency

Loans and (ii) each Term Loan Borrowing of the Tranche B-1 Term Loans shall be comprised entirely of ABR Loans, Term Benchmark Loans or RFR Loans, in each case, as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)   At the commencement of each Interest Period for any Eurocurrency Borrowing or Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 (or, in the case of Borrowings denominated in (i) Euros, €500,000 or (ii) any other Alternative Currency, a like amount) and not less than $500,000 (or, in the case of Borrowings denominated in (i) Euros, €500,000 or (ii) any other Alternative Currency, a like amount). At the time that each ABR ~~Revolving Loan~~Borrowing or RFR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $100,000. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 16 Eurocurrency Borrowings, Term Benchmark Borrowings or RFR Borrowings outstanding plus up to an additional 3 Interest Periods in respect of each (i) Incremental Facility, (ii) Extended Term Loans and Extended Revolving Commitments, and (iii) Other Term Loans and Other Revolving Loans.

(d)   Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the applicable the Term Loan Maturity Date applicable to such Borrowing (in the case of such Term Loan), as the case may be.

(e)   On and after the First Amendment Effective Date, (i) all Initial Term Loan Borrowings shall constitute either ABR Loans and ABR Borrowings or Eurocurrency Loans and Eurocurrency Borrowings and (ii) all Tranche B-1 Term Loans and Tranche B-1 Term Loan Borrowings shall constitute either ABR Loans and ABR Borrowings, Term Benchmark Loans and Term Benchmark Borrowings or RFR Loans and RFR Borrowings. For the avoidance of doubt, there shall be no RFR Loans or RFR Borrowings denominated in Dollars prior to there being a Benchmark Transition Event under Section 2.14(c) that results in the Relevant Rate for Borrowings in Dollars being Adjusted Daily Simple SOFR.

Section 2.03 [Reserved].

Section 2.04 [Reserved].

Section 2.05 [Reserved].

Section 2.06 Funding of Borrowings.

(a)  Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by (i) 11:00 a.m., New York City time, in the case of a Eurocurrency Borrowing, a Term Benchmark Borrowing or RFR Borrowing denominated in Dollars or an ABR Borrowing for which notice has been provided one Business Day prior to the date of the proposed Borrowing, (ii) 9:00 a.m., New York City time, in the case of any Borrowings denominated in an Alternative Currency, or (iii) 3:00 p.m., New York City time, in the case of an ABR Borrowing (other than as provided in clause (i)), in each case to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by wire transfer of the amounts so received, in immediately available funds, to an account of the Borrower, in each case designated by the Borrower in the applicable Borrowing Request.

(b)  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent, within five (5) Business Days of written notice, such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if such Borrowing is denominated in Dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such Borrowing is denominated in Euros or other Alternative Currency, the rate reasonably determined in accordance with customary practices by the Administrative Agent to be the cost to it of funding such amount, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07    Interest Elections.

(a)  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Term Benchmark, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)  To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone (a) in the case of a Eurocurrency Borrowing or a Term Benchmark Borrowing, not later than 1:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing ~~or (b)~~, (b) in the case of a RFR Borrowing denominated in Dollars, not later than 1:00 p.m., New York City time, five

Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request substantially in the form of Exhibit B and signed by the Borrower.

(c)    Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)   whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing, a Term Benchmark Borrowing, a RFR Borrowing; and

(iv)   if the resulting Borrowing is a Eurocurrency Borrowing or a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”

If any such Interest Election Request requests a Eurocurrency Borrowing or a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)   Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)   If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing, Term Benchmark Borrowing or RFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as such Event of Default is continuing, no outstanding Borrowing may be continued for an Interest Period of more than one month’s duration.

Section 2.08   Termination and Reduction of Commitments.

(a)  The Borrower may at any time, without premium or penalty, terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 (or the entire amount of such Class).

Section 2.09   Repayment of Loans; Evidence of Debt.

(a)    The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10.

(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender to the Borrower, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)   The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder to the Borrower, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower for the account of the Lenders and each Lender’s share thereof.

(d)   The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that (i) the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans and pay interest thereon in accordance with the terms of this Agreement and (ii) in the event of any conflict with the Register, the Register shall govern absent manifest error.

(e)    Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns and substantially in the form of the applicable Exhibit F; provided that the delivery of any such note shall not be a condition precedent to any Acquisition or Investment. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to such payee and its registered assigns (and ownership shall at all times be recorded in the Register).

Section 2.10 Amortization of Term Loans.

(a) Subject to adjustment pursuant to Section 2.10(d) and subject to Section 2.11(i) and Section 9.04(b) ~~and subject to Section 2.11(i) and Section 9.04(b)~~(vii), the

Borrower shall repay the Initial Term Loans on the last day of each April, July, October and January, commencing with the first such date to occur following the second full fiscal quarter after the Effective Date, in an aggregate principal amount equal to the product of (x) 0.25% multiplied by (y) the aggregate principal amount of Initial Term Loans outstanding on the Effective Date.

(b)   Subject to adjustment pursuant to Section 2.10(d) and subject to Section 2.11(i) and Section 9.04(b)(vii), the Borrower shall repay the Tranche B-1 Term Loans on the last day of each April, July, October and January, commencing with the first such date to occur following the first full fiscal quarter after the First Amendment Effective Date, in an aggregate principal amount equal to the product of (x) 0.25% multiplied by (y) the aggregate principal amount of Tranche B-1 Term Loans outstanding on the First Amendment Effective Date.

(c)    Without limiting the foregoing, to the extent not previously paid, all Initial Term Loans and Tranche B-1 Term Loans shall be due and payable on the applicable Term Loan Maturity Date.

(d)    ~~(b)~~ Any prepayment of a Term Loan Borrowing of any Class shall be applied (i) in the case of prepayments made pursuant to Section 2.11(a) or (e), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section as directed by the Borrower (or, in the absence of such direction, to the remaining scheduled installments of principal of such Class in direct order of maturity), or as otherwise provided in any Extension Amendment, any Incremental Facility Amendment or Refinancing Amendment, (ii) in the case of prepayments made pursuant to Section 2.11(c) or Section 2.11(d), to reduce the subsequent scheduled repayments of the Term Loan Borrowings of such Class to be made pursuant to this Section in direct order of maturity, or as otherwise provided in any Extension Amendment, any Incremental Facility Amendment, or Refinancing Amendment, and (iii) in the case of prepayments made pursuant to Section 2.11(k), to reduce the subsequent scheduled repayments of the Term Loan Borrowings in direct order of maturity.

(e)     ~~(c)~~ Prior to any repayment of any Term Loan Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such election not later than 1:00 p.m., New York City time, on the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Loan Borrowings shall be accompanied by accrued interest on the amount repaid.

Section 2.11 Prepayment of Loans.

(a) The Borrower shall have the right at any time and from time to time, without premium or penalty (but subject to Section 2.16 and the following sentence), to prepay any Borrowing of any Class in whole or in part, as selected and designated by the Borrower, subject to the requirements of this Section. Each voluntary prepayment of any Loan pursuant to this Section 2.11(a) and mandatory prepayment pursuant to Section 2.11(e) shall be made without premium or penalty except that, (i) in the event that prior to the date that is six (6) months after the earlier of (x) the Escrow Funding Date and (y) 61 days after the Closing Date, the Borrower makes any prepayment or repayment of Initial Term Loans as a result of a Repricing Transaction or any amendment to this Agreement to effectuate a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders of the Initial Term Loans, a prepayment premium in an amount equal to 1% of the amount of the Initial Term Loans being so prepaid, repaid or refinanced or the aggregate amount of the Initial Term Loans outstanding immediately prior to such amendment and otherwise subject to the Repricing Transaction, as applicable and (ii) in the event that prior to the date that is twelve (12) months after the First Amendment Effective Date, the Borrower makes any prepayment or repayment of Tranche B-1 Term Loans as a result of a Repricing Transaction or any amendment to this Agreement to effectuate a Repricing Transaction, the Borrower shall pay to the Administrative Agent, for the ratable account of each of the applicable Lenders of the Tranche B-1 Term Loans, a prepayment premium in an amount equal to 1% of the amount of the Tranche B-1 Term Loans being so prepaid, repaid or refinanced or the aggregate amount of the Tranche B-1 Term Loans outstanding immediately prior to such amendment and otherwise subject to the Repricing Transaction, as applicable. Any such voluntary prepayment shall be applied as specified in Section 2.10(b). Notwithstanding anything to the contrary in this Agreement, (x) after any Extension, the Borrower may voluntarily prepay any Borrowing of any Class of non-extended Term Loans pursuant to which the related Extension Offer was made without any obligation to voluntarily prepay the corresponding Extended Term Loans or may voluntarily prepay any Borrowing of any Extended Term Loans pursuant to which the related Extension Offer was made without any obligation to voluntarily prepay the corresponding non-extended term loans or (y) after the incurrence or issuance of any Incremental Facility, Other Term Loans or Replacement Term Loans, the Borrower may voluntarily prepay any Borrowing of any Initial Term Loans or Tranche B-1 Term Loans without any obligation to voluntarily prepay any Class of Incremental Term Loans pursuant to any Incremental Facility Amendment, Other Term Loans pursuant to any Refinancing Amendment or pursuant to any Replacement Term Loans, or may voluntarily prepay any Borrowing of any Class of Incremental Term Loans, Other Term Loans or Replacement Term Loans without any obligation to voluntarily prepay the Initial Term Loans or the Tranche B-1 Term Loans.

(b)   [Reserved].

(c)   Subject to paragraph (f) of this Section, and unless the Required Lenders otherwise agree, in the event and on each occasion following the Acquisition Closing Date that any Net Proceeds are received by or on behalf of the Parent or any Restricted Subsidiary in respect of any Prepayment Event, the Borrower shall, within thirty (30) days in the case of any Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, or, five (5) Business Days in the case of a Prepayment Event referenced in paragraph (c) of the definition thereof, after such Net Proceeds are received, prepay Term Loans on a pro rata basis (except, as to Extended Term Loans or Term Loans made pursuant to an Incremental Facility Amendment or a Refinancing Amendment, as otherwise set forth in such Extension Amendment, Incremental Facility Amendment or a Refinancing Amendment, or as to a Replacement Term Loan, in each case, which may be prepaid on a less than pro rata basis), in each case in an aggregate amount equal to 100% of the amount of such Net Proceeds (subject to reduction as set forth below); provided that in the case of any such event described in clause (a) or (b) of the definition of the term “Prepayment Event,” if the Parent or any Restricted Subsidiary applies the Net Proceeds from such event (or a portion thereof) within twelve (12) months after receipt of such Net Proceeds (or eighteen (18) months if the Parent or any such Restricted Subsidiary commits to apply such Net Proceeds within such twelve (12) month period pursuant to a contractual arrangement (including pursuant to a letter of intent or commitment letter) to apply) to reinvest such proceeds in assets of the general type used or useful in the business of the Parent and its Restricted Subsidiaries (including in connection with an acquisition), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of the twelve-month (or, eighteen month, if committed to be so applied) period following receipt of such Net Proceeds, at the end of which period a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further, that with respect to any Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, (i) the Borrower shall not be obligated to make any prepayment otherwise required by this paragraph (c) unless and until the aggregate amount of Net Proceeds from all such Prepayment Events, after giving effect to the reinvestment rights set forth herein, exceeds ~~$45,000,000~~(i) prior to the Full Refinancing Date, $45,000,000 and (ii) on and after the Full Refinancing Date, $75,000,000, in each case (the “Asset Sale Prepayment Trigger”) in any fiscal year of the Parent, but then from all such Net Proceeds in excess of the Asset Sale Prepayment Trigger during such fiscal year and (ii) the Borrower may use a portion of such Net Proceeds to prepay or repurchase Miami Term Loans, First Lien Senior Secured Notes or any other Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations (the “Other Applicable Indebtedness”) to the extent required pursuant to the terms of the documentation governing such Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such Net Proceeds pursuant to this Section 2.11(c) shall be deemed to be the amount equal to the product of (x) the amount of such Net Proceeds multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans and Miami Term Loans required to be prepaid pursuant to this paragraph (c) and the denominator of which is the sum of the outstanding principal amount of such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph; provided, further, that with respect to any Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, the Borrower shall not be obligated to make, and may retain, 50% of the prepayment otherwise required by this paragraph (c) (any Net Proceeds of a Prepayment Event referenced in paragraph (a) or (b) of the definition thereof not subject to prepayment and retained by the Borrower pursuant to this proviso and the following proviso, the “Retained Asset Sale Proceeds”) to the extent that the First Lien Leverage Ratio, computed on a Pro Forma Basis (including with respect to such Disposition and any prepayment of Indebtedness) as of the Applicable Date of Determination (solely for purposes of this proviso to this Section 2.11(c), at the time of such Disposition and not for any other purpose hereunder, the Net Proceeds of the applicable Disposition shall not be included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “First Lien Leverage Ratio”), is less than or equal to 3.00:1.00; provided, further, that with respect to any Prepayment Event referenced in paragraph (a) or (b) of the definition thereof, the Borrower shall not be obligated to make, and may retain, 100% of the prepayment otherwise required by this paragraph (c) to the extent that the First Lien Leverage Ratio, computed on a Pro Forma Basis (including with respect to such Disposition and any prepayment of Indebtedness) as of the Applicable Date of Determination (solely for purposes of this proviso to this Section 2.11(c), at the time of such Disposition and not for any other purpose hereunder, the Net Proceeds of the applicable Disposition shall not be included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “First Lien Leverage Ratio”), is less than or equal to 2.50:1.00.

(d)  Subject  to  paragraph (f) of this Section 2.11 and unless the Required Lenders otherwise agree, following the end of each fiscal year of the Parent, commencing with the fiscal year of Parent ending October 31, 2019, the Borrower shall prepay, Term Loan Borrowings, in an aggregate amount (the “ECF Prepayment Amount”) equal to (i) the Required Percentage of Excess Cash Flow for such fiscal year, minus (ii) the aggregate principal amount of prepayments (other than prepayments pursuant to Section 2.11(c), (d) or (e), but inclusive of purchases of Loans by the Parent and its Subsidiaries at or below par, in which case the amount of prepayments or Loans shall be deemed not to exceed the actual purchase price of such Loans below par) of Term Loans, Miami Term Loans (other than prepayments pursuant to Section 2.11(c), (d) or (e), but inclusive of purchases of Loans by the Parent and its Subsidiaries at or below par, in which case the amount of prepayments or, at the option of the Borrower, Loans shall be deemed not to exceed the actual purchase price of such Loans below par), Other Applicable Indebtedness and Revolving Loans (to the extent of, in the case of Revolving Loans, a corresponding Revolving Commitment reduction) made during such fiscal year or the period following the end of such fiscal year and prior to the ECF Due Date; provided that the Borrower may use a portion of such ECF Prepayment Amount to prepay or repurchase the Miami Term Loans and any term loans incurred as Other Applicable Indebtedness pursuant to “excess cash flow” provisions applicable to such term loans to the extent required pursuant to the terms of the Miami Credit Agreement and the documentation governing such Other Applicable Indebtedness, in which case, the amount of prepayment required to be made with respect to such ECF Prepayment Amount pursuant to this Section 2.11(d) shall be deemed to be the amount equal to the product of (x) the amount of such ECF Prepayment Amount multiplied by (y) a fraction, the numerator of which is the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph (d) and the denominator of which is the sum of the outstanding principal amount of the Miami Term Loans and such Other Applicable Indebtedness required to be prepaid pursuant to the terms of the Miami Credit Agreement and the documents governing such Other Applicable Indebtedness and the outstanding principal amount of Term Loans required to be prepaid pursuant to this paragraph; provided, further, that the Borrower shall not be obligated to make any prepayment otherwise required by this paragraph (d) unless and until the ECF Prepayment Amount, after giving effect to the deductions set forth herein, exceeds $30,000,000 (the “ECF Prepayment Trigger”) in respect of any fiscal year of the Parent, but then from all such amounts in excess of the ECF Prepayment Trigger for such fiscal year. Each prepayment pursuant to this paragraph shall be made not later than the earlier of (A) 125 days after the end of the fiscal year of the Parent with respect to which such prepayment is made and (B) 10 Business Days after the delivery of the financial statements referred to in Section 5.01(a) for the fiscal year with respect to which such prepayment is made (such earlier date, the “ECF

Due Date”). All prepayments made pursuant to this Section 2.11(d) shall be applied solely to the outstanding Initial Term Loans and Tranche B-1 Term Loans (and any Incremental Term Loans, Extended Term Loans or Other Term Loans to the extent provided for in the applicable Incremental Facility Amendment, Extension Amendment or Refinancing Amendment, or in respect of any Replacement Term Loans, provided that the Initial Term Loans and the Tranche B-1 Term Loans receive not less than the pro rata portion of such prepayment unless otherwise agreed).

(e)   If the Borrower incurs or issues any (i) Credit Agreement Refinancing Indebtedness permitted to be incurred or issued hereunder (other than a Permitted Refinancing thereof) or (ii) any other Indebtedness not permitted under Section 6.01, the Borrower shall, substantially contemporaneously with such incurrence or issuance pursuant to clause (i) and otherwise within five (5) Business Days, prepay the principal amount of the corresponding Credit Agreement Refinanced Debt (in the case of clause (i)) or each Class of Term Loans on a pro rata basis (in the case of clause (ii)), in each case in accordance with Section 2.11(g) and in an aggregate amount the Dollar Equivalent of which is equal to 100% of the Net Proceeds of such issuance or incurrence (which prepayment of principal shall be accompanied by payment of, provided such Net Proceeds shall be deemed reduced by an amount equal to the, accrued and unpaid interest, premiums and fees and expenses associated with such principal amount prepaid); provided that such prepayment in connection with a Repricing Transaction shall be subject to the second sentence of Section 2.11(a).

(f)   Notwithstanding any other provisions of this Section 2.11, (i) to the extent that any of or all the Net Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment pursuant to Section 2.11(c) (a “Foreign Disposition”), the Net Proceeds of any Prepayment Event from a Foreign Subsidiary (a “Foreign Prepayment Event”), or Excess Cash Flow would be (x) prohibited or delayed by applicable local law (which, for the avoidance of doubt includes, but is not limited to, financial assistance, corporate benefit, restrictions on upstreaming cash, and the fiduciary and statutory duties of the directors of the relevant subsidiaries), (y) restricted by applicable organizational or constitutive documents or any agreement or (z) subject to other onerous organizational or administrative impediments, from being repatriated to the United States, the portion of such Net Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in Section 2.11(d) or the Borrower shall not be required to make a prepayment at the times provided in Section 2.11(c), as the case may be, and instead, such amounts may be retained by the applicable Foreign Subsidiary and (ii) to the extent that the Borrower has determined in good faith that repatriation of any of or all the Net Proceeds of any Foreign Disposition, any Foreign Prepayment Event or Excess Cash Flow would have an adverse tax cost consequence with respect to such Net Proceeds or Excess Cash Flow (which for the avoidance of doubt, includes, but is not limited to, any prepayment whereby doing so the Parent or any Restricted Subsidiary or any of their respective affiliates and/or equity partners would incur a tax liability, including a tax dividend, deemed dividend pursuant to Code Section 956 or a withholding tax), the Net Proceeds or Excess Cash Flow so affected may be retained by the applicable Foreign Subsidiary. The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default. Any prepayments made by the Borrower pursuant to Section

2.11(c) or (d) notwithstanding the application of this Section 2.11(f) shall be net of additional Taxes, costs and expenses payable or reserved against as a result thereof (whether or not repatriation actually occurs) and the Parent and its Restricted Subsidiaries shall be permitted to make a Restricted Payment to its equity holders and Affiliates to cover such taxes, costs or expenses to the extent actually paid by such equity holder or Affiliate.

(g) In connection with (i) any optional prepayment of Borrowings hereunder or (ii) any mandatory prepayment of Borrowings hereunder, the Borrower shall, in each case, subject to the provisions of this Section 2.11(g), Section 2.11(k) and Section 2.11(l), select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to Section 2.11(h). The Administrative Agent will promptly notify each Lender holding the applicable Class of Term Loans of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment. Each such Term Loan Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 2.11(c) or (d) by providing notice to the Administrative Agent at or prior to the time of such prepayment; provided that for the avoidance of doubt, no Lender may reject any prepayment made with the proceeds of Credit Agreement Refinancing Indebtedness or made as a result of clause (c) of the definition of “Prepayment Event.” Each Lender holding a Tranche B-1 Term Loan shall be deemed to have declined its pro rata share of any prepayment pursuant to Section 2.11(c) in connection with a Specified Disposition (the “Specified Disposition Declined Prepayment”). Any Declined Proceeds remaining thereafter shall be retained by the Borrower (“Retained Declined Proceeds”).

(h)  The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditional upon the consummation of an acquisition or sale transaction or upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of any other specified event, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except as otherwise provided herein, each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13 and any prepayment fees required by Section 2.11(a), to the extent applicable.

(i)    Notwithstanding anything to the contrary contained in this Agreement, so long as no Event of Default has occurred and is continuing or would result therefrom, the Parent or any Restricted Subsidiary (in such case, the foregoing being herein referred to as the

“Auction Parties” and each, an “Auction Party”) may repurchase outstanding Subject Loans on the following basis:

(A)    Such Auction Party may repurchase all or any portion of any Class of (i) Term Loan or (ii) Revolving Loan and Revolving Commitment held by a Revolving Lender that is a Defaulting Lender (such Loans and Revolving Commitments, “Subject Loans”) pursuant to a Dutch Auction (or such other modified Dutch auction conducted pursuant to similar procedures as the Borrower and Administrative Agent may otherwise agree); provided that no proceeds of Revolving Loans shall be used by any Auction Party to repurchase Subject Loans pursuant to such Auction;

(B)      Following repurchase by any Auction Party pursuant to this Section 2.11(i), the Subject Loans so repurchased shall, without further action by any Person, be deemed cancelled and/or terminated for all purposes and no longer outstanding (and may not be resold by any Auction Party) or available, for all purposes of this Agreement and the principal amount of the Subject Loans so repurchased shall be applied on a pro rata basis to reduce the scheduled remaining installments of principal on such Class of Term Loans. In connection with any Subject Loans repurchased and cancelled pursuant to this Section 2.11(i), the Administrative Agent is authorized to make appropriate entries in the Register to reflect any such cancellation and/or termination. Any payment made by any Auction Party in connection with a repurchase permitted by this Section 2.11(i) shall not be subject to any of the pro rata payment or sharing requirements of this Agreement. Notwithstanding anything in this Agreement or any other Loan Documents to the contrary, failure by an Auction Party to make any payment to a Lender required by an agreement permitted by this Section 2.11(i) shall not constitute a Default or an Event of Default;

(C)     Each Lender that sells its Subject Loans pursuant to this Section 2.11(i) acknowledges and agrees that (i) the Auction Parties may come into possession of additional information regarding the Loans, the Commitments or the Loan Parties at any time after a repurchase has been consummated pursuant to an Auction hereunder that was not known to such Lender or the Auction Parties at the time such repurchase was consummated and that, when taken together with information that was known to the Auction Parties at the time such repurchase was consummated, may be information that would have been material to such Lender’s decision to enter into an assignment of such Subject Loans hereunder (“Excluded Information”), (ii) such Lender will independently make its own analysis and determination to enter into an assignment of its Loans or Commitments and to consummate the transactions contemplated by an Auction notwithstanding such Lender’s lack of knowledge of Excluded Information and (iii) none of the Auction Parties or any of their respective Affiliates, or any other Person shall have any liability to such Lender with respect to the nondisclosure of the Excluded Information. Each Lender that tenders Loans or Commitments pursuant to an Auction agrees to the foregoing provisions of this clause (C). The

Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.11(i) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment requirements) (it being understood and acknowledged that purchases of the Loans or Commitments by an Auction Party contemplated by this Section 2.11(i) shall not constitute Investments by such Auction Party) or any other Loan Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.11(i).

(j)   Notwithstanding any of the other provisions of this Section 2.11, if any prepayment of Eurocurrency Loans, Term Benchmark Loans or RFR Loans is required to be made under this Section 2.11, prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.11 in respect of any such Eurocurrency Loan, Term Benchmark Loan or RFR Loan prior to the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit with the Administrative Agent in the currency in which such Loan is denominated the amount of any such prepayment otherwise required to be made hereunder until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.11. Such deposit shall constitute cash collateral for the Eurocurrency Loans, Term Benchmark Loans or RFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 2.11.

(k)   If the Seattle Acquisition is not consummated (x) within four (4) Business Days after the Effective Date as a result of trading generally having been suspended or materially limited on the London Stock Exchange (or, if earlier, the first day on which the London Stock Exchange is open for trading following such suspension or material limitation on trading) or (y) if otherwise, within one (1) Business Day after the Effective Date (such applicable date in clause (x) or (y), the “Applicable Acquisition Consummation Deadline”), unless the Required Lenders otherwise agree, subject to the terms of the following provisions, the Borrower shall prepay the Initial Term Loans, without premium or penalty, at the issue price thereof (for the avoidance of doubt, net of any original issue discount or upfront fees) plus accrued and unpaid interest thereon on the date that is one (1) Business Day following the Applicable Acquisition Consummation Deadline unless the Seattle Acquisition has already been consummated prior to the making of such prepayment on such date. Any prepayment pursuant to this paragraph (k) shall be applied solely to the Initial Term Loans and shall be made solely to the Lenders with an outstanding Initial Term Loan on a pro rata basis.

(l)   Application of Prepayment by Type of Term Loans. In connection withany voluntary prepayments by the Borrower pursuant to Section 2.11(a), any voluntary prepayment thereof shall be applied first to ABR Loans to the full extent thereof before application to Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans in each case in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16. In connection with any mandatory prepayments by the Borrower of the Term Loans pursuant to Section 2.11, such prepayments shall be applied on a pro rata basis to the then outstanding Term Loans being prepaid irrespective of whether such outstanding Term Loans are ABR Loans or Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans; provided that if no Lenders exercise the right to waive a given mandatory prepayment of the Term Loans pursuant to Section 2.11(g), then, with respect to such mandatory prepayment, the amount of such mandatory prepayment shall be applied first to Term Loans that are ABR Loans to the full extent thereof before application to Term Loans that are Eurocurrency Rate Loans, Term Benchmark Loans or RFR Loans in a manner that minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.16.

Section 2.12 Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(b) All fees payable hereunder shall be paid by the Borrower on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

Section 2.13 Interest.

(a) The Loans comprising each ABR Borrowing shall bear interest at theAlternate Base Rate plus the Applicable Margin.

(b)  (i)   The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted Eurocurrency Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin, (ii) Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (iii) each RFR Loan shall bear interest at a rate per annum equal to the Adjusted Daily Simple SOFR plus the Applicable Margin.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrower hereunder is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section (including the Applicable Margin) or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no default rate shall accrue on the Loans of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on written demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan, Term Benchmark Loan or RFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate or Sterling shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR Rate, Adjusted Daily Simple SOFR, or Adjusted Eurocurrency Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.14 Alternate Rate of Interest. ~~If~~(a) With respect to the Initial Term Loans, if prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(i)    ~~(a)~~ the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurocurrency Rate for such Interest Period; or

(ii)    ~~(b)~~ the Administrative Agent is advised by the Required Lenders that the Adjusted Eurocurrency Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders or as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Eurocurrency Borrowing in such currency shall be ineffective, and any Eurocurrency Borrowing denominated in such currency that is requested to be continued (A) if such currency is the Dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is Euros or other Alternative Currency, shall bear interest at such rate as the Administrative Agent shall determine adequately and fairly reflects the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period plus the applicable percentage set forth in the definition of “Applicable Margin” under the applicable row under the column “Eurocurrency Loan” and (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in such currency, (A) if such currency is the Dollar, such Borrowing shall be made as an ABR Borrowing and (B) if such currency is Euros, such Borrowing Request shall be ineffective.

(b)   Subject to clauses (c), (d), (e), (f) and (g) of this Section 2.14, if:

(i)   the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis) for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii)   the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07, (1) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Revolving Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (x) an RFR Borrowing denominated in Dollars so long as Adjusted Daily Simple SOFR for Dollar Borrowings is not also the subject of Section 2.14(a)(i) or (ii) above or (y) an ABR Borrowing if Adjusted Daily Simple SOFR also is the subject of Section 2.14(a)(i) or (ii) above and (2) any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be a Borrowing Request, as applicable, for an ABR Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.14(b) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.07, (1) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated so long as Adjusted Daily Simple SOFR is not also the subject of Section 2.14(b)(i) or (ii) above or (y) an ABR Loan if Adjusted Daily Simple SOFR also is the subject of Section 2.14(b)(i) or (ii) above, on such day, and (2) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute an ABR Loan. For the avoidance of doubt, this Section 2.14(b) shall not apply with respect to the Initial Term Loans.

(c)   Notwithstanding anything to  the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.14), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Class. For the avoidance of doubt, this Section 2.14(c) shall not apply with respect to the Initial Term Loans.

(d)   Notwithstanding anything to  the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. For the avoidance of doubt, this Section 2.14(d) shall not apply with respect to the Initial Term Loans.

(e)   The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14. For the avoidance of doubt, this Section 2.14(e) shall not apply with respect to the Initial Term Loans.

(f)    Notwithstanding anything to  the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark

Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate, EURIBO Rate or Eurocurrency Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. For the avoidance of doubt, this Section 2.14(f) shall not apply with respect to the Initial Term Loans.

(g)   Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing denominated in Dollars into a request for a Borrowing of or conversion to an ABR Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, for Loans denominated in Dollars any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, an ABR Loan. For the avoidance of doubt, this Section 2.14(g) shall not apply with respect to the Initial Term Loans.

(h)   Notwithstanding anything in this Agreement to the contrary, in determining the Benchmark Replacement and any Benchmark Replacement Conforming Changes, the Administrative Agent will consider in good faith any proposal reasonably requested by the Borrower and not adverse to the Lenders that is intended to prevent the use of the Benchmark Replacement from causing a “significant modification” of any Loan within the meaning of Treasury Regulations Section 1.1001-3(b) or an exchange of property for other property differing materially in kind or in extent for purposes of Treasury Regulations Section 1.1001-1(a).

Section 2.15 Increased Costs.

(a) If any Change in Law shall:

(i)   impose,  modify  or  deem  applicable  any  reserve,  special  deposit,compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurocurrency Rate or Adjusted Term SOFR Rate, as applicable);

(ii)   impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans, Term Benchmark Loans or RFR Loans made by such Lender (except, in each case, for Indemnified Taxes indemnifiable under Section 2.17 and any Excluded Taxes); or

(iii)   subject any Lender to any additional Taxes of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except, in each case, for Indemnified Taxes indemnifiable under Section 2.17 and any Excluded Taxes);

and the result of any of the foregoing shall be to materially increase the cost to such Lender of making, converting to, continuing or maintaining any Eurocurrency Loan, Term Benchmark Loan or RFR Loan (or of maintaining its obligation to make any such Loan) of the Borrower or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)  If any Lender determines in good faith that any Change in Law regarding capital or liquidity requirements has or would have the effect of materially reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to the Borrower to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital and liquidity adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)  A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(d)  Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor, and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16 Break Funding Payments. ~~In~~(a) With respect to Eurocurrency Loans, in the event of (a) the payment by the Borrower of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion by the Borrower of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure by the Borrower to borrow, convert into, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(h) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted Eurocurrency Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits or Euro deposits, as applicable, of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.

(b)   With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(c)   With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(b) and is revoked in accordance therewith) or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any costs incurred more than 120 days prior to the date of the event giving rise to such costs.

Section 2.17 Taxes.

(a)    Each payment by or on account of any Loan Party under any Loan Document shall be made without withholding for any Taxes, unless such withholding is required by any Requirement of Law. If any applicable withholding agent is so required to withhold Taxes, then such withholding agent shall so withhold and shall timely pay the full amount of withheld Taxes to the relevant Governmental Authority in accordance with any applicable law. To the extent such Taxes are Indemnified Taxes, then the amount payable by the applicable Loan Party shall be increased as necessary so that, net of such withholding for Indemnified Taxes (including such withholding applicable to additional amounts payable under this Section 2.17), the applicable Recipient receives the amount it would have received had no such withholding been made.

(b)     In addition, each Loan Party shall pay any Other Taxes imposed on it to the relevant Governmental Authority in accordance with applicable law.

(c)    As promptly as possible after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment.

(d)    Without duplication of their obligations under Section 2.17(a), the Loan Parties shall indemnify each Recipient for the full amount of any Indemnified Taxes that are paid or payable by such Recipient in connection with any Loan Document (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17) or for which such Loan Party has failed to remit to the Administrative Agent the required receipts or other required documentary evidence and any reasonable third party expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted; provided, however, that if a Recipient does not notify the Loan Parties of any indemnification claim under this Section 2.17(d) within 120 days after such Recipient has received written notice of the claim of a taxing authority giving rise to such indemnification claim, the Loan Parties shall not be required to indemnify such Recipient for any incremental interest or penalties resulting from such Recipient’s failure to notify the Loan Parties within such 120-day period. The indemnity under this paragraph (d) shall be paid within 30 days after the Recipient (or the Administrative Agent, on behalf of such Recipient) delivers to the applicable Loan Party a certificate stating the amount of Indemnified Taxes so payable by such Recipient. Such certificate shall be conclusive of the amount so payable absent manifest error. Such Recipient shall deliver a copy of such certificate to the Administrative Agent.

(e)   (i) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to U.S. backup withholding or information reporting requirements, or any other U.S. or non-U.S. withholding requirements. Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.17(e). If any form or certification previously delivered pursuant to this Section 2.17(e) expires or becomes obsolete or inaccurate in any respect with respect to a Lender, such Lender shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) notify the Borrower and the Administrative Agent in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so.

(ii)   Without limiting the generality of the foregoing, with respect to a Loan to the Borrower,

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1)
in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)
in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or -8BEN-E; or

(4)
to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-2 or Exhibit L-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L-4 on behalf of each such direct and indirect partner; and

(C)   any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(iii)     If a payment made to any Lender would be subject to U.S. federal withholding Tax imposed under FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such other documentation reasonably requested by the Borrower and Administrative Agent requested by the Administrative Agent and the Borrower as may be necessary for the Administrative Agent and the Borrower to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender’s FATCA obligations and to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments after the date of this Agreement.

(iv) Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f)     If any Recipient determines, in its sole discretion (in good faith), that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid by any Loan Party pursuant to this Section 2.17), it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including any Taxes) of such Recipient and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of such Recipient, shall repay to such Recipient the amount paid to such indemnifying party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Recipient is required to repay such refund to such Governmental Authority. This Section 2.17(f) shall not be construed to require any Recipient to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

(g)     On or before the date it becomes a party to this Agreement, any successor or supplemental Administrative Agent that is a U.S. Person shall deliver to the Borrower two duly completed copies of IRS Form W-9, or any subsequent versions or successors to such form, certifying that such Administrative Agent is exempt from U.S. federal backup withholding. Notwithstanding anything to the contrary, nothing in this Section 2.17(g) shall require any successor or supplemental Administrative Agent to deliver any form that it is not legally eligible to deliver as a result of any Change in Law after the date hereof.

Section 2.18 Payments Generally; Pro Rata Treatment; Sharing of Setoffs.

(a)     The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or of amounts payable under Section 2.15, Section 2.16, Section 2.17 or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time, or, in the case of payments denominated in an Alternative Currency, 9:00 a.m., New York time), on the date when due, in immediately available funds, without setoff or counterclaim. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in same day funds not later than 2:00 p.m., New York City time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in same day funds not later than the applicable time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrower is prohibited by any Requirement of Law from making any required payment hereunder in an Alternative Currency, the Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent’s Office, except that payments pursuant to Section 2.11(i), Section 2.12(d), Section 2.15, Section 2.16, Section 2.17 and Section 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Unless otherwise provided herein, if any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document of principal or interest in respect of any Loan (or of any breakage indemnity in respect of any Loan) shall be made in the currency of such Loan and, except as otherwise set forth in any Loan Document, all other payments under each Loan Document shall be made in Dollars.

(b)     If at any time insufficient funds are received by and  available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c)    If, other than as provided elsewhere herein, any Lender shall, by exercising any right of setoff or counterclaim, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Class of Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (v) any payment or prepayment made by or on behalf of the Borrower or any other Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (x) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant or the termination of any Lender’s commitment and non-pro rata repayment of Loans pursuant to Section 2.19(b), (y) transactions in connection with an open market purchase or a Dutch Auction, or (z) in connection with a transaction pursuant to an Extension Offer, Refinancing Amendment or Incremental Facility Amendment or amendment in connection with Refinanced Term Loans. For the avoidance of doubt, this Section shall not limit the ability of the Parent or any Restricted Subsidiary to (i) purchase and retire Term Loans pursuant to an open market purchase or a Dutch Auction or (ii) pay principal, fees, premiums and interest with respect to Other Revolving Loans, Other Term Loans, Refinanced Term Loans, Extended Term Loans, Replacement Term Loans, Extended Revolving Loans and Extended Revolving Commitments, Incremental Revolving Loans and Incremental Revolving Commitments or Incremental Term Loans following the effectiveness of any Refinancing Amendment, any Extension Offer or Incremental Facility Amendment, as applicable, on a basis different from the Loans of such Class that will continue to be held by Lenders that were not Additional Refinancing Lenders, Extending Lenders or Additional Lenders or Incremental Revolving Lenders, as applicable.

(d)     Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)   If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06 (a) or (b), Section 2.18(d) or Section 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19 Mitigation Obligations; Replacement of Lender

(a)   If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or Section 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not be inconsistent with its internal policies or otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)   If any Lender requests compensation under Section 2.15 or Section 2.17, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender ceases to make ~~Eurocurrency~~ Loans as a result of any of the conditions in Section 2.14 or Section 2.15, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (1) terminate the unused Commitment of such Lender and/or repay the Loans of such Lender on a non-pro rata basis, or (2) require such Lender (and such Lender shall be obligated) to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.

(c)     Any Lender being replaced pursuant to Section 2.19(b) or Section 9.02(c) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s

Commitment and outstanding Loans, as applicable (provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register) and (ii) deliver Notes, if any, evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitments and outstanding Loans, as applicable, (B) all obligations of the Loan Parties owing to the assigning Lender relating to the Loan Documents and participations so assigned shall be paid in full by the assignee Lender or the Loan Parties (as applicable) to such assigning Lender concurrently with such assignment and assumption, any amounts owing to the assigning Lender (other than a Defaulting Lender) under Section 2.16 as a consequence of such assignment and (C) upon such payment and, if so requested by the assignee Lender, the assignor Lender shall deliver to the assignee Lender the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.

Section 2.20 Incremental Loans.

(a)   At any time and from time to time prior to the Latest Maturity Date, subject to the terms and express conditions set forth herein, the Borrower may by no less than three (3) Business Days’ prior notice to the Administrative Agent (or such lesser number of days reasonably acceptable to the Administrative Agent), request to add one or more new credit facilities (each, an “Incremental Facility”) denominated, at the option of such Borrower, in Dollars, Euros and/or any Alternative Currency, and consisting of one or more additional tranches of term loans or an increase to an existing Class of Term Loans (each, an “Incremental Term Facility”) or one or more new tranches of revolving commitments or an increase in an existing Class of Revolving Commitments (each, an “Incremental Revolving Facility”), or a combination thereof, so long as (i) immediately before and after giving effect to each Incremental Facility Amendment and the applicable Incremental Facility, no Event of Default has occurred and is continuing or would result therefrom (or to the extent the proceeds of any Incremental Loans are being used to finance a Permitted Acquisition or other permitted Investment, no Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing at the time of execution of a binding agreement in respect of such Acquisition or Investment and subject to customary “SunGard” limitations), and (ii) subject to the provisos to this sentence, immediately after giving effect to each Incremental Facility Amendment and the establishment of such Incremental Facility (or, at the option of the Borrower, (x) in the case of any Incremental Commitment established and not funded at such time, at the time of the initial funding of such Incremental Facility in lieu of the time at the time of such Incremental Facility Amendment) and/or (y) after giving effect to any acquisition or investment consummated or contemplated pursuant to an agreement in connection herewith, the First Lien Leverage Ratio computed on a Pro Forma Basis (but without giving effect to any Unrestricted Incremental First Lien Indebtedness or Unrestricted Additional Term Notes established and/or funded at such time) shall not be greater than 3.50:1.00 (such indebtedness, “Incurrence Incremental First Lien Indebtedness”) (assuming, solely for purposes of this Section 2.20 at the time of entering into such Incremental Facility Amendment or funding of such Incremental Facility, as applicable, as elected by the Borrower, and not for any other provision hereunder, that (I) all Incremental Facilities and all Additional Term Notes, in each case established and/or issued on or prior to such time are secured on a first Lien basis, whether or not so secured, (II) all Incremental Revolving Facilities and Incremental Term Facilities consisting of delayed draw term loans established but not funded at such time are fully drawn and (III) the proceeds of such Incremental Loans are not included as unrestricted cash and Cash Equivalents in clause (i) of the definition of “First Lien Leverage Ratio”; provided that to the extent the proceeds of such Incremental Loans are to be used to prepay Indebtedness, the use of such proceeds for the prepayment of such Indebtedness may be given pro forma effect); provided further that the financial incurrence test set forth in clause (ii) of this paragraph (a) shall not apply to the incurrence of an aggregate principal amount of Indebtedness under Incremental Facilities and Unrestricted Additional Term Notes after the Effective Date not to exceed an amount equal to the sum of (x) the Dollar Equivalent (calculated using the Exchange Rate on the date of effectiveness of such  Incremental  Facility  Amendment  and  Incremental  Facility)  of  which  equals $750,000,000 less any amounts incurred in reliance on Section 6.01(a)(xxxii)(a)(1) or in reliance on clause (x) of the definition of Unrestricted Incremental First Lien Indebtedness in the Miami Credit Agreement (provided that the maximum amount deducted pursuant to this clause (x) shall not exceed $750,000,000) plus (y) the amount of any voluntary prepayments (or repurchases) of the Term Loans and voluntary permanent reductions of the Revolving Commitments effected after the Effective Date and the amount of any voluntary prepayments (or repurchases) of the Miami Term Loans, First Lien Senior Secured Notes or any other Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations effected after the Effective Date (minus any amounts incurred in reliance on Section 6.01(a)(xxxii)(a)(2) or in reliance on clause (y) of the definition of “Unrestricted Incremental First Lien Indebtedness” in the Miami Credit Agreement) (other than, in each case, any such prepayments or repurchases financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)) (such Indebtedness in clauses (x) and (y), collectively, the “Unrestricted Incremental First Lien Indebtedness”) (it being understood and agreed that unless notified by the Borrower (I) the Borrower shall be deemed to have utilized amounts of the type described in clause (y) of the Unrestricted Incremental First Lien Indebtedness prior to the utilization of amounts under clause (x) of the Unrestricted Incremental First Lien Indebtedness and Incurrence Incremental First Lien Indebtedness, and the Borrower shall be deemed to have used Incurrence Incremental First Lien Indebtedness, (to the extent compliant therewith) prior to utilization of amounts of the type described in clause (x) of the Unrestricted Incremental First Lien Indebtedness (it being understood and agreed that amounts incurred concurrently with the incurrence of Unrestricted Incremental First Lien Indebtedness or Unrestricted Additional Term Notes shall be permitted to exceed 3.50:1.00), (II) Loans may be incurred in respect of both Incurrence Incremental First Lien Indebtedness and Unrestricted Incremental First Lien Indebtedness, and the proceeds from any such incurrence in respect of both Incurrence Incremental First Lien Indebtedness and Unrestricted Incremental First Lien Indebtedness, may be utilized in a single transaction by first calculating the incurrence in respect of Incurrence Incremental First Lien Indebtedness above and then calculating the incurrence in respect of Unrestricted Incremental First Lien Indebtedness and (III) the  Borrower  may redesignate  any such  Indebtedness  originally designated  as

Unrestricted Incremental First Lien Indebtedness as Incurrence Incremental First Lien Indebtedness if, at the time of such redesignation, the Borrower would be permitted to incur under this Section 2.20 the aggregate principal amount of Indebtedness being so redesignated (for purposes of clarity, with any such redesignation having the effect of increasing the Borrower’s ability to incur Unrestricted Incremental First Lien Indebtedness as of the date of such redesignation by the amount of such Indebtedness so redesignated) in respect of Unrestricted Incremental First Lien Indebtedness. Each Incremental Facility shall be in an integral multiple of $1,000,000 (or, in the case of Incremental Facilities denominated in Euros, €1,000,000) and be in an aggregate principal amount that is not less than $25,000,000 (or, in the case of Incremental Facilities denominated in Euros, €25,000,000), provided that such amount may be less than $25,000,000 (or €25,000,000, as the case may be) if such amount represents all the remaining availability under the aggregate principal amount of Incremental Facilities set forth above.

(b)   Each Incremental Term Facility (i) if made a part of an existing Class of Term Loans, shall have terms identical to those applicable to such Class of Term Loans or (ii) if consisting of an additional tranche of term loans shall have such terms as determined by the Borrower and the lenders providing such Incremental Term Facility; provided that (A) such Incremental Term Facility shall rank pari passu or junior in right of payment and/or security with the Term Loans hereunder or be unsecured, and if junior in right of payment and/or security or is unsecured, shall be established as a separate facility than the facility for the Term Loans secured with the Collateral securing the Initial Term Loans and the Tranche B-1 Term Loans, (B) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations, (C) if secured, the obligations in respect thereof shall not be secured by Liens on the assets of the Parent and the Restricted Subsidiaries, other than assets constituting Collateral, as applicable, and if established as a separate facility, shall be subject to (x) if such Term Loans are secured on a pari passu basis with the Obligations, the Senior Representative for such Term Loans shall enter into the Pari Passu Intercreditor Agreement or other customary intercreditor agreement and (y) if such Term Loans are secured on a junior basis to the Obligations, the Senior Representative for such Term Loans shall enter into a Second Lien Intercreditor Agreement or other customary intercreditor agreement, in each case with the Administrative Agent’s and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (I) any immaterial changes and (II) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations) (D) no Incremental Term Facility shall have a final maturity date earlier than the then existing Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans; provided that this clause (D) shall not restrict the issuance or incurrence by the Parent or any of its Restricted Subsidiaries after the Effective Date of up to $1,700,000,000 aggregate principal amount of Additional Debt, Additional Term Notes, Unrestricted Additional Term Notes, Incremental Term Loans, Miami Additional Debt, Miami Additional Term Notes,

Miami Unrestricted Additional Term Notes and Miami Incremental Term Loans having a final maturity date that is prior to the Latest Maturity Date with respect to the Initial Term Loans and the Tranche B-1 Term Loans so long as such final maturity date is at least five years from the date of such issuance or incurrence, (E) no Incremental Term Facility shall have a Weighted Average Life to Maturity that is shorter than the Weighted Average Life to Maturity of the then-remaining Initial Term Loans and Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of such Class of Term Loans); provided that this clause (E) shall not restrict the issuance or incurrence by the Parent or any of its Restricted Subsidiaries after the Effective Date of up to $1,700,000,000 aggregate principal amount of Additional Debt, Additional Term Notes, Unrestricted Additional Term Notes, Incremental Term Loans, Miami Additional Debt, Miami Additional Term Notes, Miami Unrestricted Additional Term Notes and Miami Incremental Term Loans having Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of the Initial Term Loans and the Tranche B-1 Term Loans (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) so long as such debt does not require annual amortization or similar regularly scheduled prepayments in excess of 10% of the original amount of such debt at issuance or incurrence in any year, (F) for purposes of mandatory prepayments, shall be treated no more favorably than the Initial Term Loans and the Tranche B-1 Term Loans of the Borrower except those that only apply after the then existing Latest Maturity Date with respect to Initial Term Loans and the Tranche B-1 Term Loans, (G) the pricing, interest rate margins, discounts, premiums, rate floors and fees applicable to any Incremental Term Facility shall be determined by the Borrower and the Lenders providing such Incremental Term Loans; provided that solely in the event that the Yield for any Incremental Term Loans secured on a pari passu basis with the Initial Term Loans and the Tranche B-1 Term Loans (other than (i) Incremental Term Loans incurred in reliance on clause (y) of the definition of Unrestricted Incremental First Lien Indebtedness (except if the capacity under clause (y) results from prepayments made with the proceeds of indebtedness which is pari passu in right of payment and security with the Term Loans (other than the Revolving Loans)) and (ii) any Additional Term Notes) is higher than the Yield for the Initial Term Loans and Tranche B-1 Term Loans by more than 50 basis points in the case of such applicable Class of Term Loans, then the Applicable Margin for the Initial Term Loans or Tranche B-1 Term Loans, as applicable, shall be increased to the extent necessary so that the Yield for such ~~Initial~~Class of Term Loans is equal to the Yield for such Incremental Term Loans minus 50 basis points, and (H) other terms may differ and shall be determined by the Borrower and the lenders providing such Incremental Term Loans; provided, however, the covenants and events of default of such Incremental Term Loans, if not consistent with the terms of the Initial Term Loans and the Tranche B-1 Term Loans, shall not be materially more restrictive to the Borrower (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Initial Term Loans and the Tranche B-1 Term Loans unless (x) the Lenders of the Initial Term Loans and the Tranche B-1 Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date.

(c) Each Incremental Revolving Facility shall be subject to substantially the same terms as the Miami Initial Revolving Commitments (other than the identity of the borrowers thereunder and pricing, fees, maturity and other immaterial terms which shall be determined by the Borrower and the lenders providing such Incremental Revolving Facility); provided that no Incremental Revolving Facility shall have a final maturity date earlier than the fifth anniversary of the Effective Date.

(d)   Each notice from the Borrower pursuant to this Section shall set forth the requested amount and proposed terms of the relevant Incremental Facility. Any additional bank, financial institution, existing Lender or other Person that elects to provide Commitments under an Incremental Facility shall be reasonably satisfactory to the Borrower (any such bank, financial institution, existing Lender or other Person being called an “Additional Lender”) and, if not already a Lender, shall become a Lender under this Agreement pursuant to an amendment (an “Incremental Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, such Additional Lender (in the case of this Agreement and, as appropriate, any other Loan Document, as applicable) (and to the extent it directly and adversely affects the rights or duties of the Administrative Agent and/or the Collateral Agent, the Administrative Agent and/or the Collateral Agent, as applicable); provided that in the event an Incremental Facility Amendment is effected without the consent of the Administrative Agent and to which the Administrative Agent is not a party, the Borrower shall furnish a copy of such Incremental Facility Amendment to the Administrative Agent. No Lender shall be obligated to provide any Commitments under an Incremental Facility, unless it so agrees. Commitments in respect of any Incremental Facilities shall become Commitments under this Agreement. An Incremental Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary, advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section (including to provide for voting provisions applicable to the Additional Lenders comparable to the provisions of clause (iv) of the first proviso of Section 9.02(b)). The effectiveness of any Incremental Facility Amendment shall, unless otherwise agreed to by the Additional Lenders, be subject to the satisfaction (or waiver) on the date thereof of the express conditions in respect of such Incremental Facility Amendment to be mutually agreed upon by the Additional Lenders and the Borrower customary for transactions of the type in respect of which the applicable Incremental Facility relates. The proceeds of any Loans under an Incremental Facility will be used, directly or indirectly, by the Borrower for working capital and/or general corporate purposes and/or any other purposes not prohibited hereunder (including, without limitation, Restricted Payments, Acquisitions and other Investments). This Section 2.20 shall supersede any provisions in Section 2.11, Section 2.18 and Section 9.02 to the contrary.

Section 2.21 Refinancing Amendments. At any time after the Effective Date, the Borrower may obtain from any existing Lender or any other Person reasonably satisfactory to the Borrower (any such existing Lender or other Person being called an “Additional Refinancing Lender”) Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of any Class of Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans constituting Term Loans) or (b) all or any portion of the Revolving Commitments (including the corresponding portion of the Revolving Loans) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving

Commitments (including the corresponding portion of the Other Revolving Loans)) in the form of (x) Other Term Loans or Other Term Commitments in the case of clause (a) or (y) Other Revolving Loans or Other Revolving Commitments in the case of clause (b), in each case pursuant to a Refinancing Amendment; provided that (i) such Credit Agreement Refinancing Indebtedness shall rank pari passu or junior in right of payment and of security with the other Loans and Commitments hereunder, (ii) such Credit Agreement Refinancing Indebtedness shall have such pricing, interest, fees, premiums and optional prepayment and redemption terms as may be agreed by the Borrower and the Additional Refinancing Lenders thereof, (iii) such Credit Agreement Refinancing Indebtedness shall only be secured by assets consisting of Collateral, (iv) the covenants and, events of default of such Credit Agreement Refinancing Indebtedness (other than pricing, interest, fees, premiums and optional prepayment), if not consistent with the terms of the Class of Initial Term Loans and the Tranche B-1 Term Loans, shall reflect market terms (taken as a whole) (as determined in good faith by the Borrower), at the time of issuance or incurrence, (v) such Credit Agreement Refinancing Indebtedness satisfies the requirements set forth in clauses (w) through (z) of the definition of “Credit Agreement Refinancing Indebtedness,” and (vi) if such Credit Agreement Refinancing Indebtedness is secured on a junior basis to the Term Loans, the Collateral Agent acting on behalf of the holders of such Indebtedness shall have become party to a Second Lien Intercreditor Agreement; provided that if such Second Lien Intercreditor Agreement has not previously been executed and delivered, then the Borrower, the Collateral Agent on behalf of the Secured Parties and on behalf of the holders of such Credit Agreement Refinancing Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. The effectiveness of any Refinancing Amendment shall be subject to such express conditions as are mutually agreed with the participating Additional Refinancing Lenders. Each Class of Credit Agreement Refinancing Indebtedness (other than in connection with an extension of the maturity of Term Loans, Revolving Loans or Revolving Commitments) incurred under this Section 2.21 shall be in an integral multiple of $1,000,000 and be in an aggregate principal amount that is not less than $25,000,000 (or, in the case of Incremental Facilities denominated in Euros, €25,000,000), provided that such amount may be less than $25,000,000 or €25,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Credit Agreement Refinancing Indebtedness set forth above. Any Refinancing Amendment may provide for the issuance of letters of credit for the account of the Borrower pursuant to any Other Revolving Commitments established thereby. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary or reasonably advisable to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary, or reasonably advisable or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section. This Section 2.21 shall supersede any provisions in Section 2.18 and Section 9.02 to the contrary.

Section 2.22 Defaulting Lenders.

(a)  Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)   Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.

(ii)  Reallocation of Payments.          Any payment of principal, interest, fees, indemnity payments or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request, to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement; third, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders, as a result of any judgment of a court of competent jurisdiction obtained by any Lender, against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non- Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)    Certain Fees. That Defaulting Lender shall not be entitled to receive any default rate of interest pursuant to Section 2.13(c) for any period during which that Lender is a Defaulting Lender.

(b)     Defaulting Lender Cure.  If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.23 [Reserved].

Section 2.24 Extensions of Term Loans and Revolving Commitments.

(a)     Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by (i) the Borrower to all Lenders of Term Loans of the applicable Class with a like maturity date or (ii) the Borrower to all Lenders with Revolving Commitments of the applicable Class with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans or Revolving Commitments with a like maturity date, as the case may be) and offered on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Term Loans and/or Revolving Commitments and otherwise modify the terms of such Term Loans and/or Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or Revolving Commitments (and related outstandings) and/or modifying the amortization schedule, optional prepayment terms, required prepayment dates and participation in prepayments in respect of such Lender’s Term Loans) (each, an “Extension”, and each group of Term Loans or Revolving Commitments, as applicable, in each case as so extended, as well as the Initial Term Loans and the Tranche B-1 Term Loans (not so extended), being a separate Class; any Extended Term Loans shall constitute a separate Class of Term Loans from the Class of Term Loans from which they were converted, and any Extended Revolving Commitments shall constitute a separate Class of Revolving Commitments from the Class of Revolving Commitments from which they were converted), so long as the following terms are satisfied (or waived):

(i)    the Revolving Commitment of any Revolving Loan Lender that agrees to an Extension with respect to such Revolving Commitment (an “Extending Revolving Loan Lender”) extended pursuant to an Extension (an “Extended Revolving Commitment” and the loans made pursuant thereto, the “Extended Revolving Loans”), and the related outstandings, shall have interest rates, fees, premiums, amortization, prepayments, AHYDO Catch-Up Payments and final maturity covenants, and events of default and other terms as determined by such Extending Revolving Loan Lender and Borrower,

(ii)   except as to interest rates, fees, premiums, amortization, voluntary prepayments, AHYDO Catch-Up Payments and final maturity (which shall, subject to the immediately succeeding clauses (iv) and (v), be determined by the Borrower and set forth in the relevant Extension Offer), the Term Loans of any Term Lender that agrees to an Extension with respect to such Term Loans (an “Extending Term Lender”, and together with Extending Revolving Loan Lenders, “Extending Lenders”) extended pursuant to any Extension (“Extended Term Loans”) shall have covenants, and events of default, if not consistent with the terms of the Term Loans, shall not be materially more restrictive to the Loan Parties (as determined in good faith by the Borrower), when taken as a whole, than the terms of the Term Loans unless (x) the Lenders of the Term Loans receive the benefit of such more restrictive terms or (y) any such provisions apply after the Term Loan Maturity Date),

(iii)   the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date of the Class of Term Loans for which such Extension Offer was made and at no time shall the Term Loans (including Extended Term Loans) have more than six different maturity dates,

(iv)   the Weighted Average Life to Maturity of any Extended Term Loans of the corresponding Class shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans of the corresponding Class extended thereby (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans),

(v)   if the aggregate principal amount of the Class of Term Loans (calculated on the face amount thereof) or Revolving Commitments, as the case may be, in respect of which Term Lenders or Revolving Lenders of such Class, as the case may be, shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Term Loans or Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Class of Term Loans or Revolving Loans, as the case may be, of such Term Lenders or Revolving Lenders of such Class, as the case may be, shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders or Revolving Lenders, as the case may be, have accepted such Extension Offer,

(vi)   all documentation in respect of such Extension shall be consistent with the foregoing, and

(vii)  any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower.

(c)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.24, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.11 and (ii) no Extension Offer is required to be in any minimum amount or any minimum increment, provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and may be waived by the Borrower) of the Class of Term Loans or Revolving Commitments (as applicable) of any or all applicable Classes be tendered. The Administrative Agent and the Lenders hereby consent to the consummation of the transactions contemplated by this Section 2.24 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans and/or Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, any pro rata payment or amendment section) or any other Loan Document that may otherwise prohibit or restrict any such Extension or any other transaction contemplated by this Section 2.24.

(d)    No consent of any Lender or any Agent shall be required to effectuate any Extension, other than (i) the consent of each Lender agreeing to such Extension with respect to one or more of its Term Loans and/or Revolving Commitments (or a portion thereof) and (ii) to the extent directly and adversely amending or modifying the rights or obligations of the Administrative Agent beyond those of the type already required to perform under the Loan Documents, the Administrative Agent, which consent shall not be unreasonably withheld or delayed; provided that the Borrower will promptly notify the Administrative Agent of any such Extensions to the extent that the Administrative Agent is not party thereto. All Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent and, to the extent applicable, the Collateral Agent, to enter into amendments to this Agreement and the other Loan Documents with the Borrower and other Loan Parties as may be necessary or advisable in order to establish new Classes in respect of Revolving Commitments or Term Loans so extended and such technical amendments as may be necessary, advisable or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new Classes, in each case on terms consistent with this Section 2.24. Without limiting the foregoing, in connection with any Extensions the respective Loan Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the latest termination date of any Extended Term Loans or Extended Revolving Commitments so that such maturity date is extended to the latest termination date of any Extended Term Loans or Extended Revolving Commitments (or such later date as may be advised by local counsel to the Administrative Agent). No Lender shall be required to participate in any Extension.

(e)  In connection with any Extension, the Borrower shall provide the Administrative Agent at least 5 Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.24.

Section 2.25 Term Loan Exchange Notes.

(a)   The Borrower may by written notice to the Administrative Agent elect to offer (each a “Permitted Debt Exchange Offer”) to issue to Lenders holding any Class of Term Loans under this Agreement first priority senior secured notes and/or junior Lien secured notes and/or unsecured notes (the “Term Loan Exchange Notes”) in exchange for such Class of Term Loans (each such exchange, a “Permitted Debt Exchange”); provided that such Term

Loan Exchange Notes may not be in an aggregate principal amount greater than the Term Loans being exchanged plus other Indebtedness that could otherwise be incurred hereunder (subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Term Loan Exchange Notes) set forth in Section 6.01) plus unpaid accrued interest and premium (if any) thereon and underwriting discounts, fees, commissions and expenses in connection with the issuance of the Term Loan Exchange Notes. Each such notice shall specify the date (each, a “Term Loan Exchange Effective Date”) on which the Borrower proposes that the Term Loan Exchange Notes shall be issued, which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent); provided that: (w) the Weighted Average Life to Maturity of such Term Loan Exchange Notes shall not be shorter than the then remaining Weighted Average Life to Maturity of the Class of Term Loans being exchanged (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Term Loans) and the Term Loan Exchange Notes shall not have a final maturity before the Term Loan Maturity Date then in effect for the Class or Classes of Term Loans being exchanged (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Term Loan Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof); (x) if secured, such Term Loan Exchange Notes shall rank pari passu or junior in right of payment and of security with the Loans and Commitments being exchanged hereunder; (y) all other terms and conditions (other than maturity, interest rates, pricing, amortization, AHYDO Catch-Up Payments, optional prepayment terms, and fees) applicable to such Term Loan Exchange Notes shall reflect market terms and conditions at the time of incurrence or issuance (as determined in good faith by the Borrower); provided that the Term Loan Exchange Notes shall not have the benefit of any financial maintenance covenant unless (i) the Term Loans have the benefit of such financial maintenance covenant on the same terms or (ii) the Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Term Loan Exchange Notes issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms; and (z) the obligations in respect of the Term Loan Exchange Notes (A) shall not be secured by Liens on any asset of the Parent or any of its Restricted Subsidiaries other than assets constituting Collateral, (B) (x) if such Term Loan Exchange Notes are secured on a pari passu basis with the Obligations, the Senior Representative for such Term Loan Exchange Notes shall enter into the Pari Passu Intercreditor Agreement or other customary intercreditor agreement and (y) if such Term Loan Exchange Notes are secured on a junior basis to the Obligations, the Senior Representative for such Term Loan Exchange Notes shall enter into a Second Lien Intercreditor Agreement or other customary intercreditor agreement, in each case with the Administrative Agent and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (I) any immaterial changes and (II) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations), or (C) shall not be incurred or Guaranteed by any Restricted Subsidiary unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently Guaranteed or borrowed such Term Loans being exchanged.

(b)    The Borrower shall offer to issue Term Loan Exchange Notes in exchange for the Class of Term Loans to all Lenders holding such Class of Term Loans (other than any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) on a pro rata basis, and such Lenders may choose to accept or decline to receive such Term Loan Exchange Notes in their sole discretion. Any such Term Loans exchanged for Term Loan Exchange Notes shall be automatically and immediately, without further action by any Person, cancelled on the Term Loan Exchange Effective Date for all purposes of this Agreement (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the Term Loan Exchange Effective Date, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange).

(c)    If the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered.

(d)   With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.25, unless waived by the Borrower, such Permitted Debt Exchange

Offer shall be made for not less than $25,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing the Borrower may at its election specify (A) as a condition to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that this Section 2.25 shall supersede any provisions of Section 2.11, Section 2.18 and Section 9.02 to the contrary, waive the requirements of any other provision of this Agreement or any other Loan Document that may otherwise prohibit the incurrence of any Indebtedness expressly provided for by this Section 2.25 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.25.

(e)   In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.25; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than ten days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (1) Business Day prior to the proposed date of effectiveness for such Permitted Debt Exchange and the Administrative Agent shall be entitled to conclusively rely on such results.

(f)   The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws in connection with each Permitted Debt Exchange, it being understood and agreed that (x) neither the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended.

ARTICLE III
Representations and Warranties

The Borrower represents and warrants to the Lenders that (it being understood that the following representations and warranties shall be deemed made with respect to any Foreign Subsidiary only to the extent relevant under applicable law); provided that, on the Effective Date, the representations and warranties shall be limited to the Specified Representations:

Section 3.01 Organization; Powers. Each of the Borrower and the Material Subsidiaries is (a) duly organized or incorporated, validly existing and, to the extent such concept is applicable in the corresponding jurisdiction, in good standing under the laws of the jurisdiction of its organization or incorporation and (b) has all requisite organizational or constitutional power and authority to (i) carry on its business as now conducted and as proposed to be conducted and (ii) execute, deliver and perform its obligations under each Loan Document to which it is a party, except in the case of clauses (a) and (b), where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.02 Authorization; Enforceability. This Agreement (and the lending transactions contemplated hereby to occur on the Effective Date) has been duly authorized by all necessary corporate, shareholder or other organizational action required to be obtained by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party has been duly authorized by all necessary corporate, shareholder or other organizational action required to be obtained by such Loan Party, and each Loan Document constitutes, or when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such other Loan Party (as the case may be), enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to the Loan Documents, (ii) the need for filings and registrations necessary to create or perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties and (iii) with respect to enforceability against Foreign Subsidiaries or under foreign laws, the effect of foreign laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries.

Section 3.03 Governmental Approvals; No Conflicts. The execution, delivery and performance by the Loan Parties of the Loan Documents to which such Loan Parties are a party (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, in each case as of the Effective Date, (ii) filings and registrations of charges necessary to perfect Liens created under the Loan Documents and to release existing Liens (if any), (iii) stamping of any relevant Loan Documents, and (iv) those consents, approvals, registrations, filings or other actions, the failure of which to obtain or make would not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Organizational Document of the Borrower or such Loan Party, (c) will not violate any Requirement of Law applicable to the Borrower or any Restricted Subsidiary, (d) after giving effect to the Distribution, will not violate or result in a default under any indenture, agreement or other instrument in each case constituting Material Indebtedness binding upon the Borrower or any Restricted Subsidiary or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Restricted Subsidiary or give rise to a right of, or result in, termination, cancelation or acceleration of any obligation thereunder, in each case as of the Effective Date and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Restricted Subsidiary, except Liens created under the Loan Documents and Liens permitted under Section 6.02; except in the cases of clauses (a), (c) and (d) above where such violations, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.04 Financial Condition; No Material Adverse Change.

(a)   To the knowledge of the Borrower, the Seattle Historical Financial Statements present fairly, in all material respects, the combined financial position and the combined results of operations and combined cash flows of the Seattle Business as of such dates and for such periods in accordance in all material respects with GAAP, subject, in the case of the unaudited financial statements, to changes resulting from year-end audit adjustments and to any other adjustments described therein (including the notes thereto), the absence of footnotes and the inclusion of explanatory notes.

(b)   No event, change or condition has occurred that has had, or would reasonably be expected to have, a Material Adverse Effect after the Acquisition Closing Date.

Each Lender and the Administrative Agent hereby acknowledges and agrees that the Parent and its Subsidiaries or the Borrower and its subsidiaries may be required to restate historical financial statements as the result of the implementation of changes in GAAP or IFRS, or the respective interpretation thereof, and that such restatements will not result in a Default or an Event of Default under the Loan Documents.

Section 3.05 Properties.

(a)   Each of the Borrower and the Restricted Subsidiaries has good title to, valid leasehold interests in, or rights to use, all its real and personal property material to its business, except for Liens permitted under Section 6.02 and minor defects in title and except where the failure to have such interest would not reasonably be expected to have a Material Adverse Effect.

(b)   Each of the Borrower and the Restricted Subsidiaries owns or has the right to use all Intellectual Property that is necessary for the operation of their respective businesses as currently conducted, except where the failure of the foregoing would not reasonably be expected to have a Material Adverse Effect.

Section 3.06 Litigation and Environmental Matters.

(a)   There are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against the Borrower or any Restricted Subsidiary as to which there is a reasonable possibility of an adverse determination and that, if adversely determined would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters).

(b)   Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower nor any Restricted Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability.

Section 3.07 Compliance with Laws.

Each of the Borrower and the Restricted Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 3.08 Investment Company Status. None of the Borrower or any other Loan Party is required to be registered as an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

Section 3.09 Taxes. Each of the Borrower and the Restricted Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed, except to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, and (b) has paid or caused to be paid all Taxes required to have been paid by it, except (x) any Taxes the failure to pay would not reasonably be expected to result in a Material Adverse Effect or (y) any Taxes that are being contested in good faith by appropriate proceedings for which adequate reserves have been provided in accordance with GAAP, IFRS or other applicable foreign accounting principles.

Section 3.10 ERISA. No ERISA Event or similar event with respect to any Foreign Plan has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events or similar event with respect to any Foreign Plan for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

Section 3.11 Disclosure. All written information concerning the Borrower and its subsidiaries and its businesses furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent in connection with the Transactions (other than projections, estimates, budgets, forecasts, pro forma financial information and other forward-looking information and information of a general economic or general industry nature and other general market data), when taken as a whole, do not, as of the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not materially misleading in the light of the circumstances under which they were made (after giving effect to all supplements and updates thereto from time to time). Any projections and pro forma financial information contained in such materials (including any Projections) are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being understood by the Agents and the Lenders that such projections as to future events (i) are not to be viewed as facts, (ii)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (iii) are not a guarantee of performance and that actual results during the period or periods covered by any such projections may vary significantly from the projected results and such differences may be material.

Section 3.12 Labor Matters. As of the Effective Date, there are no strikes, work stoppages or material labor disputes against the Borrower or any Restricted Subsidiary pending or, to the actual knowledge of the Borrower, threatened in writing, in each case, that would reasonably be expected to have a Material Adverse Effect.

Section 3.13 Subsidiaries. As of the Effective Date, Schedule 3.13 sets forth, the name of and the ownership by the Borrower and its Subsidiaries in, each Subsidiary (other than Foreign Subsidiaries which are inactive, dormant or have only de minimis assets) and identifies each Subsidiary that is a Loan Party as of the Effective Date; provided that inaccuracies in the name and ownership of any Foreign Subsidiary that is not a Material Subsidiary shall be deemed not material for all purposes under this Agreement and the other Loan Documents.

Section 3.14 [Reserved].

Section 3.15 Federal Reserve Regulations.

(a) None of the Borrower or any Restricted Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

(b) No part of the proceeds of the Loans will be used by the Borrower for any purpose that entails a violation of the provisions of the Regulations of the Board, including Regulation T, U or X.

Section 3.16 [Reserved].

Section 3.17 Use of Proceeds. The proceeds of the Term Loans will be used in accordance with Section 5.10; provided that the proceeds of any Incremental Facility may be used for any purpose agreed to by the lenders thereof.

Section 3.18 Security Documents. The Security Documents, upon execution and delivery by the parties thereto, are effective to create in favor of the Collateral Agent for the benefit of the applicable Secured Parties legal, valid and enforceable (subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and general principles of equity, regardless of whether considered in a proceeding in equity or at law and other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinion delivered pursuant to the Loan Documents, (b) any filings, notices and registrations and other perfection requirements necessary to create or perfect the Liens on the Collateral granted by the Loan

Parties in favor of the Secured Parties (which filings or recordings shall be made to the extent required by any Security Document) and (c) with respect to enforceability against Foreign Subsidiaries or under non-U.S. laws, the effect of non-U.S. laws, rules and regulations as they relate to pledges, if any, of Equity Interests in Foreign Subsidiaries and intercompany Indebtedness owed by Foreign Subsidiaries and other items of Collateral subject to unique local law perfection requirements) Liens on, and security interests in, the Collateral, subject to Liens permitted pursuant to Section 6.02 and, (i) when all appropriate filings, notices or recordings are made in the appropriate offices, corporate records or with the appropriate Persons as may be required under applicable laws and/or any Security Document (which filings, notices or recordings shall be made to the extent required by any Security Document) and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), the Collateral Agent shall have a perfected Lien on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, subject to Liens permitted pursuant to Section 6.02.

Section 3.19 OFAC; FCPA; Patriot Act.

(a)   On the Effective Date and in connection with the Seattle Payment, the Borrower will not use the proceeds of the Loans or otherwise knowingly make available such proceeds to any Person, in each case for the purpose of financing the activities of any Person subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or Her Majesty’s Treasury in violation of the OFAC or Her Majesty’s Treasury.

(b)   On the Effective Date and in connection with the Seattle Payment, no part of the proceeds of the Loans will be used by or at the direction of the Borrower or any of its Subsidiaries for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom.

(c)   On the Effective Date and in connection with the Seattle Payment, to the extent applicable, no part of the proceeds of the Loans will be used by or at the direction of the Borrower and the other Loan Parties in violation of the Patriot Act, the Terrorism Act 2000, Anti-Terrorism Crime & Security Act 2001, Proceeds of Crime Act 2002, Money Laundering Regulations 2007, or the Bribery Act 2010 of the United Kingdom.

(d)   Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower or any of its Subsidiaries has, in the past three years, committed a violation of any Anti-Corruption Laws. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, none of the Borrower, any of its Subsidiaries or, to the knowledge of the Borrower, any director, officer or employee thereof is an individual or entity currently the subject of Sanctions, nor is the Borrower or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions.

ARTICLE IV
Conditions

Section 4.01 Effective Date. This Agreement and the conversion and deemed issuance of the Initial Term Loans as described in Section 2.01(a)(i) shall become effective upon the satisfaction (or waiver) of the conditions set forth in Section 4.02 of the Escrow Term Loan Agreement.

ARTICLE V
Affirmative Covenants

From and after the Effective Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 5.01 Financial Statements and Other Information. On and after the Acquisition Closing Date, the Borrower will furnish to the Administrative Agent which will furnish to the Lenders:

(a)    within 125 days after the end of each fiscal year of the Parent, the audited consolidated statement of financial position and audited consolidated statements of comprehensive income, changes in equity and cash flows as of the end of and for such year for the Parent and its Subsidiaries, and related notes thereto, accompanied by management discussion and analysis, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by any “big four” auditors, other auditors of recognized national standing or other auditors reasonably acceptable to the Administrative Agent, with an unmodified report by such auditors without an emphasis of matter paragraph related to going concern as defined by ISA 570 (or any similar statement under any amended or successor rule as may be adopted by the International Auditing and Assurance Standards Board from time to time) (except to the extent such emphasis paragraph results solely from (i) a current maturity of any Indebtedness or (ii) any inability or potential inability to satisfy the covenant under Section 6.12 of the Miami Credit Agreement or any other financial covenant in any agreement, whether at such time or on a future date or in a future period), to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance in all material respects with IFRS (except as otherwise disclosed in such financial statements);

(b)    (i) within 92 days, after the end of the second fiscal quarter of the Parent of each fiscal year of the Parent, the unaudited consolidated statement of financial position and unaudited consolidated statements of comprehensive income and cash flows as of the end of and for such six month period of the first two fiscal periods and the then elapsed portion of the fiscal year of the Parent, accompanied by management discussion and analysis, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year, all certified by its

Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance in all material respects with IFRS (except as otherwise disclosed in such financial statements), subject to normal year-end audit adjustments and the absence of footnotes, and (ii) within 45 days (or in the case of the first two such fiscal quarters to occur after the Effective Date, 60 days) after the end of each of the first and third fiscal quarters of each fiscal year of the Parent, in each case, the unaudited consolidated statement of financial position and unaudited consolidated statements of comprehensive income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year for the Parent and its Subsidiaries, accompanied by management discussion and analysis, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the statement of financial position, as of the end of) the previous fiscal year, all certified by its Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Subsidiaries on a consolidated basis in accordance in all material respects with IFRS (except as otherwise disclosed in such financial statements), subject to normal year-end audit adjustments and the absence of footnotes, which quarterly financial statements delivered pursuant to this clause (b)(ii) shall be designated “Private Side Information” and shall only be made available to Private Lenders;

(c)   concurrently  with  the  delivery  of  any  financial  statements  under paragraphs (a) and (b) above, a Compliance Certificate (i) certifying as to whether a Default exists and, if a Default exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Parent ending October 31, 2019, of Excess Cash Flow for such fiscal year and (iii) stating whether any material change in IFRS or in the application thereof has occurred since the date of the then most recently delivered audited financial statements that would affect the compliance or non-compliance with any financial ratio or requirement in this Agreement and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)   not later than 120 days after the end of each fiscal year of the Parent (beginning with the fiscal year ending October 31, 2018), a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Parent for its internal use consistent in scope with the financial statements provided pursuant to Section 5.01(a) setting forth the principal assumptions upon which such budget is based (collectively, the “Projections”), it being understood and agreed that any financial or business projections furnished by any Loan Party (i)(A) are subject to significant uncertainties and contingencies, which may be beyond the control of the Loan Parties, (B) no assurance is given by the Loan Parties that the results or forecast in any such projections will be realized and (C) the actual results may differ from the forecast results set forth in such projections and such differences may be material and (ii) are not a guarantee of performance;

(e)   promptly after the same become publicly available, copies of all shareholder circulars and all material periodic and other reports and other materials published by the Parent or any Restricted Subsidiary through a Regulatory Information Service pursuant to the Disclosure and Transparency Rules or filed with the UKLA or with any national securities exchange;

(f)   simultaneously with the delivery of each set of consolidated financial statements referred to in Section 5.01(a) or (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements; and

(g)  promptly following any reasonable request  therefor,  such other information regarding the operations, business affairs and financial condition of the Parent or any Restricted Subsidiary as the Administrative Agent may reasonably request, including information requested on behalf of any Lender to comply with Section 9.14; provided that none of the Parent or any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

In the event the Parent changes its fiscal year as permitted pursuant to Section 6.13, notwithstanding anything to the contrary in this Section 5.01, the first accounting period after the Merger for which audited financial statements shall be required shall be for the eighteen (18) month period ending October 31, 2018, and during this extended accounting period, the Borrower shall furnish to the Administrative Agent unaudited financial statements of the type described in Section 5.01(b) for the six (6) month period ended October 31, 2017 and for the six (6) month period ended April 30, 2018, and comparative figures for the corresponding period or periods of the previous year shall not be required.

Any financial statement or other document, reports or other materials (to the extent any such financial statement or document, reports or other materials included in materials otherwise published through a Regulatory Information Service pursuant to the Disclosure and Transparency Rules or with the UKLA or with any national securities exchange) required to be delivered pursuant to this Section 5.01 may be satisfied with respect to such financial statements or other documents, reports or other materials by the publishing of the Parent’s interim financial statements required under Section 5.01(b) through a Regulatory Information Service pursuant to the Disclosure and Transparency Rules or with the UKLA or with any national securities exchange. All financial statements and other documents, reports, proxy statements or other materials required to be delivered pursuant to this Section 5.01 or Section 5.02 may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) such financial statements and/or other documents are published through a Regulatory Information Service pursuant to the Disclosure and Transparency Rules or with the UKLA or with any national securities exchange, (ii) on which the Parent posts such documents, or provide a link thereto, on the Parent’s website or (iii) on which such documents are posted on the Parent’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent and each Lender has access (whether a commercial third-party website or a website sponsored by the Administrative Agent and whether or not any such Lender has elected to be a Public Lender), provided that (A) the Borrower shall, at the request of the Administrative Agent, continue to deliver copies (which delivery may be by electronic transmission (including Adobe pdf copy)) of such documents (other than pursuant to clauses (a) and (b) of this Section 5.01) to the Administrative Agent and (B) the Borrower shall notify (which notification may be by facsimile or electronic transmission (including Adobe pdf copy)) the Administrative Agent of the posting of any such documents on any website. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Parent or any of its Subsidiaries, or any of their respective securities, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that, after the Acquisition Closing Date, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that are to be made available to Public Lenders; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Parent, Holdco, the Borrower or their respective securities for purposes of applicable securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall remain subject to the provisions of Section 9.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information” (it being understood that the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”). Notwithstanding the foregoing, to the extent the Borrower has had a reasonable opportunity to review, the following Borrower Materials shall be deemed to be marked “PUBLIC,” unless the Borrower notifies the Administrative Agent promptly that any such document contains material non-public information: (1) the Loan Documents and (2) notification of changes in the terms of the Loans.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including foreign, United States Federal and state securities laws, to make reference to Communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to Parent, Holdco, the Borrower or any of their respective securities for purposes of foreign, United States Federal or state securities laws.

THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE ADMINISTRATIVE   AGENT   DOES   NOT   WARRANT   THE   ACCURACY   OR

COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM.

Section 5.02 Notices of Material Events. The Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) prompt written notice of a Responsible Officer of the Borrower’s obtaining knowledge of any of the following:

(a)   the occurrence of any Default or Event of Default, in each case, except to the extent the Administrative Agent shall have furnished the Borrower written notice thereof;

(b)   the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Responsible Officer of the Borrower, threatened in writing against, prior to the Acquisition Closing Date, the Borrower or any Restricted Subsidiary, and, after the Acquisition Closing Date, the Parent or any Restricted Subsidiary, that would reasonably be expected to be adversely determined and if adversely determined, would reasonably be expected to result, after giving effect to the coverage and policy limits of applicable insurance policies, in a Material Adverse Effect;

(c)   the occurrence of any ERISA Event or similar event with respect to any Foreign Plan that, in either case, would reasonably be expected to result in a Material Adverse Effect; and

(d)   any other development (including notice of any claim or condition arising under or relating to any Environmental Law) that results in, or would reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto. Documents required to be delivered pursuant to this Section 5.02 may be delivered electronically in accordance with Section 5.01.

Section 5.03 Semi-Annual Lender Call. On and following the Acquisition Closing Date, at the reasonable request of the Administrative Agent, but not more than twice in any fiscal year (and no more than once in any two consecutive quarter periods), within a reasonable period of time following delivery of the financial statements pursuant to Section 5.01(a) or Section 5.01(b)(i) and at a mutually agreeable time (which shall be the same time the Parent holds such conference call with the Miami Lenders), the Borrower will hold a semi-annual conference call with Lenders to review the consolidated financial results of operations of the Parent covered by such financial statements.

Section 5.04 Existence; Conduct of Business. Prior to the Acquisition Closing Date, the Borrower will, and will cause each Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, do or cause to be done all things reasonably necessary to obtain, preserve, renew and keep in full force and effect (a) its legal existence (except as otherwise permitted hereunder) and (b) the rights, licenses, permits, privileges, franchises, Intellectual Property necessary to conduct its business, except, in the case of clauses (a) (other than with respect to the Borrower) and (b), to the extent that failure to do so would not reasonably be expected to result in a Material Adverse Effect, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.

Section 5.05 Payment of Taxes. Prior to the Acquisition Closing Date, the Borrower will, and will cause each Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, pay all Tax liabilities, before any penalty accrues thereon, except where (a)(i) any such payment is being contested in good faith by appropriate proceedings and (ii) the Parent, the Borrower or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves or other appropriate provision with respect thereto in accordance with IFRS or (b) the failure to make payment would not reasonably be expected to result in a Material Adverse Effect.

Section 5.06 Maintenance of Properties. Except if the failure to do so would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, prior to the Acquisition Closing Date, the Borrower will, and will cause each Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, keep and maintain all property material to the conduct of its business (other than any property referenced in Section 5.04) in good working order and condition, ordinary wear and tear excepted and casualty or condemnation excepted, provided that the foregoing shall not prohibit any transaction otherwise permitted hereunder.

Section 5.07 Insurance. On and following the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, (a) insurance in such amounts (after giving effect to any self-insurance reasonable and customary for similarly-situated Persons engaged in the same or similar business) and against such risks as is (i) customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations as reasonably determined by management of the Borrower and (ii) considered adequate by the Borrower. The Borrower will furnish to the Administrative Agent, promptly following written request, information in reasonable detail as to the insurance so maintained; provided that so long as no Event of Default has occurred and is continuing, the Borrower shall only be required to provide such information one time in any fiscal year of the Borrower. Without limiting the generality of the foregoing, the Borrower will, or will cause each US Loan Party to, maintain or cause to be maintained flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance in all material respects with any applicable regulations of the Board. No later than ninety (90) days (as such period may be extended in the reasonable discretion of the Administrative Agent) after the Effective Date (or the date any such insurance is obtained, renewed or extended in the case of insurance obtained, renewed or extended after the Effective

Date), the Borrower will cause all property and casualty insurance policies with respect to Collateral of the US Loan Parties to be endorsed or otherwise amended to include a lender’s loss payable, mortgagee or additional insured, as applicable, endorsement, or otherwise reasonably satisfactory to the Administrative Agent.

Section 5.08 Books and Records; Inspection and Audit Rights. Prior to the Acquisition Closing Date, the Borrower will, and will cause each Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries (in all material respects) are made of all material financial transactions in relation to its business and activities. On and following the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested, provided that only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than one time during any fiscal year absent the existence of an Event of Default and, in any event, only one such time shall be at the Borrower’s expense, and provided, further, that when an Event of Default has occurred and is continuing the Administrative Agent (or any of its designated representatives) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent shall provide the Borrower the opportunity to participate in any discussions with any such independent accountants. Notwithstanding anything to the contrary in this Section 5.08, neither the Parent, the Borrower nor any of their respective Restricted Subsidiaries, as applicable, will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes trade secrets or proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their representatives or contractors) is prohibited by law, fiduciary duty or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 5.09 Compliance with Laws. Prior to the Acquisition Closing Date, the Borrower will, and will cause each Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law (including, without limitation, OFAC, FCPA, the Patriot Act, the Terrorism Act 2000, Anti-Terrorism Crime & Security Act 2001, Proceeds of Crime Act 2002, Money Laundering Regulations 2007, and the Bribery Act 2010 of the United Kingdom (it being understood that any Foreign Subsidiary will only be required to comply with the relevant corresponding local laws)) with respect to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

Section 5.10 Use of Proceeds.

(a) The proceeds of the Initial Term Loans will be used, directly or indirectly, by the Borrower to make the Seattle Payment and pay Transaction Costs, and for working capital and other general corporate purposes. The proceeds of the Tranche B-1 Term Loans will be used on the First Amendment Effective Date for the partial repayment of Initial Term

Loans, and for the payment of any fees, accrued interest, expenses and premiums in connection therewith (including, for the avoidance of doubt, in connection with Amendment No. 1) and in connection with the incurrence of the Tranche B-1 Term Loans.

(b)  The proceeds of any Loans borrowed after the Effective Date will be used for working capital, capital expenditures, general corporate purposes and any other purpose of the Parent and its Subsidiaries not otherwise prohibited under this Agreement (including, without limitation, Restricted Payments, Investments, Acquisitions and to fund Transaction Costs).

(c)   No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

Section 5.11 Execution of Subsidiary Guaranty and Security Documents after the Effective Date.

(a)   Subject to Section 5.12(b), (c) and (d), in the event that any Person becomes a Domestic Restricted Subsidiary (including any Unrestricted Subsidiary that becomes a Domestic Restricted Subsidiary) after the date hereof (other than any Restricted Subsidiary for so long as it is an Excluded Subsidiary) or any Domestic Restricted Subsidiary (including any Electing Guarantor) ceases to be an Excluded Subsidiary, the Borrower or other applicable Loan Parties will promptly (and in no event later than 60 days thereafter or such later date as the Administrative Agent may agree in its reasonable discretion) notify Administrative Agent of that fact and cause such Domestic Restricted Subsidiary to execute and deliver to the Administrative Agent counterparts of the Subsidiary Guaranty (or Parent Companies Guaranty, as applicable) and the US Collateral Agreement and each other US Security Document and to take all such further actions and execute all such further documents and instruments as required by the US Collateral Agreement and each other US Security Document to secure the Secured Obligations for the benefit of the Secured Parties (including all actions necessary to cause such Lien to be duly perfected to the extent required by such US Security Document, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent and in all events to exclude Excluded Property). In addition, as and to the extent provided in the US Collateral Agreement or any other Security Document, as applicable, (subject to all applicable exceptions and limitations therein and herein), the applicable US Loan Party shall deliver to the Collateral Agent all certificates, if any, representing Equity Interests of such Domestic Restricted Subsidiary (accompanied by undated stock powers, duly endorsed in blank) as required thereunder. Under no circumstance will any US Loan Party be required to execute any Security Documents governed by the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia other than with respect to the pledge of the Equity Interests of a Loan Party under the laws of the United States or the United Kingdom.

(b)   Subject to Section 5.12(b), (c) and (d), in the event that any Person becomes a Domestic Restricted Subsidiary after the date hereof (other than any Domestic Restricted Subsidiary for so long as it is an Excluded Subsidiary), concurrently with the execution and delivery of counterparts to the Subsidiary Guaranty (or Parent Companies

Guaranty, as applicable) and US Collateral Agreement pursuant to Section 5.11(a), such Domestic Restricted Subsidiary shall deliver to the Administrative Agent, (i) certified copies of such Domestic Restricted Subsidiary’s Organizational Documents or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Domestic Restricted Subsidiary, and (ii) a certificate executed on behalf of such Domestic Restricted Subsidiary by the secretary or similar officer of such Domestic Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Domestic Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Domestic Restricted Subsidiary executing such Loan Documents.

(c)   Subject to Section 5.12(b), (c) and (d), in the event that any Person that is a UK Subsidiary becomes a Restricted Subsidiary (including any Unrestricted Subsidiary that becomes a Restricted Subsidiary) after the date hereof (other than any Restricted Subsidiary for so long as it is an Excluded Subsidiary) or any UK Subsidiary that is a Restricted Subsidiary (including any Electing Guarantor) ceases to be an Excluded Subsidiary, the Borrower or applicable Loan Party will promptly (and in no event later than 60 days thereafter or such later date as the Administrative Agent may agree in its reasonable discretion) notify Administrative Agent of that fact and cause such Restricted Subsidiary to execute and deliver to the Administrative Agent the Subsidiary Guaranty (or Parent Companies Guaranty, as applicable) and all other applicable UK Security Documents and to take such actions to grant Liens in favor of the Collateral Agent to secure the Secured Obligations and for the benefit of the Secured Parties in the assets of such Restricted Subsidiary that constitute Collateral pursuant to the Security Documents, as applicable, or any other collateral and security documents providing, to the extent practicable under relevant law (as reasonably determined by the Administrative Agent and the Borrower), substantially the equivalent of the Lien contemplated to be provided by grantors under the Security Documents in effect on the Effective Date or to be put into effect in accordance with Section 5.16 (and execute all such further documents and instruments as required by such Security Documents), or otherwise in accordance with customary practice in the applicable jurisdiction as reasonably determined by the Administrative Agent and the Borrower (including limitations necessary to comply with any Requirement of Law), (including all actions necessary to cause such Lien to be duly perfected (or the equivalent under applicable law) to the extent required by such Security Document, including the filing of notices or recordings in such jurisdictions as may be reasonably requested by the Administrative Agent, and in all events to exclude Excluded Property. In addition, as and to the extent provided in the applicable Security Document (subject to all applicable exceptions and limitations therein), the applicable Loan Party shall deliver to the Collateral Agent all certificates, if any, representing Equity Interests issued to such Loan Party (accompanied by undated stock powers, duly endorsed in blank) as required thereunder.

(d)   Subject to Section 5.12(b), (c) and (d), in the event that any Person that is a UK Subsidiary becomes a Restricted Subsidiary after the date hereof (other than any Restricted Subsidiary for so long as it is an Excluded Subsidiary), concurrently with the execution and delivery of the agreements, instruments or other documents pursuant to Section

5.11(c), such Restricted Subsidiary shall deliver to the Administrative Agent, (i) certified copies of such Restricted Subsidiary’s Organizational Documents or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Restricted Subsidiary, and (ii) a certificate executed on behalf of such Restricted Subsidiary by the secretary or similar officer of such Restricted Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Restricted Subsidiary approving and authorizing the execution, delivery and performance of such Loan Documents are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Restricted Subsidiary executing such Loan Documents (or in lieu of the delivery of the items set forth in this Section 5.11(d), such Loan Party shall deliver a customary director’s certificate, including customary attachments thereto including any items that may be reasonably required by any counsel providing a legal opinion in respect of such Loan Party).

(e) If, at any time, (x) (i) a Restricted Subsidiary is designated as an Unrestricted Subsidiary or an Immaterial Subsidiary in accordance with this Agreement or (ii) an Electing Guarantor has been re-designated (at the option, and in the sole discretion, of the Borrower in accordance with Section 5.13(b)) as an Excluded Subsidiary, the Collateral Agent shall release such Subsidiary from any Subsidiary Guaranty and all Security Documents to which it may be a party and to the extent such Subsidiary’s Equity Interests were pledged (or otherwise secured) as Collateral, such pledge (or other security) shall be released and, upon the request of any Loan Party, any certificates in respect thereof shall be promptly returned to the applicable Loan Party or (y) adverse tax consequences could (in the good faith determination of the Borrower in consultation with the Administrative Agent) result to the Borrower, the Parent or any Subsidiary of the Parent (i) from any Security Document executed and delivered by any Subsidiary that is a Foreign Subsidiary of any US Loan Party or any CFC Holding Company, or any other Domestic Subsidiary of the Parent, the Collateral Agent shall release such Restricted Subsidiary from any such Security Document, or (ii) from any Lien granted under any Loan Document in respect of the Equity Interests in any Foreign Subsidiary of any US   Loan Party or CFC Holding Company, such Lien shall be released. Notwithstanding the foregoing, in no event shall Equity Interests of any Unrestricted Subsidiary  or any of such Unrestricted Subsidiary’s assets constitute Collateral, and the Administrative Agent and Collateral Agent shall take all actions required hereunder and under the other Loan Documents to effect the foregoing.

(f) Subject to Section 5.12(b), (c) and (d), from and after the Effective Date, in the event that (i) any Loan Party acquires fee simple interest in any Material Real Property (except to the extent constituting Excluded Property or subject to a Lien permitted under Section 6.02 securing Indebtedness permitted by Section 6.01 incurred to acquire such Material Real Property (or refinance such Indebtedness)) or (ii) at the time any Person becomes a Loan Party, such Person owns any Material Real Property (excluding any such Material Real Property constituting Excluded Property or subject to a Lien permitted under Section 6.02 securing Indebtedness permitted by Section 6.01 incurred to acquire such Material Real Property (or refinance such Indebtedness)), such Loan Party shall deliver to the Collateral Agent, within 120 days (or such later date as the Administrative Agent may agree in its reasonable discretion) after such Person acquires such Material Real Property or becomes a

Loan Party, as the case may be, the following with respect to each such parcel of Material Real Property (each an “Additional Mortgaged Property”):

(i)   A fully executed and, to  the extent  necessary,  notarized Mortgage, in proper form for recording in the applicable jurisdictions required by law to establish and perfect the Mortgage in favor of the Collateral Agent, encumbering the interest of such Loan Party in such Additional Mortgaged Property;

(ii)   An opinion of counsel in the state or other jurisdiction in which such Additional Mortgaged Property is located with respect to the enforceability of the form of such Mortgage to be recorded in such state or other jurisdiction and such other customary matters as the Administrative Agent may reasonably request;

(iii)   (A) ALTA mortgagee title insurance policy or unconditional commitments therefor (the “Mortgage Policy”) issued by a Title Company with respect to such Additional Mortgaged Property located in the United States, in an amount to be mutually agreed between the Borrower, the Administrative Agent and Collateral Agent, insuring title to such Additional Mortgaged Property vested in such Loan Party, which such Mortgage Policy shall, to the extent available under applicable state law, include an endorsement for mechanics’ Liens, for future advances under this Agreement; and (B) evidence reasonably satisfactory to the Administrative Agent that such Loan Party has (i) delivered to the Title Company all certificates and affidavits required by the Title Company in connection with the issuance of the Mortgage Policy and (ii) paid (or made provision for payment) to the Title Company or to the appropriate Governmental Authorities all expenses and premiums of the Title Company in connection with the issuance of such Mortgage Policy and all taxes and fees, including stamp taxes, mortgage recording taxes and fees and intangible taxes, payable in connection with recording the Mortgage in the appropriate real estate records;

(iv)   A title report issued by the Title Company with respect to such Additional Mortgaged Property located in the United States;

(v)   An ALTA survey of the Additional Mortgaged Property located in the United States to the extent already prepared and available;

(vi)   To the extent available, copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policy or in the title reports delivered pursuant to clause (iv) above; and

(vii)  With respect to any Additional Mortgaged Property located in the United States, evidence, which may be in the form of a letter or other written document from an insurance broker or a municipal engineer or other Person reasonably acceptable to the Administrative Agent, as to whether (1) such Additional Mortgaged Property is a Flood Hazard Property and (2) the community in which any such Flood Hazard Property is located is participating in the National Flood Insurance Program, (B) if such Additional Mortgaged Property is a Flood Hazard Property, such Loan Party’s written acknowledgement of receipt of written notification from Administrative Agent (1) that such Additional Mortgaged Property is a Flood Hazard Property and (2) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program, and (C) in the event such Flood Hazard Property is located in a community that participates in the National Flood Insurance Program, evidence that the applicable Loan Party has obtained flood insurance in respect of such Flood Hazard Property to the extent required under the applicable regulations of the Board.

Section 5.12 Further Assurances.

(a)  Subject to Section 5.11 and Section 5.12(b), (c) and (d) and the terms, conditions and provisions of the Security Documents applicable to such Loan Party, the Borrower shall, and shall cause the other Loan Parties to, promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any jointly identified material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of any Security Document or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time, and in order to carry out more effectively the purposes thereof, in each case, to the extent required by this Agreement and the Security Documents.

(b)    Notwithstanding anything in this Agreement or any Security Document to the contrary: (i) neither the Administrative Agent nor the Collateral Agent shall take, and the Loan Parties shall not be required to grant, a security interest in any Excluded Property; (ii) any security interest required to be granted or any action required to be taken, including to perfect such security interest, shall be subject to the same exceptions and limitations as those set forth in the Security Documents; (iii) no Loan Party shall be required, nor shall the Administrative Agent or Collateral Agent be authorized to perfect any pledges, charges, assignments, security interests and mortgages in any Collateral by any means other than (A) filings pursuant to the UCC (or similar filing in the United Kingdom) in the office of the secretary of state (or similar central filing office) of the relevant State(s) other jurisdiction and filings in the applicable real estate records with respect to mortgaged properties or any fixtures relating to Material Real Property, (B) filings in United States or United Kingdom government offices (including registrations with the European Union) with respect to Intellectual Property constituting Collateral as expressly required by the Loan Documents, (C) delivery to the Collateral Agent to be held in its possession of all Collateral consisting of intercompany notes in an amount individually in excess of $15,000,000, stock certificates of the Borrower and its Restricted Subsidiaries (and after becoming Loan Parties, the Miami Borrower and its Restricted Subsidiaries) and other instruments issued to any Loan Party in an amount individually in excess of $15,000,000, (D) mortgages in respect of Material Real Property and (E)   necessary perfection steps with respect to commercial tort claims over $15,000,000 individually, and other than as expressly required by Section 5.11(a) or (b), (I) prior to the Acquisition Closing Date, (x) no Loan Party, and (y) after the Acquisition Closing Date, no US Loan Party, in each case, shall be required to take any action outside the United States to perfect any security interest in the Collateral (including the execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United States of America, any State thereof or the District of Columbia), and (II) no UK Loan Party shall be required to take any action outside of the United Kingdom to perfect any security interest in the Collateral (including execution of any agreement, document or other instrument governed by the law of any jurisdiction other than the United Kingdom), other than, in each case, with respect to the pledge of the Equity Interests of a Loan Party under the laws of the United States or the United Kingdom as provided in the Security Documents; (iv) no Loan Party shall have any obligation under any Loan Document to enter into any landlord, bailee or warehousemen waiver, estoppel or consent or any other document of similar effect; (v) in no event shall any Loan Party be required to take any action to perfect the security interest granted under the Security Documents in Collateral consisting of (A) cash or Cash Equivalents, (B) entering into any deposit account control agreement or securities account control agreement with respect to any deposit account or securities account (including securities entitlements and related assets credited thereto) or (C) other assets requiring perfection through the implementation of control agreements or perfection by “control” or notice of such security or acknowledgment of such security (other than possession by the Collateral Agent to the extent set forth in clause (iii) above and as further expressly required under the Security Documents) in each case under this clause (v), except, in each case, to the extent such perfection may be achieved by the filing of a UCC financing statement or similar filing in the United Kingdom; and (vi) no Loan Party shall be required to enter into any source code escrow arrangement (or, except as otherwise expressly set forth in the Security Documents, be obligated to register intellectual property).

(c)    Neither the Administrative Agent nor the Collateral Agent shall obtain or perfect a security interest in any assets of any Loan Party as to which the Borrower in consultation with the Administrative Agent, shall determine that the cost of obtaining or perfecting such security interest is excessive in relation to the benefit to the Lenders of the security afforded thereby (such comparison to be determined in a manner consistent with any such determination made in connection with the Effective Date) or would otherwise violate applicable law.

(d)    Notwithstanding anything in this Agreement or any Security Document to the contrary, the Parent shall not form or permit to exist a Subsidiary which is a direct or indirect parent company of the Borrower unless (i) such Subsidiary is organized under the laws of the United States or the United Kingdom and such Subsidiary is party to, or becomes party to in accordance with Section 5.11(a) or Section 5.11(c), as applicable, the Parent Companies Guaranty or the Subsidiary Guaranty, as applicable, or (ii) such Subsidiary is organized under the laws of Luxembourg, Ireland, the Cayman Islands or such other jurisdiction as may be agreed by the Administrative Agent in its sole discretion and provides a guaranty and Security Documents in respect of the Obligations, in each case, in form and substance reasonably satisfactory to the Administrative Agent; provided that if such Subsidiary is organized in the Cayman Islands, it is treated for U.S. tax purposes as disregarded from a corporation organized under the laws of the United States or the United Kingdom.

(e)   Notwithstanding anything in this Agreement or any Security Document to the contrary, the Administrative Agent may, in its sole discretion, grant extensions of time for the satisfaction of any of the requirements under Section 5.11 and Section 5.12 in respect of any particular Collateral or any particular Subsidiary if it determines that the satisfaction thereof with respect to such Collateral or such Subsidiary cannot be accomplished without undue expense or unreasonable effort or due to factors beyond the control of the Parent and the Restricted Subsidiaries by the time or times at which it would otherwise be required to be satisfied under this Agreement or any Security Document.

Section 5.13 Designation of Subsidiaries.

(a) Prior to the Acquisition Closing Date, the Borrower, and, after the Acquisition Closing Date, the Parent, may designate (or re-designate) any Restricted Subsidiary (other than the Borrower or any Subsidiary of the Parent that directly or indirectly owns Equity Interests in the Borrower) as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that immediately before and after such designation, no Event of Default shall have occurred and be continuing. The designation of any Subsidiary as an Unrestricted Subsidiary after the Effective Date in accordance with this Section 5.13(a) shall constitute an Investment by the Parent, the Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Parent, the Borrower and/or the applicable Restricted Subsidiaries in such Unrestricted Subsidiary immediately prior to such designation. Upon any such designation (but without duplication of any amount reducing such Investment in such Unrestricted Subsidiary pursuant to the definition of “Investment”), the Parent, the Borrower and/or the applicable Restricted Subsidiaries shall receive a credit against the applicable clause in Section 6.04 that was utilized for the Investment in such Unrestricted Subsidiary for all Returns in respect of such Investment. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary in accordance with this Section 5.13 shall constitute the incurrence by such Restricted Subsidiary at the time of designation of any Indebtedness or Liens of such Restricted Subsidiary outstanding at such time (to the extent assumed).

(b) Prior to the Acquisition Closing Date, the Borrower, and, after the Acquisition Closing Date, the Parent, may designate (or re-designate) any Restricted Subsidiary that is an Excluded Subsidiary as an Electing Guarantor. The Parent or the Borrower, as applicable, may designate (or re-designate) any Electing Guarantor as an Excluded Subsidiary; provided that (i) after giving effect to such release, such Restricted Subsidiary shall not be a guarantor of any Credit Agreement Refinancing Indebtedness, any Additional Term Notes, any Unrestricted Additional Term Notes or any Term Loan Exchange Notes, (ii) such redesignation shall constitute an Investment by the Parent, the Borrower or the relevant Restricted Subsidiary, as applicable, therein at the date of designation in an amount equal to the fair market value (as determined in good faith by the Borrower) of the Investments held by the Parent, the Borrower and/or the applicable Restricted Subsidiaries in such Electing Guarantor immediately prior to such re-designation and such Investments shall otherwise be permitted hereunder and (iii) any Indebtedness or Liens of such Restricted Subsidiary (after giving effect to such release) shall be deemed to be incurred at the time of such release by such Electing Guarantor and such incurrence shall otherwise be permitted hereunder.

Section 5.14 Conduct of Business. From and after the Acquisition Closing Date, the Parent and its Restricted Subsidiaries will engage only in lines of business of the type engaged in by the Parent and its Restricted Subsidiaries on the Effective Date and similar, ancillary, supportive, complementary, synergetic or related businesses or reasonable extensions thereof (and non-core incidental businesses acquired in connection with any Acquisition or permitted Investment or other immaterial businesses).

Section 5.15 Maintenance of Ratings. From and after the Acquisition Closing Date, the Borrower will use commercially reasonable efforts to maintain a public corporate credit rating for the Parent from S&P and a public corporate family rating for the Parent from Moody’s and a public rating of the Loans by each of S&P and Moody’s (but in each case not any specific rating).

Section 5.16 Post-Closing Covenants. The Borrower agrees to deliver, or cause to be delivered, to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, the items described on Schedule 5.16 hereof on or before the dates specified with respect to such items, or such later dates as may be agreed to by the Administrative Agent in its reasonable discretion.

ARTICLE VI
Negative Covenants

From and after the Effective Date and until the Termination Date, the Borrower covenants and agrees with the Lenders that:

Section 6.01 Indebtedness; Certain Equity Securities.

(a) Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness created under (A) the Loan Documents or (B) the Miami Loan Documents and any Permitted Refinancing thereof;

(ii) Indebtedness of the Parent or any other Restricted Subsidiary to the Parent or any other Restricted Subsidiary, provided that (A) Indebtedness of any Restricted Subsidiary that is not a Loan Party to any Loan Party shall, in each case, be incurred (x) in the ordinary course of business (which includes pursuant to any Intercompany License Agreement), (y) arising pursuant to a Permitted Tax Restructuring or (z) be otherwise permitted by Section 6.04 (other than due to Section 6.04(aa)) and (B) Indebtedness of any Loan Party to a Restricted Subsidiary that is not a Loan Party shall be subordinated to the Obligations on terms which prohibit the repayment thereof after the acceleration of the Loans or bankruptcy of such Loan Party;

(iii)   Guarantees by the Parent or any Restricted Subsidiary of Indebtedness of the Parent or any other Restricted Subsidiary, provided that (A) the Indebtedness so Guaranteed is otherwise permitted by this Section, (B) Guarantees by any Loan Party of Indebtedness of any Restricted Subsidiary that is not a Loan Party shall, in each case, be (x) made in the ordinary course of business or (y) permitted by Section 6.04 (other than due to Section 6.04(aa)) and (C) if Indebtedness being guaranteed is subordinated in right of payment to the Obligations under the Loan Documents, such Guarantees permitted under this clause (iii) shall be subordinated to the applicable Loan Party’s Obligations to the same extent and on the same terms as the Indebtedness so Guaranteed is subordinated to the Obligations;

(iv)   (A) Indebtedness incurred to finance the acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement of any fixed or capital assets, including Capital Lease Obligations, Synthetic Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement, and (B) extensions, renewals and replacements of any such Indebtedness so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the Indebtedness being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith), provided that the aggregate principal amount of Indebtedness permitted by this clause (iv) at any time shall not exceed the greater of $150,000,000 and 10% of Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination;

 (v)  (a) Indebtedness of (1) any Person acquired or assumed in connection with an Acquisition or permitted Investment or any assets acquired in connection therewith and (2) any Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary (it being acknowledged that (x) a Person that becomes a direct or indirect Restricted Subsidiary of the Parent as a result of an Acquisition or permitted Investment may remain liable with respect to Indebtedness existing on the date of such acquisition and (y) an Unrestricted Subsidiary that is redesignated as a Restricted Subsidiary may remain liable with respect to Indebtedness existing on the date of such redesignation); provided that (A) such Indebtedness is not created in anticipation of such acquisition or redesignation and (B) the aggregate principal amount of such Indebtedness incurred under this clause (v) does not exceed at any time (I) the greater of (x) $225,000,000 and (y) 15% of Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination plus (II) unlimited additional Indebtedness if, for purposes of this clause (II), immediately after giving effect to such Acquisition, permitted Investment or redesignation, as the case may be, and the assumption of such Indebtedness, (X) to the extent such Indebtedness is secured on a pari passu basis with the Obligations, the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is either (1) not greater than 3.50:1.00 or (2) not greater than such First Lien Leverage Ratio immediately prior to the consummation of such Acquisition, Investment or redesignation and the assumption of such Indebtedness, or (Y) to the extent such Indebtedness is unsecured or secured on a junior basis with the Obligations, the Total Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is either (1) not greater than 3.50:1.00 or (2) not greater than such Total Leverage Ratio immediately prior to the consummation of such Acquisition, Investment or redesignation and the assumption of such Indebtedness (it being understood and agreed that unless notified by Borrower, (A) the Borrower shall be deemed to have used capacity under this clause (II) (to the extent compliant therewith) prior to utilization of amounts of the type described in clause (I) above, (B) Indebtedness may be incurred in respect of both this clause (II) and clause (I) above, and the proceeds from any such incurrence in respect of both clauses may be utilized in a single transaction by first calculating the incurrence in respect of this clause (II) and then calculating the incurrence in respect of clause (I) above and (C) the Borrower may re-designate any such Indebtedness originally incurred in respect of clause (I) as incurred in respect of clause (II) if, at the time of such re-designation, the Borrower would be permitted to incur such Indebtedness under clause (II) the aggregate principal amount of Indebtedness being so re-designated (for purposes of clarity, with any such re-designation having the effect of increasing the Borrower’s ability to incur Indebtedness in respect of clause (I) as of the date of such re-designation by the amount of such Indebtedness so re-designated); and (b) in the case of clause (II) to the proviso in clause (a) above, any Permitted Refinancing thereof;

(vi)    other Indebtedness in an aggregate principal amount outstanding at any time not exceeding the greater of (x) $300,000,000 and (y) 20% of Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination;

(vii)   Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing workers’ compensation, health, disability or other employee benefits or property, casualty, liability insurance, self-insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business or consistent with past practice;

(viii) Indebtedness in respect of or guarantee of performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees, workers’ compensation claims, letters of credit, bank guarantees and banker’s acceptances, warehouse receipts or similar instruments and similar obligations (other than in respect of other Indebtedness for borrowed money) including, without limitation, those incurred to secure health, safety and environmental obligations, in each case provided in the ordinary course of business or consistent with past practice;

(ix)    Indebtedness in respect of Swap Agreements not entered into for speculative purposes;

(x)     [reserved];

(xi)    Indebtedness of any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Indebtedness outstanding at any time pursuant to this clause (xi) shall not exceed the greater of $150,000,000 and 10% of Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination;

(xii)   Indebtedness with respect to financial accommodations of the nature described in the definition of “Cash Management Obligations,” and other Indebtedness in respect of treasury, depositary, cash management and netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements or otherwise in connection with securities accounts and deposit accounts, in each case, in the ordinary course of business;

(xiii)  Indebtedness consisting of (a) the financing of insurance premiums or (b) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business or consistent with past practice;

(xiv) Indebtedness arising from agreements providing for indemnification, adjustment of purchase price adjustments (including earn-outs) or similar obligations, in each case incurred or assumed in connection with the Transactions or any other acquisition or disposition of any business or assets permitted under this Agreement;

(xv)  Indebtedness to the seller of any business or assets permitted to be acquired by the Parent or any Restricted Subsidiary under this Agreement; provided that the aggregate amount of Indebtedness permitted under this clause (xv) shall not exceed the greater of $75,000,000 and 5% of Consolidated EBITDA outstanding at any time;

(xvi)  [reserved];

(xvii) [reserved];

(xviii) (A) Credit Agreement Refinancing Indebtedness issued, incurred or otherwise obtained in exchange for or to refinance Term Loans and/or Revolving Loan and Commitments so long as the requirements of Section 2.11(e) are complied with, (B) Miami Credit Agreement Refinancing Indebtedness issued, incurred or otherwise obtained in exchange for or to the refinance the Miami Indebtedness and (C) any Permitted Refinancing of any thereof pursuant to clause (A) or (B);

(xix)  Indebtedness described on Schedule 6.01(a) annexed hereto, including any unused commitment and any Permitted Refinancing thereof;

(xx)   endorsement of instruments or other payment items for deposit in the ordinary course of business;

(xxi)  [reserved];

(xxii) [reserved];

(xxiii) [reserved];

(xxiv) to the extent constituting Indebtedness, Guarantees in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of the Borrower, the Parent and their Subsidiaries;

(xxv) performance Guarantees of the Parent and its Restricted Subsidiaries primarily guaranteeing performance of contractual obligations of the Parent or Restricted Subsidiaries to a third party and not primarily for the purpose of guaranteeing payment of Indebtedness;

(xxvi) Indebtedness (other than Indebtedness for borrowed money) supported by any Letter of Credit (as defined in the Miami Credit Agreement), in each case, in an amount not to exceed the face amount of such Letter of Credit;

(xxvii) obligations in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Subsidiary of the Parent or the Borrower to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(xxviii) Indebtedness incurred in connection with Permitted Sale Leaseback transactions in an aggregate principal amount not to exceed the greater of $150,000,000 and 10% of Consolidated EBITDA at any time;

(xxix) Indebtedness of (a) any Securitization Subsidiary arising under any Securitization Facility or (b) the Parent or any Restricted Subsidiary arising under any Receivables Facility, in an aggregate principal amount under this clause (xxix) not to exceed the greater of $75,000,000 and 5% of Consolidated EBITDA at any time;

(xxx) (a) Additional    Term     Notes,   Unrestricted    Additional    Term  Notes, Refinancing Notes and Term Loan Exchange Notes, (b) Miami Additional Term Notes, Miami Unrestricted Additional Term Notes, Miami Refinancing Notes and Miami Term Loan Exchange Notes and (c) Permitted Refinancings of any of the foregoing under clause (a) or (b);

(xxxi) [Reserved];

(xxxii) (a)  Additional  Debt  in  an  aggregate  amount  not  to  exceed  (1) $750,000,000 outstanding at any time (minus, to the extent incurred prior to such incurrence of Additional Debt, any Unrestricted Incremental First Lien Indebtedness of the type described in clause (x) of such definition), and Miami Unrestricted Incremental First Lien Indebtedness of the type described in clause (x) of such definition under the Miami Credit Agreement and Miami Unrestricted Additional Debt (“Unrestricted Additional Debt”), plus (2) the amount of any voluntary prepayments (or repurchases) of the Term Loans and voluntary permanent reductions of the Revolving Commitments effected after the Effective Date and the amount of any voluntary prepayments (or repurchases) of the Miami Term Loans, First Lien Senior Secured Notes or any other

Indebtedness secured by the Collateral on a pari passu basis with the Liens securing the Obligations (minus, to the extent incurred prior to such incurrence of Additional Debt, any Unrestricted Incremental First Lien Indebtedness of the type described in clause (y) of such definition and any Miami Unrestricted Incremental First Lien Indebtedness of the type described in clause (y) of such definition under the Miami Credit Agreement) (in each case, other than to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness)), plus (3) unlimited Additional Debt if, for purposes of this clause (3) immediately before and after giving effect to each such incurrence and the application of the proceeds therefrom, (A) to the extent such Indebtedness is secured on a pari passu basis with the Obligations, the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is not greater than 3.50:1.00 or (B) to the extent such Indebtedness is unsecured or secured on a junior basis with the Obligations, the Total Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is not greater than 3.50:1.00 (it being understood and agreed that unless notified by the Borrower, (I) the Borrower shall be deemed to have used capacity under this clause (3) (to the extent compliant therewith) prior to utilization of amounts of the type described in clauses (1) and (2) above, (II) Indebtedness may be incurred in respect of both this clause (3) and clauses (1) and/or (2) above, and the proceeds from any such incurrence in respect of all clauses may be utilized in a single transaction by first calculating the incurrence in respect of this clause (3) and then calculating the incurrence in respect of clauses (1) and (2) above and (3) the Borrower may re-designate any such Indebtedness originally incurred in respect of clause (1) or (2) as incurred in respect of clause (3) if, at the time of such re-designation, the Borrower would be permitted to incur such Indebtedness under clause (3) the aggregate principal amount of Indebtedness being so re-designated (for purposes of clarity, with any such re-designation having the effect of increasing the Borrower’s ability to incur Indebtedness in respect of clause (1) and/or (2) as of the date of such re-designation by the amount of such Indebtedness so re-designated); provided that if such Additional Debt is incurred in connection with an acquisition or investment, (x) to the extent such Indebtedness is secured on a pari passu basis with the Obligations, the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is either (I) not greater than 3.50:1.00 or (II) not greater than such First Lien Leverage Ratio immediately prior to the consummation of such acquisition or investment and the incurrence of such Indebtedness, or (y) to the extent such Indebtedness is unsecured or secured on a junior basis with the Obligations, the Total Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is either (I) not greater than 3.50:1.00 or (II) not greater than such Total Leverage Ratio immediately prior to the consummation of such acquisition or investment and the incurrence of such Indebtedness; provided further that the maximum aggregate principal amount of such Additional Debt that may be incurred pursuant to this clause (xxxii) by a Restricted Subsidiary that is not a Loan Party shall not exceed at any one time outstanding the greater of (x) $150,000,000 and (y) 10% of Consolidated EBITDA calculated on a Pro Forma Basis as of the Applicable Date of Determination and (b) in the case of clause (a)(3) above, any Permitted Refinancing thereof; provided solely in the event that the Yield for any term loan incurred as Additional Debt pursuant to this Section 6.01(a)(xxxii) which is secured on a pari passu basis with the Initial Term Loans and the Tranche B-1   Term Loans (other

than such Additional Debt incurred in reliance on clause (2) of this Section 6.01(a)(xxxii)(a) (except if the capacity under clause (2) of this Section 6.01(a)(xxxii)(a) results from prepayments made with the proceeds of Indebtedness which is secured on a pari passu basis with the Initial Term Loans and the Tranche B-1 Term Loans (other than Revolving Loans)) is higher than the Yield for the Initial Term Loans and/or the Tranche B-1 Term Loans by more than 50 basis points, then the Initial Term Loans and/or the Tranche B-1 Term Loans shall be subject to the adjustment (if applicable) set forth in clause (G) to the proviso in Section 2.20(b)(ii) as if such Additional Debt were an Incremental Term Loan incurred hereunder; and

(xxxiii)  Indebtedness in an amount equal to 100% of the aggregate Net Proceeds received by the Parent after the Closing Date from the issue or sale of Qualified Equity Interests plus cash contributed to the Parent that has not increased the Available Amount or the Cure Amount; and

For purposes of determining compliance with this Section 6.01, in the event that an item of Indebtedness (or any portion thereof) at any time meets the criteria of more than one of the categories described above in this paragraph (a) or is entitled to be incurred pursuant to clauses (iv), (v), (vi), (xi), (xv), (xviii), (xix), (xxviii), (xxix), (xxxi), (xxxii), or (xxxiii) of this paragraph (a), the Borrower, in its sole discretion, may classify or reclassify (or later divide, classify or reclassify) such item of Indebtedness (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness in one of the above clauses. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest, premium, fees or expenses, in the form of additional Indebtedness, Disqualified Equity Interests or preferred stock shall not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01.

For purposes of determining compliance with any restriction on the incurrence of Indebtedness, the principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance, such restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, plus the amount of any premium paid, and fees and expenses incurred, in connection with such extension, replacement, refunding refinancing, renewal or defeasance (including any fees and original issue discount incurred in respect of such resulting Indebtedness).

(c)    Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, issue any Disqualified Equity Interests, except to the extent that any such Disqualified Equity Interest qualifies as Indebtedness that is permitted to be incurred under Section 6.01.

Section 6.02 Liens. Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(a)  Liens pursuant to any Loan Document or the Miami Loan Documents;

(b)  Permitted Encumbrances;

(c)  any Lien on any property or asset of the Parent or any Restricted Subsidiary existing on the Effective Date; provided that any Lien securing obligations in excess of (x) $4,500,000 individually or (y) $45,000,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (c) that are not listed on Schedule 6.02) shall only be permitted to the extent such Lien is permitted by another clause in this Section 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition, or asset of the Parent or any Restricted Subsidiary and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (ii) such Lien shall secure only those obligations and unused commitment that it secures on the date hereof and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and reasonable fees and expenses associated therewith);

(d)  any Lien existing on any property or asset prior to the acquisition thereof by the Parent or any Restricted Subsidiary or existing on any property or asset of any Person that became or becomes a Restricted Subsidiary (including as a result of any Unrestricted Subsidiary being redesignated as a Restricted Subsidiary) after the Closing Date prior to the time such Person became or becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, and (ii) such Lien shall not apply to any other property or asset of the Parent or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto, after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender) and (iii) such Lien shall secure only those obligations and unused commitments (and to the extent such obligations and commitments constitute Indebtedness, such Indebtedness is permitted hereunder) that it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof so long as the principal amount of such extensions, renewals and replacements does not exceed the principal amount of the obligations being extended, renewed or replaced (plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such extended, renewed or replaced Indebtedness) and premium payable by the terms of such obligations thereon and fees and expenses associated therewith);

(e)  Liens on fixed or capital assets acquired, developed, constructed, restored, replaced, rebuilt, maintained, upgraded or improved (including any such assets made the subject of a Capital Lease Obligation or Synthetic Lease Obligation incurred) by the Parent or any Restricted Subsidiary; provided that (i) such Liens secure Indebtedness incurred to finance such acquisition, development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement and that is permitted by Section 6.01(a)(iv), or to extend, renew or replace such Indebtedness and that is permitted by Section 6.01(a)(v), (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such development, construction, restoration, replacement, rebuilding, maintenance, upgrade or improvement (provided that this clause (ii) shall not apply to any Indebtedness permitted by Section 6.01(a)(v) or any Lien securing such Indebtedness) and (iii) such Liens shall not apply to any other property or assets of the Parent or any Restricted Subsidiary (other than any replacements of such property or assets and additions and accessions thereto and the proceeds and the products thereof and customary security deposits in respect thereof and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender);

(f)  Liens (i) of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon, (ii) in favor of a banking or other financial institution arising as a matter of law or contract encumbering deposits or other funds maintained with a financial institution (including netting arrangements or the right of set off) and which are within the general parameters customary in the banking industry or (iii) encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(g) Liens representing (i) any interest or title of a licensor, lessor or sublicensor or sublessor under any lease or license permitted by this Agreement, (ii) any Lien or restriction that the interest or title of such lessor, licensor, sublessor or sublicensor may be subject to, or (iii) the interest of a licensee, lessee, sublicensee or sublessee arising by virtue of being granted a license or lease permitted by this Agreement;

(h)  Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods;

(i)  the filing of UCC or PPSA (or equivalent) financing statements solely as a precautionary measure or required notice in connection with operating leases or consignment of goods;

(j)  Liens not otherwise permitted by this Section to the extent that the aggregate outstanding amount (or in the case of Indebtedness, the principal amount) of the obligations secured thereby at any time does not exceed the greater of (i) $300,000,000 and (ii)  20% of Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination;

(k)  Liens granted by a Restricted Subsidiary that is not a Loan Party in favor of any Loan Party in respect of Indebtedness or other obligations owed by such Restricted Subsidiary to such Loan Party;

(l)   Liens (i) attaching solely to cash advances and cash earnest money deposits in connection with Investments permitted under Section 6.04 or (ii) consisting of an agreement to Dispose of any property in a Disposition permitted hereunder;

(m) any Lien resulting from the rules and regulations of any clearing system or stock exchange over shares  and/or other securities held in that clearing system or stock exchange;

(n) Liens consisting of customary rights of set-off or banker’s Liens on amounts on deposit, to the extent arising by operation of law and incurred in the ordinary course of business;

(o) Liens securing reimbursement obligations permitted by Section 6.01 in respect of documentary letters of credit or bankers’ acceptances; provided that such Liens attach only to the documents, goods covered thereby and proceeds thereto;

(p) Liens on insurance policies and the proceeds thereof granted to secure the financing of insurance premiums with respect thereto;

(q) Liens encumbering deposits made to secure obligations arising from contractual or warranty requirements;

(r)  Liens on Collateral securing obligations of any of the Loan Parties in respect of Indebtedness and related obligations permitted by Section 6.01(a)(xviii) and/or Section 6.01(a)(xxx);

(s) Liens granted pursuant to a security agreement between the Parent or any Restricted Subsidiary and a licensee of intellectual property to secure the damages, if any, of such licensee resulting from the rejection of the licensee of such licensee in a bankruptcy, reorganization or similar proceeding with respect to the Parent or such Restricted Subsidiary;

(t) Liens securing obligations referred to in Section 6.01(a)(xii) or on assets subject of any Permitted Sale Leaseback under Section 6.01(a)(xxviii);

(u) Liens on (i) the Securitization Assets arising in connection with a Qualified Securitization Financing or (ii) the Receivables Assets arising in connection with a Receivables Facility;

(v) licenses  or sublicenses  (with  respect  to  intellectual property and other property), leases or subleases granted to third parties not interfering in any material respect with the ordinary conduct of the business of the Parent and its Restricted Subsidiaries, taken as a whole;

(w) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods;

(x) Liens of bailees in the ordinary course of business;

(y) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Parent and its Subsidiaries;

(z) utility and similar deposits in the ordinary course of business;

(aa) purchase options, call and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Parent or any Restricted Subsidiary in Joint Ventures;

(bb) Liens disclosed as exceptions to coverage in the final title policies and endorsements issued to the Collateral Agent with respect to any Mortgaged Properties;

(cc) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness for borrowed money, (ii) relating to pooled deposit or sweep accounts of the Parent or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Parent or its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Parent or any Restricted Subsidiary in the ordinary course of business;

(dd) the modification, replacement, renewal or extension of any Lien permitted by Section 6.02(c), (d) and (e); provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01, and (B) proceeds and products thereof; and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is not prohibited by Section 6.01;

(ee) Liens arising in connection with Intercompany License Agreements;

(ff) Liens securing any Swap Agreement so long as the fair market value of the Collateral securing such Swap Agreement does not exceed $75,000,000 at any time;

(gg) Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

(hh) Liens arising in connection with rights of dissenting stockholders pursuant to applicable law in respect of the Seattle Acquisition or Permitted Acquisition;

(ii) Liens on assets of any Restricted Subsidiary that is not a Loan Party (x) securing working capital lines in foreign jurisdictions and/or (y) securing other obligations or Indebtedness permitted by Section 6.01 (other than to secure Indebtedness of any Loan Party for borrowed money);

(jj) Liens securing Indebtedness incurred pursuant to Section 6.01(a)(xxxii); provided if (x) the Liens are secured by Collateral on a pari passu basis with the Obligations, the Senior Representative for such Indebtedness shall enter into the Pari Passu Intercreditor Agreement or other customary intercreditor agreement and (y) if the Liens are secured on a junior basis to the Obligations, the Senior Representative for such Indebtedness shall enter into a Second Lien Intercreditor Agreement or other customary intercreditor agreement, in each case with the Administrative Agent and/or Collateral Agent substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations); and

(kk) Liens on Escrowed Proceeds for the benefit of the related holders of debt securities or other Indebtedness (or the underwriters or arrangers thereof) or on cash set aside at the time of the incurrence of any Indebtedness or government securities purchased with such cash, in either case to the extent such cash or government securities prefund the payment of interest and fees on such Indebtedness and are held in an escrow account or similar arrangement to be applied for such purpose.

Section 6.03 Fundamental Changes.

(a) Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, merge into or consolidate or amalgamate with any other Person, or permit any other Person to merge into or consolidate or amalgamate with it, except that: (i) any Subsidiary (other than, following the Acquisition Closing Date, Holdco and the Borrower) may merge into or consolidate or amalgamate with the Parent or the Borrower as long as the Parent or the Borrower, as the case may be, is the surviving entity or such surviving Person shall assume the obligations of the Parent or the Borrower hereunder (and if such Subsidiary is an Unrestricted Subsidiary, any Indebtedness of or Lien granted on the assets of such Subsidiary is permitted by Section 6.01 or 6.02), (ii) any Subsidiary (other than, following the Acquisition Closing Date, Holdco and the Borrower) may merge into or consolidate or amalgamate with any Loan Party (as long as (A) such Loan Party is the surviving entity, (B) such surviving entity becomes a Loan Party substantially concurrently with the consummation of such transaction and complies with Section 5.11 and Section 5.12, (C) if such Subsidiary is an Unrestricted Subsidiary, and Indebtedness of or Lien granted on the assets of such Subsidiary is permitted by Section 6.01 or 6.02 and (D) the disposition of such Loan Party would otherwise be permitted under Section 6.05 (other than Section 6.05(l)) or such Loan Party would otherwise be permitted to be to redesignated as an Excluded Subsidiary immediately prior to such transaction (and shall be deemed to be so disposed or redesignated), (iii) any Restricted Subsidiary that is not a Loan Party may merge into or consolidate or amalgamate with (A) any other Restricted Subsidiary that is not a Loan Party or (B) any Loan Party, (iv) the Borrower, Parent or any Restricted Subsidiary may consummate any Investment permitted by Section 6.04 (other than Section 6.04(aa)) (whether through a merger, consolidation, amalgamation or otherwise), provided that (A) the surviving entity shall be subject to the requirements of Section 5.11 and Section 5.12 (to the extent applicable) and (B) if the Parent, Holdco or the Borrower is a party to such transaction, the Parent, Holdco or the Borrower, as the case may be, shall be the surviving entity or such surviving Person shall assume the obligations of the Parent, Holdco or the Borrower, as the case may be, hereunder, (v) any Restricted Subsidiary (other than, following the Acquisition Date, Holdco or the Borrower) may consummate any sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(l)) (whether through a merger, consolidation, amalgamation or otherwise), provided that the surviving entity shall be subject to the requirements of Section 5.11 and Section 5.12 (to the extent applicable), (vi) the Parent and the Restricted Subsidiaries may effect the Permitted Tax Restructuring; provided that the Borrower shall remain an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (vii) any Person may merge into, consolidate or amalgamate with the Borrower, the Miami Borrower or any of their Subsidiaries in connection with the Transactions and (viii) in each of the preceding clauses (i), (ii) or (iv) of this Section 6.03(a), in the case of any merger, consolidation or amalgamation involving the Parent, Holdco or the Borrower, if the Person surviving such merger, consolidation or amalgamation is not the Parent, Holdco or the Borrower (any such Person, the “Successor Company”), no Default and Event of Default shall have occurred and be continuing and (A) in the case of a merger, consolidation or amalgamation involving the Borrower, the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) in the case of a merger, consolidation or amalgamation involving the Parent or Holdco, the Successor Company shall be an entity organized or existing under the laws of the United States or the United Kingdom (unless otherwise agreed to by the Administrative Agent) and the security interests of the Collateral Agent in the Collateral shall not be materially impaired, (C) the Successor Company shall expressly assume all the obligations of the Parent, Holdco or the Borrower, as applicable, under this Agreement and the other Loan Documents to which the Parent, Holdco or the Borrower is a party, (D) each Guarantor of the Obligations of the Borrower, unless it is the other party to such merger, consolidation or amalgamation, shall have confirmed that its Guaranty shall apply to the Successor Company’s obligations under the Loan Documents, (E) each Guarantor of the Obligations of the Borrower, unless it is the other party to such merger, consolidation or amalgamation, shall have by a supplement to applicable Security Documents confirmed that its obligations thereunder shall apply to the Successor Company’s obligations under the Loan Documents, (F) each mortgagor of a Mortgaged Property, unless it is the other party to such merger or consolidation, shall have affirmed that its obligations under the applicable Mortgage shall apply to its Guaranty as reaffirmed pursuant to clause (C) and (F) the Successor Company shall have delivered to the Administrative Agent an officer’s certificate stating that such merger or consolidation and such supplements preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the applicable Security Documents; provided, that if the foregoing are satisfied, the Successor Company will succeed to, and be substituted for, the Parent, Holdco or the Borrower, as the case may be, under this Agreement.

(b) Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, liquidate or dissolve, except that: (i) any Subsidiary of the Borrower and any Subsidiary of the Parent (other than the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any other Loan Party, (ii) any Restricted Subsidiary that is not a Loan Party may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to the Parent or any Restricted Subsidiary, (iii) any Loan Party (other than the Parent or the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any Loan Party, (iv) the Parent or any Restricted Subsidiary may change its legal form, (v) the Parent and the Restricted Subsidiaries may effect the Permitted Tax Restructuring and (vi) any Restricted Subsidiary (other than the Borrower) may transfer all or any portion of its assets (upon liquidation, dissolution, winding-up or any similar transaction) to any Person in order to effect an Investment permitted pursuant to Section 6.04 (other than Section 6.04(aa)) or a sale, transfer or other disposition permitted pursuant to Section 6.05 (other than Section 6.05(l)).

Section 6.04 Investments. Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, make any Investments, except:

(a) Investments in cash and Cash Equivalents and assets that were Cash Equivalents when such Investment was made;

(b) (i) the Transactions or Investments otherwise made in accordance with or as contemplated by the Merger Agreement and the Separation Agreement and (ii) Permitted Acquisitions; provided that Acquisitions of Persons acquired by Loan Parties pursuant to this clause (b)(ii) that do not or have not become Guarantors in accordance with Section 5.11 or Section 5.12 (it being understood that an Acquisition of a Person and its subsidiaries shall be deemed an acquisition of Persons that become Guarantors for this purpose if the Persons so acquired that do become Guarantors constitute more than 50% of the Consolidated EBITDA of such Person and its subsidiaries) after the consummation of such Acquisition that are made in reliance on this clause (b)(ii) shall not exceed the greater of $225,000,000 and 15% of

Consolidated EBITDA computed on a Pro Forma Basis as of the Applicable Date of Determination;

(c) (i)  Investments existing on the Effective Date, (ii) Investments contemplated on the Effective Date and set forth on Schedule 6.04(c), and (ii) Investments consisting of any modification, replacement, renewal, reinvestment or extension of any such Investment; provided that the amount of any Investment permitted pursuant to this Section 6.04(c) is not increased from the amount of such Investment on the Effective Date except pursuant to the terms of such Investment (including in respect of any unused commitment), plus any accrued but unpaid interest (including any portion thereof which is payable in kind in accordance with the terms of such modified, extended, renewed or replaced Investment) and premium payable by the terms of such Indebtedness thereon and fees and expenses associated therewith as of the Effective Date or as otherwise permitted by this Section 6.04;

(d) (i) Investments between and among  any of the Loan Parties; and (ii) Investments by any Loan Party to any Restricted Subsidiary that is not a Loan Party provided that such Investments made after the Effective Date pursuant to this clause (d)(ii) shall (x) constitute loans and advances made in the ordinary course of business or (y) constitute other Investments that do not at any one time exceed the greater of (A) $225,000,000 and (B) 15% of Consolidated EBITDA, as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to the proposed Investment (it being understood that for purposes of calculating amounts outstanding pursuant to this clause (d)(ii), such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such Investment in respect of Returns on such Investment pursuant to the definition of “Investment”) giving effect to all Investments (I) in the Loan Parties by and Returns to the Loan Parties from Restricted Subsidiaries that are not Loan Parties and (II) in the Loan Parties by Joint Ventures and Unrestricted Subsidiaries); provided, further, that to the extent that any such Investments under this clause (d) constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon the occurrence of an Event of Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default;

(e) Investments made by the Parent or any Restricted Subsidiary in any Joint Venture or any Unrestricted Subsidiary in an aggregate amount not to exceed at any one time outstanding the greater of (A) $150,000,000 and (B) 10% of Consolidated EBITDA as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to each proposed Investment (it being understood that for purposes of calculating amounts outstanding pursuant to this clause (e), such amount shall be calculated on a net basis (without duplication of the reduction of the amount of any such Investment in respect of Returns on such Investment pursuant to the definition of “Investment”) giving effect to all Investments (I) in the Loan Parties by and Returns to the Loan Parties from Restricted Subsidiaries that are not Loan Parties and in the Loan Parties by Joint Ventures and Unrestricted Subsidiaries);

(f) Investments made by any Restricted Subsidiary that is not a Loan Party in the Parent or any Restricted Subsidiary; provided that to the extent that any such Investments constitute loans or advances made to any Loan Party, such loans or advances shall be subordinated in right of payment to the Obligations upon the occurrence of an Event of

Default pursuant to Section 7.01(h) or (i) or upon the acceleration of the Obligations pursuant to Section 7.01 after the occurrence of any other Event of Default;

(g) [Reserved];

(h) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(i) Investments  in  respect  of  Swap  Agreements   not   entered into   for speculative purposes, Cash Management Agreements and Cash Management Services;

(j) Investments of any Person existing at the time such Person becomes a Restricted Subsidiary or consolidates, amalgamates or merges with the Parent or any Restricted Subsidiary (including in connection with an Acquisition or other Investment permitted hereunder); provided that such Investment was not made in contemplation of such Person becoming a Restricted Subsidiary or such consolidation or merger;

(k) Investments resulting from pledges or deposits described in clause (c) or (d) of the definition of the term “Permitted Encumbrance”;

(l) Investments received in connection with the disposition of any asset in accordance with and to the extent permitted by Section 6.05 (other than Section 6.05(d));

(m) receivables or other trade payables owing to the Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms, provided that such trade terms may include such concessionary trade terms as the Parent or such Restricted Subsidiary deems reasonable under the circumstances;

(n) Investments resulting from Liens permitted under Section 6.02;

(o) Investments  in  deposit  accounts  and securities accounts opened in the ordinary course of business;

(p) Investments in connection with Intercompany License Agreements;

(q) other Investments (including those of the type otherwise described herein) made after the Effective Date in an aggregate amount at any time outstanding not to exceed the greater of (x) $225,000,000 and (y) 15% of Consolidated EBITDA as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to each such proposed Investment pursuant to this clause (q);

(r) Investments consisting of cash earnest money deposits in connection with a Permitted Acquisition or other Investment permitted hereunder;

(s) Investments solely to the extent such Investments reflect an increase in the value of Investments otherwise permitted under this Section 6.04;

(t) the acquisition of additional Equity Interests of Restricted Subsidiaries from minority shareholders (it being understood that to the extent that any Restricted Subsidiary that is not a Loan Party is acquiring Equity Interests from minority shareholders then this clause (t) shall not in and of itself create, or increase the capacity under, any basket for Investments by Loan Parties in any Restricted Subsidiary that is not a Loan Party);

(u) Investments consisting of endorsements for collection or deposit in the ordinary course of business;

(v) (a) Investments  in  any   Receivables  Facility or  any   Securitization Subsidiary in order to effectuate a Qualified Securitization Financing, including the ownership of Equity Interests in such Securitization Subsidiary and (b) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing or a Receivables Facility;

(w) Investments in Equity Interests in any Subsidiary resulting from any sale, transfer or other disposition by the Parent or any Subsidiary permitted by Section 6.05, including as a result of any contribution from any parent or distribution to any Subsidiary of such Equity Interests;

(x) contributions to a “rabbi” trust for the benefit of employees or other grantor trust subject to claims of creditors in the case of a bankruptcy of the Borrower;

(y) loans  or  advances  to  officers,  partners,  directors,  consultants  and employees of the Parent or any Restricted Subsidiary for (A) relocation, entertainment, travel expenses, drawing accounts and similar expenditures and (B) for other purposes in the aggregate amount not to exceed $15,000,000 at any time outstanding;

(z) other Investments (including those of the type otherwise referred to herein) in an aggregate amount not to exceed the Available Amount;

(aa) Investments consisting of or resulting from Indebtedness, Liens, Restricted Payments, fundamental changes and dispositions permitted under Section 6.01 (other than Section 6.01(a)(ii) and (a)(iii)(B)(y)), Section 6.02, Section 6.03 (other than Section 6.03(a)(vi) and (b)(viii)), Section 6.05 (other than Section 6.05(b)) and Section 6.08 (other than Section 6.08(xi)), respectively;

(bb) Loans repurchased by the Parent or a Restricted Subsidiary pursuant to and in accordance with Section 2.11(i) or Section 9.04, so long as such Loans are immediately cancelled;

(cc) cash or property distributed from any Restricted Subsidiary that is not a Loan Party (i) may be contributed to other Restricted Subsidiaries that are not Loan Parties,

and (ii) may pass through the Parent and/or any intermediate Restricted Subsidiaries, so long as all part of a series of related transactions and such transaction steps are not unreasonably delayed and are otherwise permitted hereunder;

(dd) Investments to the extent that payment for such Investments is made solely with Equity Interests (other than any Disqualified Equity Interests) of the Parent, or proceeds of an equity contribution initially made to the Parent, in each case, that have not increased the Available Amount or the Cure Amount;

(ee) Guarantee obligations of the Parent or any Restricted Subsidiary in respect of letters of support, guarantees or similar obligations issued, made or incurred for the benefit of any Restricted Subsidiary to the extent required by law or in connection with any statutory filing or the delivery of audit opinions performed in jurisdictions other than within the United States;

(ff) (i) loans and advances to Parent or any Parent Entity in lieu of, and not in excess of the amount of (after giving effect to any other such loans or advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made in accordance with Section 6.08 (other than Section 6.08(a)(xi)) or (ii) other Investments in lieu of and not in excess of the amount of (after giving effect to any other such Investments or payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness pursuant to Section 6.08(b)(ix)), Restricted Payments to the extent permitted to be made in accordance with Section 6.08(a)(xiv);

(gg) Investments by the Parent or a Restricted Subsidiary in any Restricted Subsidiary pursuant to the Permitted Tax Restructuring;

(hh) asset purchases (including purchases of inventory, supplies and materials) and the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons, in each case in the ordinary course of business;

(ii) Guarantees by the Parent or any Restricted Subsidiary of leases (other than Capital Lease Obligations), contracts, or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; and

(jj) other Investments; provided that at the time of making such Investment no Event of Default has occurred and is continuing and the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is less than 3.50:1.00.

For the avoidance of doubt, if an Investment would be permitted under any provision of this Section 6.04 (other than Section 6.04(b)(ii)) and as a Permitted Acquisition, such Investment need not satisfy the requirements otherwise applicable to Permitted Acquisitions unless such Investments are consummated in reliance on Section 6.04(b)(ii). In addition, to the extent an Investment is permitted to be made by Parent or a Restricted Subsidiary directly in any Restricted Subsidiary or any other Person who is not a Loan Party (each such person, a “Target Person”) under any provision of this Section 6.04, such Investment may be made by advance, contribution or distribution directly or indirectly to the Parent and further advanced or contributed by the Parent to a Loan Party or other Restricted Subsidiary for purposes of ultimately making the relevant Investment in the Target Person without constituting an Investment for purposes of Section 6.04 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds or baskets in, the applicable clause under Section 6.04 as if made by the applicable Restricted Subsidiary directly to the Target Person).

Section 6.05 Asset Sales. Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it nor will, prior to the Acquisition Closing Date, the Borrower permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent permit any Restricted Subsidiary to, issue any additional Equity Interests in such Restricted Subsidiary (other than (i) any Restricted Subsidiary issuing directors’ qualifying shares and (ii) any other Restricted Subsidiary issuing Equity Interests to the Parent or any other Restricted Subsidiary), except:

(a) sales, transfers, leases and other dispositions of (i) inventory or services or of immaterial assets in the ordinary course of business, (ii) obsolete, worn-out, uneconomic, negligible, damaged or surplus property or property that is no longer economically practical or commercially desirable to maintain or used or useful in its business, whether now or hereafter owned or leased or acquired in connection with an Acquisition, (iii) cash, Cash Equivalents and other investment securities in the ordinary course of business, (iv) accounts in the ordinary course of business for purposes of collection, and (v) assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $30,000,000 or less and the aggregate value of such assets sold during any fiscal year of the Parent is equal to $60,000,000 or less;

(b) sales, transfers, leases and other dispositions to the Parent or any Restricted Subsidiary (including by contribution, disposition, dividend or otherwise); provided that if the transferor of such property is a Loan Party, then (i) the transferee thereof must be a Loan Party or (ii) to the extent constituting a Disposition to a Restricted Subsidiary that is not a Loan Party, such Disposition (w) is in the ordinary course of business, (x) is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04, (y) to the extent constituting an Investment, such Investment must be a permitted Investment in a Restricted Subsidiary that is not a Loan Party in accordance with Section 6.04 or (z) does not exceed the greater of $75,000,000 and 5% of Consolidated EBITDA as of the Applicable Date of Determination;

(c) sales, transfers and other dispositions of trade or accounts receivable (including write-offs, discounts and compromises) in connection with the compromise, settlement or collection thereof;

(d) sales, transfers, leases and other dispositions of property to the extent that such property constitutes an Investment permitted by Section 6.04 (other than Section 6.04(l) and (aa)) hereunder or another asset received as consideration for the disposition of any asset permitted by this Section (in each case, other than Equity Interests in a Restricted Subsidiary, unless all Equity Interests in such Restricted Subsidiary are sold);

(e) leases or licenses or subleases or sublicenses entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Parent and the Restricted Subsidiaries taken as a whole;

(f) conveyances, sales, transfers, licenses or sublicenses or other dispositions of intellectual property or Software in the ordinary course of business or pursuant to a research or development agreement in which the counterparty to such agreement receives a license to intellectual property or Software that result from such agreement;

(g) dispositions  resulting from any casualty or insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent or any Restricted Subsidiary;

(h) the abandonment or other disposition of intellectual property, whether now or hereafter owned or leased or acquired in connection with an Acquisition or other permitted Investment that is, in the reasonable good faith judgment of Borrower, no longer economically practicable or commercially desirable to maintain or used or useful in the business of the Parent and the Restricted Subsidiaries;

(i) the disposition of any assets that are set forth on Schedule 6.05;

(j) dispositions from and after the Effective Date of non-core or obsolete assets acquired in connection with any Acquisition or other permitted Investments;

(k) sales, transfers and other dispositions by the Parent  or any Restricted Subsidiary of assets since the Effective Date so long as (A) such disposition is for fair market value (as determined in good faith by the Parent or such Restricted Subsidiary), (B) if at the time of execution of a binding agreement in respect of such sale, transfer or other disposition, no Event of Default has occurred and is continuing or would result therefrom, (C) if the assets sold, transferred or otherwise disposed of have a fair market value in excess of $45,000,000, at least 75% of the consideration (other than (A) the assumption by the transferee of Indebtedness or other liabilities contingent or otherwise of the Parent or any of its Restricted Subsidiaries and the valid release of the Parent or such Restricted Subsidiary, by all applicable creditors in writing, from all liability on such Indebtedness or other liability in connection with such Disposition, (B) securities, notes or other obligations received by the Parent or any of its Restricted Subsidiaries from the transferee that are converted by the Borrower or any of its Restricted Subsidiaries into cash or Cash Equivalents within 180 days following the closing of such Disposition, (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Disposition, to the extent that the Parent and each other Restricted Subsidiary are released from any Guarantee of payment of such Indebtedness in connection with such Disposition, (D) consideration consisting of Indebtedness of the Parent (other than Subordinated Indebtedness) received after the Effective Date from Persons who are not the Parent or any Restricted Subsidiary and (E) in connection with an asset swap, all of which shall be deemed “cash”) received is cash or Cash Equivalents or Designated Non-Cash

Consideration to the extent that all Designated Non-Cash Consideration at such time does not exceed the greater of (x) $150,000,000 and (y) 10% of Consolidated EBITDA as of the Applicable Date of Determination (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value) and all of the consideration received is at least equal to the fair market value of the assets sold, transferred or otherwise disposed of and (D) the Net Proceeds thereof shall be subject to Section 2.11(c);

(l) sales, transfers and other dispositions permitted by Section 6.03 (other than Section 6.03(a)(v) or (b)(vi));

(m) the sale or exchange of specific items of property, so long as the purpose of each such sale or exchange is to acquire (and results within 365 days of such sale or exchange in the acquisition of) replacement items of property that are the functional equivalent of the item of property so sold or exchanged;

(n) the incurrence of Liens permitted hereunder;

(o) [Reserved];

(p) sales, transfers, leases and other dispositions made in order to effect the Transactions or a Permitted Tax Restructuring;

(q) sales or dispositions of Equity Interests of any Subsidiary (other than, following the Acquisition date, the Borrower) in order to qualify members of the Governing Body of such Subsidiary if required by applicable law;

(r) samples, including time-limited evaluation software, provided to customers or prospective customers;

(s) de minimis amounts of equipment provided to employees;

(t) sales, transfers, leases and other dispositions of (i) any Equity Interests in Unrestricted Subsidiaries or their assets or (ii) other Excluded Property, provided that for the purposes of clause (ii), (A) the First Lien Leverage Ratio as of the Applicable Date of Determination after giving effect on a Pro Forma Basis to such Disposition, shall be shall be no greater than 3.50 to 1.00 or (B) the fair market value of such Dispositions that do not meet the requirements of subclause (A) shall not exceed the greater of $75,000,000 and 5% of Consolidated EBITDA as of the Applicable Date of Determination in the aggregate;

(u) Restricted Payments made pursuant to Section 6.08;

(v) Permitted Sale Leasebacks in an aggregate principal amount not to exceed the greater of $150,000,000 and 10% of Consolidated EBITDA as of the Applicable Date of Determination in the aggregate;

(w) the unwinding of any Cash Management Agreement or Swap Agreement pursuant to its terms;

(x) sales, transfers or other dispositions of Investments in Joint Ventures or any Subsidiary that is not a wholly-owned Restricted Subsidiary to the extent required by, or made pursuant to customary buy/sell arrangements between, the parties set forth in Joint Venture arrangements and similar binding agreements;

(y) the Parent and any Restricted Subsidiary may (i) terminate or otherwise collapse its cost sharing agreements with the Borrower, Parent or any Subsidiary and settle any crossing payments in connection therewith, (ii) convert any intercompany Indebtedness to Equity Interests, (iii) transfer any intercompany Indebtedness to the Parent or any Restricted Subsidiary, (iv) settle, discount, write off, forgive or cancel any intercompany Indebtedness or other obligation owing by the Parent or any Restricted Subsidiary, (v) settle, discount, write off, forgive or cancel any Indebtedness owing by any present or former consultants, directors, officers or employees, the Parent or any Subsidiary or any of their successors or assigns or (vi) surrender or waive contractual rights and settle or waive contractual or litigation claims;

(z) any Disposition of Securitization Assets or Receivables Assets, or participations therein, in connection with any Qualified Securitization Financing or Receivables Facility, or the Disposition of a trade or account receivable in connection with the collection or compromise thereof in the ordinary course of business or consistent with past practice;

(aa) sales, transfers, leases or other dispositions pursuant to Intercompany License Agreements;

(bb) other Dispositions (including those of the type otherwise described herein) made after the Effective Date in an aggregate amount not to exceed the greater of (x) $150,000,000 and (y) Consolidated EBITDA generated by or attributable to all such property Disposed of shall not exceed 10% of Consolidated EBITDA as of the Applicable Date of Determination; and

(cc) any swap of assets in exchange for services or other assets in the ordinary course of business of comparable or greater fair market value of usefulness to the business of the Borrower and its Restricted Subsidiaries as a whole, as determined in good faith by the Borrower; provided that any swap of assets constituting Collateral that are exchanged for other assets not constituting Collateral outside of the ordinary course of business shall not exceed the greater of (x) $75,000,000 and (y) 5% of Consolidated EBITDA as of the Applicable Date of Determination.

Section 6.06 [Reserved].

Section 6.07 [Reserved].

Section 6.08 Restricted Payments; Certain Payments of Indebtedness.

(a) Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, declare or make any Restricted Payment, except that:

(i)    (A) the Restricted Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests and (B) any Restricted Subsidiary may make a Restricted Payment to the Parent or any Restricted Subsidiary (so long as, in the case of this clause (B), if the Restricted Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the Parent, such Restricted Payment is made ratably among the holders of its Equity Interests);

(ii)    the Parent and the Restricted Subsidiaries may declare and make Restricted Payments with respect to its Equity Interests payable solely in shares of Qualified Equity Interests (so long as, in the case of this clause (ii), if the Restricted Subsidiary making the Restricted Payment is not wholly owned (directly or indirectly) by the Parent, such Restricted Payment is made ratably among the holders of its Equity Interests);

(iii)   the Parent and the Restricted Subsidiaries may make Restricted Payments at such times and in such amounts (A) as shall be necessary to permit any Parent Entity to discharge their respective general corporate and overhead or other expenses (including franchise and similar taxes required to maintain its corporate existence, customary salary, bonus and other benefits payable to officers and employees of the Parent, Holdco and directors fees and director and officer indemnification obligations) incurred in the ordinary course and (B) for any Related Taxes;

(iv)   the Parent may make payments (or may make Restricted Payments to any Parent Entity, the proceeds of which will be used to make payments) at such times and in such amounts as are necessary to make payments of or on account of (1) monitoring or management or similar fees or transaction fees and (2) reimbursement of out-of-pocket costs, expenses and indemnities, in each case to any Equity Investor or any of its Affiliates, in each case to the extent permitted by Section 6.09;

(v)     [Reserved];

(vi)   the Restricted Subsidiaries may make a Restricted Payment in connection with the acquisition of additional Equity Interests in any Restricted Subsidiary from minority shareholders;

(vii)  the Parent or any Restricted Subsidiary may make repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options when such Equity Interests represents a portion of the exercise price thereof;

(viii) [Reserved];

(ix)    the Parent and its Restricted Subsidiaries may make Restricted Payments pursuant to the Intercompany License Agreements;

(x)    Restricted Payments made (A) (i) in connection with the Transactions (including, for the avoidance of doubt, the Return of Value Payment and the Seattle Payment), (ii) in respect of working capital adjustments or purchase price adjustments pursuant to any Permitted Acquisition or other permitted Investments (other than pursuant to Section 6.04(aa)), and (iii) to satisfy indemnity and other obligations under the Merger Agreement and in respect of Permitted Acquisitions or other permitted Investments, and (B) to the Parent or any Restricted Subsidiary effectuate a Permitted Tax Restructuring;

(xi)   Restricted Payments necessary to consummate transactions permitted pursuant to Section 6.03 and to make Investments permitted pursuant to Section 6.04 (other than pursuant to Section 6.04(aa));

(xii)  [Reserved];

(xiii) [Reserved];

(xiv)  the Parent or any Restricted Subsidiary may make additional Restricted Payments in an amount that shall not exceed $250,000,000;

(xv)  the Parent or any Restricted Subsidiary may make additional Restricted Payments to the extent that such Restricted Payments are made with net proceeds received by the Parent after the Closing Date from the issuance or sale of Qualified Equity Interests of the Parent or proceeds of an equity contribution made to the Parent (other than any Cure Amount) (which such equity proceeds so utilized shall not also increase the Available Amount);

(xvi)  distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets or Receivables Assets and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligations, in each case in connection with a Qualified Securitization Financing or a Receivables Facility;

(xvii) the Parent may make Restricted Payments to any Parent Entity the proceeds of which shall be used to pay customary costs, fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement, so long as the proceeds of such offering were intended to be contributed to the Parent or such offering was otherwise related to the business of the Parent;

(xviii) the Parent and the Restricted Subsidiaries may make Restricted Payments to (a) pay cash in lieu of fractional Equity Interests in connection with any dividend, split or combination thereof or any Acquisition, Investment or other transaction otherwise permitted hereunder and (b) honor any conversion request by a holder of convertible Indebtedness (to the extent such conversion request is paid solely in shares of Qualified Equity Interests of the Parent) and make cash payments in lieu of fractional shares in connection with any such conversion and may make payments on convertible Indebtedness in accordance with its terms;

(xix) other Restricted Payments; provided that at the time of declaration of such Restricted Payment, no Event of Default has occurred and is continuing and the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is less than 3.00:1.00;

(xx)  the Parent and the Restricted Subsidiaries may make Restricted Payments in an aggregate amount not to exceed the Available Amount; provided however that at the time of declaration of such Restricted Payment utilizing amounts pursuant to clause (b) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing;

(xxi)  the Parent may make Restricted Payments consisting of Equity Interests in any Unrestricted Subsidiary, whether pursuant to a distribution, dividend or any other transaction not prohibited hereunder;

(xxii) [Reserved];

(xxiii) the making of any Restricted Payment within 60 days after the date of declaration thereof, if at the date of such declaration such Restricted Payment would have complied with another provision of this Section 6.08(a); provided that the making of such Restricted Payment will reduce capacity for Restricted Payments pursuant to such other provision when so made;

(b) prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, (A) make any voluntary payment or other distribution (whether in cash, securities or other property), of or in respect of principal or interest, or such payment by way of the purchase, redemption, retirement, acquisition, cancellation or termination, in each case prior to the final scheduled maturity thereof, of any Material Indebtedness that is contractually subordinated in right of payment to any of the Obligations (it being understood that Indebtedness shall not be deemed to be subordinated in right of payment to the Obligations merely because such Indebtedness is secured by a Lien that is junior to the Liens securing the applicable portion of the Obligations) or (B) solely to the extent that Indebtedness has a Lien on substantially all of the Collateral securing Obligations that is junior to the Lien on the Collateral securing the Obligations, make any voluntary prepayment of the principal of such Indebtedness outstanding under Section 6.01(a)(xviii), Section 6.01(a)(xxx) or Section 6.01(a)(xxxii) except:

(i)    payment of regularly scheduled interest and principal payments (and fees, indemnities and expenses payable) as, and when due in respect of any such Indebtedness to the extent permitted by any subordination or intercreditor provisions in respect thereof;

(ii)   refinancings, replacements, substitutions, extensions, restructurings, exchanges and renewals of any such Indebtedness to the extent such refinancing, replacement, exchange or renewed Indebtedness is permitted by Section 6.01 and any fees and expenses in connection therewith;

(iii)  payments of intercompany Indebtedness permitted under Section 6.01 to the extent permitted by any subordination provisions in respect thereof;

(iv)  convert, exchange, redeem, repay or prepay such Indebtedness into or for Equity Interests of the Parent (other than Disqualified Equity Interests of the Parent, except to the extent permitted under Section 6.01(b));

(v)    AHYDO Catch-Up Payments relating to Indebtedness of the Parent and its Restricted Subsidiaries so long as no Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) has occurred and is continuing;

(vi)  any such other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness or other distributions in an amount not to exceed (A) the greater of $75,000,000 and 5% of Consolidated EBITDA plus (B) the Available Amount; provided however that in the case of payments or distributions made pursuant to this clause (vi)(B), at the time of making such payment or distribution with amounts pursuant to clause (b) of the definition of “Available Amount”, no Event of Default shall have occurred and be continuing;

(vii)  any such other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness or other distributions made with net proceeds received by the Parent after the Closing Date from the issuance or sale of Qualified Equity Interests of the Parent or proceeds of an equity contribution initially made to the Parent (other than any Cure Amount) (which such equity proceeds so utilized shall not also increase the Available Amount);

(viii)  the payment, redemption, repurchase, retirement, termination or cancellation of Indebtedness within 60 days of the date of the Redemption Notice if, at the date of any payment, redemption, repurchase, retirement, termination or cancellation notice in respect thereof (the “Redemption Notice”), such payment, redemption, repurchase, retirement termination or cancellation would have complied with another provision of this Section 6.08(b); provided that such payment, redemption, repurchase, retirement termination or cancellation shall reduce capacity under such other provision;

(ix)   other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness in lieu of and not in excess of the amount of (after giving effect to any other such payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness or Investments pursuant to Section 6.04(ff)), Restricted Payments to the extent permitted to be made in accordance with Section 6.08(xiv); and

(x)    any such other payments, redemptions, repurchases, retirements, terminations or cancellations of Indebtedness or other distributions; provided that at the time of making such payment or distribution no Event of Default has occurred and is continuing and the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is less than 3.00:1.00.

(d)    Except with the written consent of the Required First Amendment Refinancing Term Loan Lenders, the Parent will not, and will not permit any Restricted Subsidiary to, declare or make any Specified Restricted Payment unless at the time of declaration of such Specified Restricted Payment, no Event of Default has occurred and is continuing and the First Lien Leverage Ratio computed on a Pro Forma Basis as of the Applicable Date of Determination is less than 3.00:1.00.

Section 6.09 Transactions with Affiliates.   Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, with a fair market value in excess of the greater of $30,000,000 and 2.5% of Consolidated EBITDA except (a) transactions at prices and on terms and conditions (taken as a whole) not materially less favorable to the Parent or such Restricted Subsidiary than could reasonably be expected to be obtained on an arm’s-length basis from unrelated third parties (as determined in good faith by the Borrower); (b) transactions between or among the Parent and the Restricted Subsidiaries (or any entity that becomes a Restricted Subsidiary as a result of such transaction) not involving any other Affiliate; (c) loans or advances to employees, officers and directors permitted under Section 6.04; (d) payroll, travel and similar advances to cover matters permitted under Section 6.04; (e) the payment of reasonable fees and reimbursement of out-of-pocket expenses to directors of the Parent or any Restricted Subsidiary; (f) compensation (including bonuses) and employee benefit arrangements paid to, indemnities provided for the benefit of, and employment and severance arrangements entered into with, directors, officers, managers, consultants or employees of the Parent or the Subsidiaries in the ordinary course of business, including in connection with the Transactions and any other transaction permitted hereunder; (g) any issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment agreements, stock options and stock ownership plans; (h) any payments to any Equity Investor or its Affiliates for reimbursement of out-of-pocket costs and expenses and indemnities in connection therewith; (i) payment of fees and expenses pursuant to the Transactions, and other fees payable to any of its Affiliates by the Parent and any Restricted Subsidiaries, which payments are approved by a majority of the disinterested members of the board of directors of the Parent in good faith; (j) any Restricted Payment and payments on Indebtedness not prohibited by Section 6.08; (k) [Reserved]; (l) transactions between and among the Parent and its Subsidiaries or the Borrower and its Subsidiaries which are in the ordinary course of business and transactions between Parent or the Borrower and its direct or indirect shareholders in the ordinary course of business with respect to the Equity Interests in the Parent or the Borrower, as applicable, such as shareholder agreements, registration agreements and including providing expense reimbursement and indemnities in respect thereof; (m) the Transactions (including payment of Transaction Costs); (n) transactions pursuant to the Transition Services Agreement; (o)  the existence and performance of agreements and transactions with any Unrestricted Subsidiary that were entered into prior to the designation of a Restricted Subsidiary as such Unrestricted Subsidiary to the extent that the transaction was permitted at the time that it was entered into with such Restricted Subsidiary and transactions entered into by an Unrestricted Subsidiary with an Affiliate prior to the redesignation of any such Unrestricted Subsidiary as a

Restricted Subsidiary; (p) Affiliate repurchases of the Loans or Commitments to the extent permitted hereunder and the holding of such Loans or Commitments and the payments and other transactions contemplated herein in respect thereof; (q) transactions set forth on Schedule 6.09, as these agreements and instruments may be amended, modified, supplemented, extended, renewed or refinanced from time to time in accordance with the other terms of this covenant or to the extent not more disadvantageous to the Secured Parties in any material respect (taken as a whole); (r) any customary transaction with a Receivables Facility or a Securitization Subsidiary effected as part of a Qualified Securitization Financing; (s) any Intercompany License Agreements; (t) payments to or from, and transactions with, joint ventures (to the extent any such joint venture is only an Affiliate as a result of Investments by the Parent and the Restricted Subsidiaries in such joint venture) in the ordinary course of business; (u) transactions by the Parent and its Restricted Subsidiaries with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Parent and the Restricted Subsidiaries, as determined in good faith by the board of directors or the senior management of the relevant Person, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; (v) any transaction between or among the Parent or any Restricted Subsidiary and any Affiliate of the Parent or a Joint Venture or similar entity that would constitute an Affiliate transaction solely because the Parent or a Restricted Subsidiary owns an equity interest in or otherwise controls such Affiliate, Joint Venture or similar entity; (w) loans and advances to any Parent Entity permitted under Section 6.4(ff) and (x) transactions in which the Parent or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an independent financial advisor stating that such transaction is fair to the Parent or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of this Section 6.09.

Section 6.10 Restrictive Agreements.  Prior to the Acquisition Closing Date, the Borrower will not, and will not permit any Restricted Subsidiary, and, after the Acquisition Closing Date, Parent will not, and will not permit any Restricted Subsidiary to, enter into any agreement, instrument, deed or lease that prohibits, restricts or imposes any condition upon (a) the ability of any Loan Party to create, incur or permit to exist any Lien in favor of the Secured Parties (excluding Lender Counterparties) upon any of its Collateral or (b) the ability of any Restricted Subsidiary to make Restricted Payments to or make or repay loans or advances to any Loan Party, provided that the foregoing shall not apply to (i) restrictions and conditions imposed by (A) law, (B) any Loan Document, any agreements evidencing secured Indebtedness permitted by this Agreement or any documents governing the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, the Credit Agreement Refinancing Indebtedness, the Refinancing Notes, any Additional Debt, and any Miami Loan Document, any Miami Additional Debt, any documents governing the Miami Term Loan Exchange Notes, the Miami Additional Term Notes, the Miami Unrestricted Additional Term Notes, the Miami Credit Agreement Refinancing Indebtedness, the Miami Refinancing Notes and any Miami Additional Debt, and, in each case, any documentation providing for any Permitted Refinancing thereof or (C) other agreements evidencing Indebtedness permitted by Section 6.01, provided that in each case under this clause (i) such restrictions or conditions (x) apply solely to a Restricted Subsidiary that is not a Loan Party, (y) are not materially more restrictive (taken as a whole) (as determined in good faith by the Borrower) than the restrictions or conditions set forth in the Loan Documents, or (z) do not materially impair the Borrower’s ability to pay its obligations under the Loan Documents as and when due (as determined in good faith by the Borrower); (ii) restrictions and conditions existing on the Effective Date or to any extension, renewal, amendment, modification or replacement thereof, except to the extent any such amendment, modification or replacement materially expands the scope of any such restriction or condition (as determined in good faith by the Borrower); (iii) restrictions and conditions contained in agreements relating to the sale of a Subsidiary or any assets pending such sale, provided that such restrictions and conditions apply only to the Subsidiary or assets that is or are to be sold and such sale is permitted hereunder; (iv) the foregoing shall not apply to customary provisions in leases, licenses and other contracts restricting the assignment, subletting or transfer thereof or other assets subject thereto; (v)(A) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with the sale, transfer or other disposition of all or substantially all of the Equity Interests or assets of such Subsidiary or (B) restrictions on transfers of assets subject to Liens permitted by Section 6.02 (but, with respect to any such Lien, only to the extent that such transfer restrictions apply solely to the assets that are the subject of such Lien); (vi) restrictions created in connection with any Qualified Securitization Financing; (vii) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Restricted Subsidiary, provided that such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary and the restriction or condition set forth in such agreement does not apply to the Parent or any other Restricted Subsidiary; (viii) customary provisions in shareholders agreements, joint venture agreements, organizational or constitutive documents or similar binding agreements relating to any Joint Venture or non-wholly-owned Restricted Subsidiary and other similar agreements applicable to Joint Ventures and non-wholly-owned Restricted Subsidiaries and applicable solely to such Joint Venture or non-wholly-owned Restricted Subsidiary and the Equity Interests issued thereby; (ix) any restrictions on cash or other deposits imposed by agreements entered into in the ordinary course of business; (x) any restrictions regarding licensing or sublicensing by the Parent and its Restricted Subsidiaries of intellectual property in the ordinary course of business; (xi) any restrictions that arise in connection with cash or other deposits permitted under Section 6.02 and Section 6.04; (xii) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business, (xiii) restrictions and conditions imposed by agreements relating to the Transactions and (xiv) comprise restrictions imposed by any agreement governing Indebtedness entered into on or after the Closing Date and permitted under Section 6.01 if the restrictions contained in any such agreement taken as a whole (a) are not materially less favorable to the Secured Parties than the encumbrances and restrictions contained in the Loan Documents (as determined by the Borrower) or (b) either (I) the Borrower determines at the time of entry into such agreement or instrument that such encumbrances or restrictions will not adversely affect, in any material respect, the Borrower’s ability to make principal or interest payments required hereunder or (II) such encumbrance or restriction applies only during the continuance of a default relating to such agreement or instrument.

Section 6.11 Amendment of Material Documents.  Prior to the Acquisition Closing Date, the Borrower will not, and, after the Acquisition Closing Date, Parent will not,

and will not permit any other Loan Party to, amend or otherwise modify (i) any of its Organizational Documents in a manner that would reasonably be expected to cause a Material Adverse Effect or (ii) any term or condition of any Material Indebtedness required to be subordinated in right of payment to the Obligations except (x) in accordance with the terms of the applicable intercreditor or subordination terms or agreement or (y) as permitted pursuant to or reasonably necessary to effect a Permitted Refinancing thereof.

Section 6.12 [Reserved].

Section 6.13 Changes in Fiscal Year. After the Acquisition Closing Date, Parent will not permit its fiscal year for financial reporting purposes to end on a day other than April 30; provided, however, that the Parent may (i) upon completion of the Merger, change such fiscal year to October 31 to align financial year ends with the Seattle Business, (ii) upon written notice to the Administrative Agent, change such fiscal year (and the fiscal year of the Restricted Subsidiaries) to any other fiscal year reasonably acceptable to the Administrative Agent and (iii) conform the fiscal year of the Restricted Subsidiaries to the fiscal year of the Parent. The Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement and to the covenants contained herein that are that are reasonably necessary in order to reflect such change.

ARTICLE VII
Events of Default

Section 7.01 Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable;

(b) the Borrower shall fail to pay (x) any interest on any Loan, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days or (y) or any fee payable hereunder or any other amount due under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of fifteen (15) Business Days;

(c) (i) on the Effective Date, any Specified Representation shall be false or incorrect in any material respect as of the Effective Date and (ii) after the Effective Date, any representation, warranty or certification, when taken as a whole, made or deemed made by any Loan Party in any Loan Document shall be false or incorrect in any material respect as of the date made or deemed made and, in each case, to the extent capable of being cured (as determined by the Borrower in good faith), such incorrect representation, warranty or certification shall remain incorrect for a period of 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent or the Required Lenders.

(d) The Borrower shall default in the performance or compliance of Section 5.02(a) (provided that the delivery of a notice of Default or Event of Default at any time will cure an Event of Default under Section 5.02(a) arising from the failure of the Borrower to timely deliver such notice of Default or Event of Default), Section 5.04 (solely with respect to the existence of the Borrower in its jurisdiction of organization or incorporation, if applicable) or in Article VI; provided that an Event of Default under Section 6.08(c) and an Event of Default under Section 6.08(a)(xx), Section 6.04(z) or Section 6.08(b)(vi)(B) that results from the Available Amount Builder Exclusion shall not constitute an Event of Default (or trigger a Default) for purposes of any Term Loan (other than Tranche B-1 Term Loans), unless and until the Administrative Agent (with the consent, or at the request, of the Required First Amendment Refinancing Term Loan Lenders) has actually declared all outstanding Tranche B-1 Term Loans to be immediately due and payable in accordance with this Agreement and such declaration has not been rescinded on or before such date.

(e) Any Loan Party shall default in the performance or compliance of any term contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section 7.01), and such default shall continue unremedied and unwaived for a period of 30 days after receipt by the Borrower of written notice thereof from the Administrative Agent or the Required Lenders;

(f) the Parent or any Restricted Subsidiary shall fail to make any payment beyond all applicable grace periods (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable after giving effect to any applicable grace periods provided in the applicable instrument or agreement under which such Material Indebtedness was created, provided that this paragraph (f)  shall not apply to any such failure that (x) is remedied by the Parent or applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;

(g) (i) any breach or default (after all applicable grace periods having expired and all required notices having been given) by the Parent or any Restricted Subsidiary of any Material Indebtedness if the effect of such breach or default is to cause such Material Indebtedness to become due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired and all required notices having been given) the holder or holders of such Material Indebtedness, or any trustee or agent on its or their behalf, to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not constitute an Event of Default (or trigger a Default) with respect to a breach of Section 6.12 of the Miami Credit Agreement unless and until the Miami Agent (with the consent or at the request of the Miami Required Revolving Lenders) has actually terminated the Miami Revolving Commitments and declared all outstanding Miami Revolving Loans to be immediately due and payable in accordance with the Miami Credit Agreement and such declaration has not been rescinded on or before such date, provided further that this paragraph (g) shall not apply to (A) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement), (B) Indebtedness which is convertible into

Equity Interest and converts to Equity Interests in accordance with its terms or (C) any breach or default that (x) is remedied by the Parent or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the requisite holders of the applicable item of Material Indebtedness, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01 or (ii) if an involuntary “early termination event” or other similar event (which event shall extend beyond any applicable cure periods or grace periods) shall have occurred in respect of obligations owing under any Swap Agreement of the Parent or any Restricted Subsidiary, and the amount of such obligations, either individually or in the aggregate for all such Swap Agreements at such time, is in excess of $125,000,000; provided that, in respect of obligations owing under any such Swap Agreement owed to the applicable counterparty at such time, the amount for purposes of this paragraph (g)(ii) shall be the amount payable on a net basis by the Parent or such Restricted Subsidiary to such counterparty (after giving effect to all netting arrangements) if such Swap Agreement were terminated at such time); provided that this paragraph (g)(ii) shall not apply to any such event that (x) is remedied by the Parent or the applicable Restricted Subsidiary or (y) waived (including in the form of amendment) by the applicable counterparty, in either case, prior to the acceleration of all the Loans pursuant to this Section 7.01;

(h)   subject to Section 7.02, (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking liquidation, reorganization, administration or other relief in respect of the Parent or any Restricted Subsidiary, or of all or a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for the Parent or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding shall continue undismissed and unstayed for 60 consecutive days without having been dismissed, bonded or discharged or an order of relief is entered in any such proceeding;

(i)   subject to Section 7.02, the Parent or any Restricted Subsidiary shall (i) voluntarily commence any proceeding seeking liquidation, reorganization, administration or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of any proceeding or petition described in paragraph (h) of this Section 7.01, (iii) consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, administrator or similar official for the Parent or any Restricted Subsidiary or for all or a substantial part of its assets or (iv) make a general assignment for the benefit of creditors;

(j)   any final, non-appealable judgment(s) for the payment of money in an aggregate amount in excess of $125,000,000 (to the extent not covered by insurance or indemnities as to which the applicable insurance company or third party has not denied coverage) shall be rendered against the Parent or any Restricted Subsidiary or any combination thereof and the same shall remain undischarged, unvacated, unbounded and unstayed for a period of 60 consecutive days;

(k)  an ERISA Event or similar event with respect to any Foreign Plan shall have occurred that would reasonably be expected to result in a Material Adverse Effect;

(l)   any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be (other than in an informational notice to the Administrative Agent), a valid and perfected (if and to the extent required to be perfected under the applicable Security Document) Lien on any Collateral with a fair value in excess of $125,000,000 at any time, with the priority required by the applicable Security Document (subject to Liens permitted under Section 6.02), except (i) as a result of the release of a Loan Party or the sale, transfer or other disposition of the applicable Collateral (including as a result of the designation of a Restricted Subsidiary as an Unrestricted Subsidiary) in a transaction permitted under the Loan Documents or the occurrence of the Termination Date or (ii) as a result of any action of the Administrative Agent, Collateral Agent or any Lender or the failure of the Administrative Agent, Collateral Agent, or any Lender to take any action that is within its control;

(m)   at any time after the execution and delivery thereof, any material portion of the Guarantee of the Obligations under the Guarantees shall for any reason other than the occurrence of the Termination Date or as expressly permitted hereunder or thereunder (including or as a result of a transaction permitted hereunder) cease to be in full force and effect, or any Loan Party shall contest the validity or enforceability in writing or repudiate, rescind or deny in writing that it has any further liability or obligation under any Loan Document other than as a result of the occurrence of the Termination Date, the sale or transfer of such Loan Party (including the designation as an Unrestricted Subsidiary) or as a result of a transaction permitted hereunder or thereunder; or

(n)   a Change in Control shall have occurred;

then, and in every such event (~~other than~~I) (other than (x) an event described in paragraph (d) of this Section 7.01 in respect of a default of performance or compliance with the covenant under Section 6.08(c) or (y) an event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01; provided that in the case of clause (x), the actions hereinafter described will be permitted to occur only if the express conditions of the proviso contained in Section 7.01(d) have been satisfied), and at any time thereafter during the continuance of such event, the Administrative Agent with the consent of the Required Lenders may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times (except in the case of an event under paragraph (d) of this Section 7.01 in respect of a failure to observe or perform the covenant under Section 6.08(c), the following actions may not be taken until the express conditions in the proviso contained in Section 7.01(d) have been satisfied): (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately; and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (II) in the case of an event under paragraph (d) of this Section 7.01 in respect of a failure to observe or perform the covenant under Section 6.08(c) or Section 6.08(a)(xx), Section 6.04(z) or Section 6.08(b)(vi)(B), in each case, to the extent such failure results from the Available Amount Builder Exclusion, and at any time thereafter during the continuance of such event, the Administrative Agent with the consent of the Required First Amendment Refinancing Term Loan Lenders may, and at the request of the Required First Amendment Refinancing Term Loan Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: declare the Tranche B-1 Term Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter, during the continuance of such event, be declared to be due and payable), and thereupon the principal of the Tranche B-1 Term Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower (to the extent permitted by applicable law); and (III) in the case of any event with respect to the Borrower described in paragraph (h) or (i) of this Section 7.01, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable by the Borrower, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

Section 7.02 Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default or an Event of Default has occurred under paragraph (h), (i) or (j) of Section 7.01, any reference in any such paragraph to any Restricted Subsidiary shall be deemed not to include any Restricted Subsidiary affected by any event or circumstance referred to in such paragraph that did not, as of the last day of the fiscal quarter of the Parent most recently ended, have assets with a value equal to or greater than 5.0% of Consolidated Total Assets of the Parent and its Restricted Subsidiaries as of such date, based on the consolidated statement of financial position of the Parent and its Restricted Subsidiaries as of such date, provided that if it is necessary to exclude more than one Restricted Subsidiary from paragraph (h), (i) or (j) of Section 7.01 pursuant to this paragraph in order to avoid a Default or an Event of Default, the aggregate value of the assets of all such excluded Restricted Subsidiaries as of such last day may not exceed 10.0% of Consolidated Total Assets of the Parent and its Restricted Subsidiaries as of such date, based on the consolidated statement of financial position of the Parent and its Restricted Subsidiaries as of such date.

Section 7.03 [Reserved].

Section 7.04 Application of Proceeds.

(a) Upon the occurrence and during the continuation of an Event of Default, if requested by Required Lenders, or upon acceleration of all the Obligations pursuant to Section 7.01, all proceeds received by the Administrative Agent or the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under any Loan Document shall, subject to the Pari Passu Intercreditor Agreement and any other applicable intercreditor or subordination agreement entered into by the Collateral Agent in accordance with the terms hereof, be applied by the Administrative Agent as follows:

(i)      First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest) payable to each Agent in its capacity as such;

(ii)     Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders, ratably among them in proportion to the amounts described in this clause Second payable to them;

(iii)    Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid interest (including, but not limited to, post-petition interest), ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

(iv)    Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal or face amounts of the Loans, and Swap Termination Value under Secured Swap Agreements and Secured Cash Management Obligations, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;

(v)     Fifth, to the payment of all other Secured Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Secured Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

(vi)    Last, the balance, if any, after all of the Secured Obligations have been paid in full, to the Borrower or as otherwise required by law.

Notwithstanding the foregoing, (a) amounts received from any Guarantor that is not a “Eligible Contract Participant” (as defined in the Commodity Exchange Act) shall not be applied to the obligations that are Excluded Swap Obligations and (b) Secured Cash Management Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Lender Counterparty. Each Lender Counterparty not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE VIII
The Administrative Agent

Section 8.01 Appointment of Agents. Each of the Lenders hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Administrative Agent and Collateral Agent hereunder and under the other Loan Documents and authorizes the

Administrative Agent and Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Unless otherwise specifically set forth herein, the Collateral Agent shall have all the rights and benefits of the Administrative Agent set forth in this Article.

The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a Lender Counterparty or potential Lender Counterparty) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent (and, if applicable, in the case of any UK Security Documents, as trustee of the Liens constituted thereby) of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Security Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 8.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII and Section 9.03 (as though such co-agents, subagents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The Lenders acknowledge and agree (and each Lender Counterparty shall be deemed to hereby acknowledge and agree) that Collateral Agent may also act as the collateral agent for lenders under the Miami Credit Agreement, Other Term Loans, the Other Revolving Commitments, the Term Loan Exchange Notes, the Additional Term Notes, the Unrestricted Additional Term Notes, Credit Agreement Refinancing Indebtedness, the Refinancing Notes, Miami Term Loans, the Miami Revolving Commitments, the Miami Term Loan Exchange Notes, the Miami Additional Term Notes, the Miami Unrestricted Additional Term Notes, Miami Credit Agreement Refinancing Indebtedness and the Miami Refinancing Notes.

The Administrative Agent and the Collateral Agent shall at all times be the same Person that is the “administrative agent” and the “collateral agent” under the Miami Credit Agreement. Written notice of resignation by the JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent pursuant to Section 8.06 of the Miami Credit Agreement shall also constitute notice of resignation as the Administrative Agent and the Collateral Agent under this Agreement; removal of JPMorgan Chase Bank, N.A. as the administrative agent and collateral agent pursuant to Section 8.06 of the Miami Credit Agreement shall also constitute removal under this Agreement; and appointment of an administrative agent and collateral agent pursuant to Section 8.06 of the Miami Credit Agreement shall also constitute appointment of a successor Administrative Agent and Collateral Agent under this Agreement.

Section 8.02 Rights of Lender. The bank serving as the Administrative Agent and Collateral Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and Collateral Agent, and with respect to any of its Loans or Commitments hereunder, the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent and Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent and Collateral Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03 Exculpatory Provisions. The Administrative Agent and Collateral Agent shall not have any duties or obligations except those expressly set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing the Administrative Agent and Collateral Agent, (a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or Collateral Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law and (c) shall not except as expressly set forth herein or in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent, Collateral Agent or any of their respective Affiliates in any capacity. The Administrative Agent and Collateral Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary or as the Administrative Agent shall believe in good faith shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent and Collateral Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Parent, or the Borrower, a Lender, and the Administrative Agent and Collateral Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or express conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other Loan Document or any other agreement, instrument or document or the creation, perfection or priority of any Lien purported to be created by the Security Documents or that the Liens granted to the Collateral Agent pursuant to any Security Document have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, (v) the value or the sufficiency of any Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent. The Administrative Agent shall have no obligation to monitor whether any amendment or waiver to any Loan Document has properly become effective or is permitted hereunder or thereunder except to the extent expressly agreed to by the Administrative Agent in such amendment or waiver.

Section 8.04 Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it in good faith to be genuine and to have been signed or sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it in good faith to be made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.

Section 8.05 Delegation of Duties. Each of the Administrative Agent and Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Documents by or through any one or more sub-agents appointed by the Administrative Agent, including without limitation, J.P. Morgan Europe Limited. Each of the Administrative Agent and Collateral Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent.

Section 8.06 Resignation of Agents; Successor, Administrative Agent and Collateral Agent. The Administrative Agent and Collateral Agent may at any time resign by giving 30 days’ prior written notice of its resignation to the Lenders and the Borrower. If the Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition of “Defaulting Lender” either the Required Lenders or the Borrower may upon 10 days’ prior notice remove the Administrative Agent or Collateral Agent, as the case may be. Upon receipt of any such notice of resignation or delivery of such removal notice, the Required Lenders shall have the right, with the consent of the Borrower (provided that such consent shall not be unreasonably withheld or delayed and that such consent shall not be required at any time that an Event of Default under Section 7.01(a), (h) or (i) shall have occurred and be continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent or Collateral Agent, as applicable, gives notice of its resignation or the delivery of such removal notice, then (a) in the case of a retirement, the retiring Administrative Agent may on behalf of the Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above (including the consent of the Borrower) or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent or Collateral Agent, as applicable, meeting the qualifications set forth above; provided that (x) in the case of a retirement, if such Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Required Lenders notify the Borrower that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent, as applicable, on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent or Collateral Agent, as applicable, shall continue to hold such collateral security, as bailee, until such time as a successor Administrative Agent or Collateral Agent, as applicable, is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Section 8.06 and (iii) the Borrower and the Lenders agree that in no event shall the retiring Administrative Agent and Collateral Agent or any of their respective Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Administrative Agent or Collateral Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Article). The fees payable by the Borrower to a successor Administrative Agent or Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article VIII and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent or Collateral Agent was acting as Administrative Agent or Collateral Agent.

Section 8.07 Non-Reliance on Agents and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon any Loan Document or any related agreement or any document furnished thereunder.

Section 8.08 No Other Duties. Notwithstanding anything herein to the contrary, none of the Agents or Lead Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under any Loan Document, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent or a Lender hereunder.

Section 8.09 Collateral and Guaranty Matters. Each Lender (including in its capacities as Lender Counterparties) hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Each of the Lenders and the Lender Counterparties irrevocably authorize each of the Administrative Agent and the Collateral Agent,

(a) to release any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent (or any sub-agent thereof) under any Loan Document (i) upon the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any sale or other transfer permitted hereunder or under any other Loan Document to a Person that is not a Loan Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, (iii) that constitutes Excluded Property, (iv) if the property subject to such Lien is owned by a Loan Party, upon the release of such Loan Party from its Guaranty otherwise in accordance with the Loan Documents, (v) as to the extent, if any, provided in the Security Documents, (vi) to the extent such Collateral is comprised of property leased to a Loan Party or (vii) if approved, authorized or ratified in writing in accordance with Section 9.02;

(b) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Restricted Subsidiary (or becomes an Excluded Subsidiary) as a result of a transaction or designation permitted hereunder;

(c) to subordinate any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted under Section 6.02(c), Section 6.02(d), Section 6.02(e) and Section 6.02(t);

(d)   enter into subordination or intercreditor agreements with respect to Indebtedness to the extent the Administrative Agent or Collateral Agent is otherwise contemplated herein as being a party to such intercreditor or subordination agreement, in each case to the extent such agreements are substantially consistent with the terms set forth on (i)

Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations); and

(e)   to enter into and sign for and on behalf of the Lenders as Secured Parties the Security Documents for the benefit of the Lenders and the other Secured Parties.

Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders (or such greater or fewer number of Lenders as may be required pursuant to Section 9.02(b)(v) or (vi)) will confirm in writing the Administrative Agent’s or the Collateral Agent’s, as the case may be, authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Guaranty pursuant to this Section 8.09. In each case as specified in this Section 8.09, the Administrative Agent and the Collateral Agent will (and each Lender hereby authorizes the Administrative Agent and the Collateral Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Loan Party from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09.

Section 8.10 Secured Swap Agents and Secured Cash Management Agents. No Lender Counterparty that obtains the benefits of Section 16 of the US Collateral Agreement, the Guaranty or any Collateral by virtue of the provisions hereof or of the Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article VIII to the contrary, neither the Administrative Agent nor the Collateral Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Swap Obligations or Secured Cash Management Obligations arising under Secured Swap Agreements or Secured Cash Management Agreements with Lender Counterparties unless the Administrative Agent has received written notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Lender Counterparty.

Section 8.11 Withholding Tax. To the extent required by any applicable law (as determined in good faith by the Administrative Agent), the Administrative Agent may withhold from any payment to any Lender under any Loan Document an amount equivalent to any applicable withholding tax. If the IRS or any other Governmental Authority of any jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including because the appropriate form was not delivered, was not properly executed or because such Lender failed to notify the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall indemnify the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) fully for, and shall make payable in respect thereof within 30 days after demand therefor, all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this Section 8.11. The agreements in this Section 8.11 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

Section 8.12 Administrative Agent and Collateral Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment or composition under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent and Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent or Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations, in each case, that are owing and unpaid by such Loan Party and to file such other documents as may be necessary or advisable in order to have such claims of the Lenders, the Administrative Agent and Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Administrative Agent and Collateral Agent and their respective agents and counsel and all other amounts due the Lenders, the Administrative Agent and Collateral Agent under Section 2.12 and Section 9.03 which are payable by such Loan Party) allowed in such judicial proceeding;

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and

(c) any custodian, receiver, assignee, trustee, liquidator, sequestrator, examiner or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent, to the making of such payments directly to the Lenders, to pay to the Administrative Agent (and Lenders) any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 2.12 and Section 9.03 in each case reimbursable or payable by such Loan Party.

Nothing contained herein shall be deemed to authorize the Administrative Agent or Collateral Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent and Collateral Agent to vote in respect of the claim of any Lender or in any such proceeding, in each case subject to Section 14(d) of the US Collateral Agreement. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased.

ARTICLE IX
Miscellaneous

Section 9.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:

(a) if to the Parent, the Borrower or any other Loan Party, Micro Focus, The Lawn, 22-30 Old Bath Road, Newbury, Berkshire, RG14 1QN, Attention: Mike Phillips (Chief Financial Officer), E-mail: mike.phillips@microfocus.com, and a copy to Kirkland & Ellis LLP, 300 North LaSalle, Chicago, Illinois 60654, Attention: Christopher Butler, P.C., Fax: (312) 862-2200;

(b) if to the Administrative Agent or the Collateral Agent, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 9.01; and

(c) if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Subject to Section 9.15, notices and other communications to the Lenders hereunder may also be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 9.02 Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Parent, Holdco or the Borrower in any case shall entitle the Parent, Holdco or the Borrower to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.20 with respect to any Incremental Facility Amendment, in Section 2.21, with respect to any Refinancing Amendment, in Section 2.24 with respect to an Extension Offer, with respect to the Term Loan Exchange Notes in Section 2.25, in Section 9.02(d) with respect to any amendment in respect of Replacement Term Loans and in Section 9.02(h), in Section 9.16 or as otherwise specifically provided below or otherwise provided herein or in a Loan Document, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto (except as otherwise expressly provided therein), in each case with the consent of the Required Lenders (other than with respect to any amendment, modification or waiver contemplated in clauses (i) through (x) in the following proviso, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders), provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent in Section 4.02 of the Escrow Term Loan Agreement or the waiver of any covenant, Default, Event of Default or mandatory prepayment or mandatory reductions of the Commitments shall not constitute an increase of any Commitment of a Lender), (ii) reduce or forgive the principal amount of any Loan owed to a Lender or reduce the rate of interest thereon owed to such Lender, or reduce any fees payable hereunder owed to such Lender, without the written consent of such Lender directly and adversely affected thereby, provided that any waiver of Default or Event of Default or default interest, waiver of a mandatory prepayment or any modification, waiver or amendment to the financial covenant definitions or financial ratios or any component thereof in this Agreement shall not constitute a reduction or forgiveness in the interest rates or the fees for purposes of this clause (ii), (iii) except as otherwise provided hereunder, including without limitation pursuant to Refinancing Amendments pursuant to Section 2.21 or Extensions pursuant to Section 2.24, postpone the scheduled final maturity of any Loan, or any date for the payment of any interest or fees payable hereunder, or reduce or forgive the amount of, waive or excuse any such repayment (but not prepayment), or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly and adversely affected thereby (it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, covenant, Default, Event of Default, waiver of default interest, mandatory prepayment or mandatory reduction of the Commitments shall constitute a postponement of any date scheduled for the payment of principal or interest or an extension of the final maturity of any Loan or the scheduled termination date of any Commitment), (iv) modify the order of payments set forth in Section 7.04 without the written consent of each Lender directly and adversely affected thereby, (v) change any of the provisions of this Section 9.02(b) or reduce the percentage set forth in the definition of the term “Required Lenders” or “Required First Amendment Refinancing Term Loan Lenders” or reduce the percentage in any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be) (it being understood that, other than as specifically provided in this Agreement, including pursuant to (v) the Term Loan Exchange Notes in Section 2.25, (w) Section 9.02(d) with respect to Replacement Term Loans, (x) any Incremental Facility Amendment (the consent requirements for which are set forth in Section 2.20), (y) a Refinancing Amendment (the consent requirements for which are set forth in Section 2.21) and (z) an Extension Offer pursuant to Section 2.24, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders or a particular Class of Lenders on substantially the same basis as the Term Loans and Revolving Commitments on the Effective Date), (vi) release all or substantially all of the Guarantors under the Guaranties (except as provided herein or in the applicable Loan Document), without the written consent of each Lender, (vii) release all or substantially all the Collateral from the Liens of the Security Documents (except as provided herein or in the applicable Loan Document), without the written consent of each Lender (it being understood that any subordination of a Lien permitted hereunder shall not constitute a release of a Lien under this section and the granting of any pari passu Liens in connection with the incurrence of Indebtedness or the granting of Liens otherwise permitted hereunder from time to time (including pursuant to amendments) shall not constitute a release of Liens), (viii) modify the provisions of Section 9.04(e) in a manner that directly and adversely affects the protections afforded to an SPV pursuant to the provisions of Section 9.04(e), without the written consent of each Granting Lender all or any part of whose Loans are being funded by an SPV at the time of such amendment, modification or waiver, (ix)  ~~[reserved]~~amend, waive or otherwise modify any term or provision of Section 6.08(c), Section 7.01 (solely as it relates to Section 6.08(c) or any of Section 6.08(a)(xx), Section 6.04(z) or

Section 6.08(b)(vi)(B) to the extent a breach results from the Available Amount Builder Exclusion) or the definition of “Specified Restricted Payments” (or any of its component definitions or section references (as used in such Section but not as used in other Sections of this Agreement)) or the definitions of “Available Amount Builder Exclusion” or “Specified Disposition Declined Prepayment” without, and solely with, the written consent of the Required First Amendment Refinancing Term Loan Lenders, and (x) in connection with an amendment that addresses solely a re-pricing transaction in which any Class of Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) is refinanced with a replacement Class of term loans or revolving commitments (and the revolving loans in respect hereof) bearing (or is modified in such a manner such that the resulting term loans or revolving commitments (and the revolving loans in respect hereof bear) a lower Yield, only the consent of the Lenders holding Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) subject to such permitted repricing transaction that will continue as a Lender in respect of the repriced tranche of Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof) or modified Term Loans or Revolving Commitments (and the Revolving Loans in respect hereof); provided, further, that no such agreement shall directly and adversely amend or modify the rights or duties of the Administrative Agent or the Collateral Agent without the prior written consent of the Administrative Agent or the Collateral Agent, as the case may be. In the event an amendment to this Agreement or any other Loan Document is effected without the consent of the Administrative Agent or Collateral Agent (to the extent permitted hereunder) and to which the Administrative Agent or Collateral Agent is not a party, the Borrower shall furnish a copy of such amendment to the Administrative Agent. Notwithstanding the foregoing, no Lender consent is required to effect any amendment, modification or supplement to any intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral, including any Miami Term Loan, Incremental Term Loan or Incremental Revolving Loan, any Other Term Loan, Other Revolving Loan or Other Revolving Commitments, Extended Term Loans, Extended Revolving Loans, any Refinancing Notes, or any Additional Term Notes, Unrestricted Additional Term Notes, Refinancing Notes, Term Loan Exchange Notes and Permitted First Priority Replacement Debt or Permitted Second Priority Replacement Debt or Additional Debt, for the purpose of adding the holders of such Indebtedness (or their senior representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto, to give effect hereto or otherwise carry out the purposes thereof, in each case as contemplated by the terms of such intercreditor agreement or arrangement permitted under this Agreement, as applicable, together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may be secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations).

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all directly and adversely affected Lenders, if the consent of the Required Lenders (or, to the extent any

Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv) of paragraph (b) of this Section 9.02, the consent of a majority in interest of the outstanding Loans and unused Commitments of such Class) (or, in the case of a consent, waiver or amendment involving directly and adversely affected Lenders, at least 50.1% of such directly and adversely affected Lenders) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained or if a Lender rejects (or is deemed to reject) an Extension under Section 2.24, a Refinancing Amendment pursuant to Section 2.21 or Replacement Term Loans pursuant to Section 9.02(d), (any such Lender whose consent is not obtained as described in paragraph (b) of this Section 9.02 or has rejected (or is deemed to have rejected) such Extension Offer, Refinancing Amendment or Replacement Term Loans being referred to as a “Non-Consenting Lender”), then, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, (i) require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), plus, if the Non-Consenting Lender is a Lender with Term Loans being required to assign Term Loans under this Section 9.02(c) due solely to its failure to waive, postpone or reduce the prepayment premium set forth in Section 2.11(a) in connection with a Repricing Transaction, the payment by the assignee of such prepayment premium as if such Term Loans subject to such assignment were subject to a Repricing Transaction, (b) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in clause (b)(ii) of Section 9.04 and (c) such assignee shall have consented to the Proposed Change or (ii) terminate the Commitment of such Lender and/or repay all Obligations of the Borrower due and owing to such Lender relating to the Loans and participations held by such Lender as of such termination date; provided that in the case of any such termination of a Non-Consenting Lender such termination shall be sufficient (together with all other consenting Lenders and terminated Lenders after giving effect hereto) to cause the adoption of the applicable amendment, modification, waiver or termination of the applicable Loan Documents.

(d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) solely with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans (as such term is defined below) to permit the refinancing of all or any portion of any Class of Term Loans outstanding as of the applicable date of determination (the “Refinanced Term Loans”) with a replacement term loan tranche hereunder (the “Replacement Term Loans”), provided that (i) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans plus other Indebtedness that could otherwise be incurred hereunder, subject to a dollar-for-dollar usage of any basket (other than any basket that provides for Replacement Term Loans) set forth in Section 6.01, plus premiums, accrued interest, fees and expenses in connection therewith, (ii) the Weighted

Average Life to Maturity and final maturity of such Replacement Term Loans shall not be shorter than the Weighted Average Life to Maturity and final maturity of such Refinanced Term Loans at the time of such refinancing (without giving effect to amortization for periods where amortization has been eliminated as a result of a prepayment of the applicable Refinanced Term Loans), (iv) the mandatory prepayment and optional prepayment provisions of the Replacement Term Loans shall not require more than pro rata payments and may permit optional prepayments and mandatory prepayments to be paid in respect of the Term Loans not constituting Refinanced Term Loans, and (v) (A) the obligations in respect thereof shall not be secured by Liens on the assets of the Parent and its Restricted Subsidiaries, other than assets constituting Collateral and (B) no Restricted Subsidiary is a borrower or a guarantor with respect to such Indebtedness unless such Restricted Subsidiary is a Loan Party which shall have previously or substantially concurrently guaranteed or borrowed, as applicable, the Obligations and (vi) the covenants and events of default (other than maturity, fees, discounts, interest rate, redemption terms and redemption premiums, which shall be determined in good faith by the Borrower) shall be on market terms at the time of issuance (as determined in good faith by the Borrower) of such Replacement Term Loans; provided that such Indebtedness (other than Indebtedness consisting of revolving commitments and revolving loans) shall not have the benefit of any financial maintenance covenant unless (x) the Initial Term Loans and the Tranche B-1 Term Loans have the benefit of such financial maintenance covenant on the same terms or (y) the Initial Term Loans and the Tranche B-1 Term Loans have in the future been provided with the benefit of a financial maintenance covenant, in which case such Indebtedness issued after such future date may be provided with the benefit of the same financial maintenance covenant on the same terms.

(e) The Lenders and all other Secured Parties hereby irrevocably agree that the Liens granted to the Collateral Agent by the Loan Parties on any Collateral shall, at the sole cost and expense of the Borrower, be automatically released (i) upon the occurrence of the Termination Date of this Agreement, (ii) upon the sale or other disposition of such Collateral (as part of or in connection with any other sale or other disposition permitted hereunder) to any Person other than another Loan Party or in connection with the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, to the extent such sale or other disposition is made in compliance with the terms of this Agreement, (iii) to the extent such Collateral is comprised of property leased to a Loan Party, (iv) if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other percentage of the Lenders whose consent may be required in accordance with this Section 9.02), (v) to the extent such property constitutes Excluded Property, (vi) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the applicable Guaranty (in accordance with the following sentence) to the extent such release of a Guarantor is made in compliance with the terms of this Agreement and (vii) as required to effect any sale or other disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Loan Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Loan Parties in respect of all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral except to the extent comprised of Excluded Property or otherwise released in accordance with the provisions of the

Loan Documents. Additionally, the Lenders and all other Secured Parties, hereby irrevocably agree that each Subsidiary Loan Party shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary (or becoming an Excluded Subsidiary). The Lenders and all other Secured Parties, hereby authorize the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Loan Party’s Guaranty or Collateral pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender or other Secured Party.

(f) No Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Sections 9.02(b)(v) or 9.02(b)(vi) or each directly and adversely affected Lender pursuant to Sections 9.02(b)(ii) or 9.02(b)(iii) that, by its terms, directly and adversely affects any Defaulting Lender disproportionately in relation to other affected Lenders shall require the consent of such Defaulting Lender.

(g) This Agreement may be amended (or amended and restated) solely with the written consent of the Required Lenders and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans and the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(h) Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended solely with the consent of the Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions, defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies in this Agreement or the applicable Loan Document, in each case and the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with this Agreement may be in a form reasonably determined by the Administrative Agent or Collateral Agent, as applicable, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with or to give effect to or to carry out the purpose of this Agreement and the other Loan Documents. The Borrower and the Administrative Agent may,

without the consent of any other Lender, effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.20, Section 2.21, Section 2.24, Section 2.25 and Section 9.02(d) or (g).

Section 9.03 Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay within 30 days after receipt of reasonably detailed documentation therefor, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable and documented fees, charges and disbursements of a single counsel for the Agents (in addition to one local counsel in each relevant material jurisdiction to the extent reasonably necessary in connection with due diligence performed in connection with the arrangement of the credit facilities provided for herein, the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and not paid on the Effective Date or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated thereby shall be consummated) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent, including the reasonable fees, charges and disbursements of a single counsel for the Administrative Agent, the Collateral Agent, the Lenders, and other Secured Parties (in addition to a single local counsel in each relevant material jurisdiction to the extent reasonably necessary, in connection with the enforcement of any rights under this Agreement or any other Loan Documents, including rights under this Section, or in connection with the Loans made hereunder; provided, the Borrower shall not be obligated to pay for any third party advisors or consultants (in addition to those set forth in the immediately preceding clause (ii)), except following an Event of Default with respect to which the Required Lenders have accelerated the Loans or are pursing remedies, in which case the Borrower shall pay the reasonable and documented out-of-pocket expenses of one additional advisor to the extent the Borrower has provided its prior written consent (in its sole discretion).

(b) Without duplication of the expense reimbursement obligations pursuant to paragraph (a) above, the Borrower shall indemnify the Administrative Agent, the Collateral Agent, the other Agents, the Lead Arrangers and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all reasonable and documented out-of-pocket costs, actual losses, claims, damages, liabilities and related expenses, excluding in any event lost profits, but (x) including the reasonable and documented fees, charges and disbursements of a single counsel for the Indemnitees (in addition to one local counsel in each relevant material jurisdiction to the extent reasonably necessary and, in the event a conflict of interest arises, one additional counsel for the conflicted Indemnitees (taken as a whole)) and (y) excluding (i) any allocated costs of in-house counsel and (ii) any third party advisors or consultants (in addition to those set forth in the immediately preceding clause (x)), except in the case of this clause (y)(ii) following an Event of Default with respect to which the Required Lenders have accelerated the Loans or are pursing remedies, in which case the Borrower shall pay the reasonable and documented out-of-pocket expenses of one additional advisor to the extent the Borrower has provided its prior written consent (in its sole discretion), incurred by or asserted against any Indemnitee by any third party or by the Parent or any Restricted Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the use of proceeds therefrom and (ii) any actual or alleged presence or Release of Hazardous Materials involving or attributable to the Parent or any of its Restricted Subsidiaries, whether or not any such Indemnitee shall be designated as a party or a potential party thereto and whether or not such matter is initiated by the Parent or any of its respective Affiliates or shareholders, and any fees or expenses incurred by Indemnitees in enforcing this indemnity, in each case, regardless of whether any such Indemnitee is a party thereto or whether such claim, litigation or other proceeding is brought by a third party or by the Borrower or any of its Affiliates (collectively, the “Indemnified Liabilities”), provided that, no Indemnitee will be indemnified (a) for its (or any of its Related Parties,) willful misconduct, bad faith, fraud or gross negligence (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (b) for its (or any of its affiliate’s or any of its officers’, directors’, employees’, agents’, representative’s and controlling persons’) material breach of its or any of its Related Parties’ obligations under the Loan Documents (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (c) for any dispute among Indemnitees that does not involve an act or omission by the Parent or any Subsidiary (other than any claims against an Agent or a Lead Arranger in their capacity as such and subject to clause (a) above), (d) in its capacity as a financial advisor of the Company, the Parent or any of their subsidiaries in connection with the Seattle Acquisition or any other potential acquisition or as a co-investor in the Transactions or any potential acquisition or (e) any settlement effected without Borrower’s prior written consent, but if settled with the Borrower’s prior written consent (not to be unreasonably withheld or delayed) or if there is a final judgment against an Indemnitee in any such proceedings, the Borrower will indemnify and hold harmless each Indemnitee from and against any and all actual losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this Section; provided further that (1) Borrower shall not have any obligation to any Indemnitee under this Section 9.03 that is a Defaulting Lender or that is an Indemnitee by virtue of being a Related Party of a Defaulting Lender for any Indemnified Liabilities arising from such Defaulting Lender’s failure to fund its Commitment and (2) to the extent of any amounts paid to an Indemnitee in respect of this Section 9.03 for Indemnified Liabilities, such Indemnitee, by its acceptance of the benefits hereof, agrees to refund and return any and all amounts paid by the Borrower to it if, pursuant to operation of any of the foregoing clauses (a) through (e), such Indemnitee was not entitled to receipt of such amount.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Collateral Agent under paragraph (a) or (b) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent or the Collateral Agent, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Collateral Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon in the case of unpaid amounts owing to the Administrative Agent, its share of the outstanding

Term Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the extent permitted by applicable law, none of the Borrower, any Agent, any Lender, any other party hereto or any Indemnitee shall assert, and each such Person hereby waives and releases, any claim against any other such Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, arising out of, as a result of, or in any way related to, this Agreement or any or any agreement or instrument contemplated hereby or referred to herein, the transactions contemplated hereby or thereby, or any act or omission or event occurring in connection therewith, and each such Person further agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor; provided that the foregoing shall in no event limit the Borrower’s indemnification obligations under clause (b) above to the extent such special, indirect, consequential or punitive damages are included in any third-party claim in connection with which such Indemnitee is otherwise entitled to indemnification hereunder.

(e) In case any proceeding is instituted involving any Indemnitee for which indemnification is to be sought hereunder by such Indemnitee, then such Indemnitee will promptly notify the Borrower of the commencement of any proceeding; provided, however, that the failure to do so will not relieve the Borrower from any liability that it may have to such Indemnitee hereunder, except to the extent that the Borrower is materially prejudiced by such failure. Notwithstanding the above, following such notification, the Borrower may elect in writing to assume the defense of such proceeding, and, upon such election, the Borrower will not be liable for any legal costs subsequently incurred by such Indemnitee (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) the Borrower has failed to provide counsel reasonably satisfactory to such Indemnitee in a timely manner, (ii) counsel provided by the Borrower reasonably determines its representation of such Indemnitee would present it with a conflict of interest or (iii) the Indemnitee reasonably determines that there are actual conflicts of interest between the Borrower and the Indemnitee, including situations in which there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the Borrower.

(f) Notwithstanding anything to the contrary in this Agreement, no party hereto or any Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems (including IntraLinks or SyndTrak Online), in each case, except to the extent any such damages are found in a final non-appealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of this Agreement or the other Loan Documents by, such Indemnitee (or its officers, directors, employees, Related Parties or Affiliates).

(g) Except to the extent otherwise expressly provided herein, all amounts due under this Section shall be payable within 30 days after receipt of reasonably detailed documentation therefor.

(h) This Section 9.03 shall not apply to Taxes, except for Taxes which represent costs, losses, claims, etc. with respect to a non-Tax claim.

Section 9.04 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as otherwise permitted herein, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section (and any attempted assignment or transfer by such Lender otherwise shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (solely to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the express conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment of all or any portion of a Loan or Commitment to (I) (A) in the case of a Revolving Loan or a Revolving Commitment, to a Revolving Lender, an Affiliate of a Revolving Lender or an Approved Fund of a Revolving Lender and (B) in the case of a Term Loan or Term Commitment only, to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender (as defined below) or (II) if an Event of Default under Sections 7.01(a), 7.01(b), 7.01(h) or 7.01(i) with respect to the Borrower or a Guarantor has occurred and is continuing; provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after a Responsible Officer having received written notice thereof, (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan or Commitment to a Lender, an Affiliate of a Lender or an Approved Fund or pursuant to Section 2.11(i).

(ii) Assignments shall be subject to the following additional express conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, or pursuant to Section 2.11(i), an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or, in the case of Commitments or Loans denominated in Euros, €5,000,000) or, in the case of a Term Commitment or a Term Loan, $1,000,000 (or, in the case of Term Commitments or Term Loans denominated in Euros, €1,000,000) (it being understood and agreed that such minimum amount shall be aggregated for two or more simultaneous assignments by or to two or more Approved Funds), unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of Borrower shall be required if an Event of Default under Section 7.01(a), 7.01(b), 7.01(h) or 7.01(i) with respect to the Borrower or a Guarantor has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall (1) execute and deliver to the Administrative Agent an Assignment and Assumption, via an electronic settlement system acceptable to the Administrative Agent or (2) if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that such processing and recordation fee shall not be payable in the case of assignments by any Arranger or any Affiliate thereof, provided that assignments made pursuant to Section 2.19 or Section 9.02(c) shall not require the signature of the assigning Lender to become effective and (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire (in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal, state and foreign securities laws) and any tax forms required by Section 2.17(e).

For purposes of paragraph (b) of this Section, the terms “Approved Fund” and “CLO” have the following meanings:

“Approved Fund” means (a) a CLO and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“CLO” means an entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course and is administered or managed by a Lender or an Affiliate of such Lender.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, Section 2.16, Section 2.17 and Section 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid).

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal and related interest amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Parent, Holdco, the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to its own interests only, any Lender, at any reasonable time and from time to time upon reasonable prior notice. This Section 9.04(b)(iv) shall be construed so that the Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e), as applicable (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section (to the extent required) and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution,” “signed,” “signature” and words of like import in or related to any document to be signed in connection with this Agreement and the transaction contemplated hereby (including, without limitation, any Assignment and Assumption, amendments or other Borrowing Requests, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as an original executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) Any  Lender may, without  the  consent  of  the  Borrower  or  the Administrative Agent, sell participations to any Person (other than a natural person, any Defaulting Lender, any Direct Competitor or Disqualified Lender to the extent the lists thereof have been made available to the Lenders) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) Holdco, the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) such Person shall not be entitled to exercise any rights of a Lender under the Loan Documents.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (ii), (iii), (v) or (vi) of the first proviso to Section 9.02(b) that directly and adversely affects such Participant. Subject to the paragraph below, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(e) and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have the obligation to disclose all or a portion of the Participant Register (including the identity of the Participant or any information relating to a Participant’s interest in any Loans or other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that any loans are in registered form for U.S. federal income tax purposes. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. This Section shall be construed so that the Loan Documents are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code.

A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the right to a greater payment results from a Change in Law after the Participant becomes a Participant or the sale of the participation to such Participant is made with the Borrower’s prior written consent.

(d) Any  Lender may, without  the  consent  of  the  Borrower  or  the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and including any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender (including to any trustee for, or any other representative of, such holders), and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle organized and administered by such Granting Lender (an “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof, provided that each Lender designating any SPV hereby agrees to indemnify and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPV during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) other than Disqualified Lenders providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) subject to Section 9.13, disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV other than any Disqualified Lender. The Borrower agrees that each SPV shall be entitled to the benefits of Section 2.15 and Section 2.17 (subject to the limitations and requirements of such Sections, including Section 2.17(e), and Section 2.19) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. An SPV shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Granting Lender would have been entitled to receive with respect to the interest granted to such SPV, except to the extent the grant to such SPV is made with the Borrower’s prior written consent.

(f) No such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (A), or (B) to a natural person.

(g)  In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other express conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) except with respect to the assignment of Revolving Loans or Revolving Commitments to Parent and its Subsidiaries, acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(h)  Disqualified Lenders and Direct Competitors.  The Parent, on behalf of itself and its Affiliates, the Borrower and the Lenders, expressly acknowledge that the Administrative Agent (in its capacity as such or as an arranger, bookrunner or other agent hereunder) shall not have any obligation to monitor, ascertain or inquire whether assignments or participations are made to Disqualified Lenders, Direct Competitors or Excluded Affiliates or enforce provisions with respect thereto or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender, Direct Competitor or Excluded Affiliate.

Section 9.05 Survival. All representations and warranties made by the Loan Parties in the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder.

Section 9.06 Counterparts; Integration. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Parent, Holdco or the Borrower, the Administrative Agent, nor any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic transmission (including Adobe pdf file) shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 9.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 9.07, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 9.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent and the Required Lenders, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency, but not any tax accounts, trust accounts, withholding or payroll accounts) at any time held and other obligations (in whatever currency) at any time owing by such Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, but only to the extent then due and payable; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (i) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.22 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have. Each Lender agree promptly to notify the Borrower and the Administrative Agent of such setoff and application made by such Lender, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section.

Section 9.09 Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Notwithstanding the foregoing, nothing in any Loan Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against the Parent, Holdco, the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law. Each of the Parent and Holdco agrees that service of process in any action or proceeding brought in the State of New York may be made upon the Borrower, and each of the Parent and Holdco confirms and agrees that the Borrower has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service. Nothing herein shall in any way be deemed to limit the ability of any Agent to serve any such process in any other manner permitted by applicable law or to obtain jurisdiction over each of the Parent and Holdco in such other jurisdictions, and in such manner, as may be permitted by applicable law.

Section 9.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 9.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 9.12 Confidentiality. Each of the Administrative Agent, the other Agents and the Lenders agrees to keep confidential, and not to publish, disclose or otherwise divulge, the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors on a “need to know” basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, provided that the relevant Lender shall be responsible for such compliance and non-compliance), (b) to the extent requested by any bank regulatory authority having jurisdiction over the Administrative Agent, any other Agent and/or the Lenders, as applicable, provided that, other than in connection with any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, prior notice shall have been given to the Borrower, to the extent permitted by applicable laws or regulations, (c) to the extent required by (i) any order of any court or administrative agency having jurisdiction over the Administrative Agent, any other Agent and/or the Lenders, as applicable, (ii) any pending legal judicial or administrative proceeding with the power to bind the Administrative Agent, any other Agent and/or the Lenders, as applicable, and (iii) applicable laws or regulations or by any compulsory legal process, provided that, other than in connection with any audit or examination conducted by bank accountants or any governmental, regulatory or self-regulatory authority exercising examination or regulatory authority, the Administrative Agent, any other Agent and/or the Lenders, as applicable, shall use commercially reasonable efforts to give prior notice to the Borrower, to the extent permitted by applicable laws or regulations, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to any Loan Document or the enforcement of rights thereunder, including establishing any defense under applicable securities laws, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, in each case, except to any Direct Competitor or Disqualified Lender to the extent that a list thereof is made available to the Lenders, or (ii) any actual or prospective Lender Counterparty to any Secured Swap Agreement relating to any Loan Party and its obligations under the Loan Documents, in each case, except to any Direct Competitor or Disqualified Lender, (g) with the written consent of the Borrower, (h) to the extent such Information (I) becomes publicly available other than as a result of a breach of this Section or (II) becomes available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis from a source other than the Parent, Holdco or the Borrower (provided that the source is not actually known (after due inquiry) by such disclosing party to be bound by an agreement containing provisions substantially the same as those contained in this confidentiality provision), (i) on a confidential basis in consultation with the Borrower (x) to the extent the Borrower has failed to comply with Section 5.15, to any rating agency in connection with rating the Parent, Holdco or the Borrower or the facilities hereunder or (y) to the CUSIP Service Bureau, Clearpar or Loanserv or any similar agency, solely to the extent such information is necessary in connection with the issuance and monitoring of CUSIP numbers, settlement of assignments or other general administrative functions with respect to the facilities or (j) to the extent independently developed by such the Administrative Agent, other Agent and/or Lender, as applicable, without reliance on confidential information or any other information available as a result of a breach of confidentiality obligations. For the purposes of this Section the term “Information” means all information received from or on behalf of the Parent, Holdco or the Borrower or any of their Subsidiaries relating to the Parent, Holdco or the Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any other Agent or any Lender on a nonconfidential basis prior to disclosure by, and from a source other than, the Parent, Holdco or the Borrower or any of their Subsidiaries that to the disclosing party’s knowledge (after due inquiry) is not in violation of any confidentiality obligation owed to the Parent, Holdco or the Borrower or any of their Subsidiaries.

Each Lender acknowledges that Information furnished to it pursuant to this Agreement may include material non-public information concerning the Loan Parties and their respective Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All Information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement will be syndicate-level Information, which may contain material non-public information about the Loan Parties and their respective Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive Information that may contain material non-public information in accordance with its compliance procedures and applicable law.

Section 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan or participation therein under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation therein in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or participation therein but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or participation therein or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 9.14 USA Patriot Act. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Loan Parties in accordance with the Patriot Act.

Section 9.15 Direct Website Communication. Each of the Parent and the Borrower may, at its option, provide to the Administrative Agent any information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to the Loan Documents, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials (all such communications being referred to herein collectively as “Communications”), by (i) posting such documents, or providing a link thereto, on the Parent’s or the Borrower’s website, (ii) such documents being posted on the Parent’s and/or the Borrower’s behalf on an Internet or Intranet website, if any, to which the Administrative Agent has access (whether a commercial third-party website or a website sponsored by the Administrative Agent) or (iii) by transmitting the Communications in an electronic/soft medium to the Administrative Agent at an email address provided by the Administrative Agent from time to time; provided that (i) promptly following written request by the Administrative Agent, the Borrower shall continue to deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. Nothing in this Section 9.15 shall prejudice the right of the Parent, Holdco, the Borrower, the Administrative Agent, any other Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address in Section 9.01 shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

Each of the Parent, Holdco, the Borrower and the Administrative Agent may change its address, electronic email address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, electronic email address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

Section 9.16 Intercreditor Agreement Governs. Each Lender and Agent (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Pari Passu Intercreditor Agreement any other intercreditor agreement or subordination agreement entered into pursuant to the terms hereof, (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Pari Passu Intercreditor Agreement and each other intercreditor agreement or subordination agreement and any other intercreditor agreement or subordination agreement entered into pursuant to the terms hereof and to subject the Liens securing the Secured Obligations to the provisions thereof and (c) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into the Pari Passu Intercreditor Agreement and any other intercreditor agreement or subordination agreement that includes, or to amend the Pari Passu Intercreditor Agreement any then existing intercreditor agreement or subordination agreement to provide for, the terms described in the definition of the terms “Permitted First Priority Replacement Debt” or “Permitted Second Priority Replacement Debt” or other “First Lien Senior Secured Note” or the Collateral Agent, as applicable or as otherwise provided for by the terms of this Agreement; provided that in each case, such intercreditor agreement is substantially consistent with the terms set forth on Exhibit K-1 or K-2 annexed hereto together with (A) any immaterial changes and (B) changes implementing additional extensions of credit permitted under this Agreement, in each case in form and substance reasonably satisfactory to the Administrative Agent and/or Collateral Agent (it being understood that junior Liens are not required to be pari passu with other junior Liens, and that Indebtedness secured by junior Liens may secured by Liens that are pari passu with, or junior in priority to, other Liens that are junior to the Liens securing the Obligations).

Section 9.17 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or under any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or the relevant Lender of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or the relevant Lender may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or such Lender from the Borrower in the

Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent, or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or such Lender in such currency, the Administrative Agent or such Lender agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).

Section 9.18 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrower and the Parent acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the other Agents and the Lead Arrangers and the making of the Loans and Commitments by the Lenders are arm’s-length commercial transactions between the Borrower, the Parent and their respective Affiliates, on the one hand, and the Administrative Agent, the other Agents and the Lead Arrangers, on the other hand, (B) each of the Borrower and the Parent has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrower and the Parent is capable of evaluating, and understands and accepts, the terms, risks and express conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each other Agent, each Lead Arranger, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower, the Parent or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any other Agent, any Lead Arranger or any Lender has any obligation to the Borrower, the Parent or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the other Agents, the Lead Arrangers and the Lenders their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the Parent and their respective Affiliates, and none of the Administrative Agent, any other Agent, any Lead Arrangers or any Lender has any obligation to disclose any of such interests to the Borrower, the Parent or any of their respective Affiliates. To the fullest extent permitted by law, the Borrower and the Parent each hereby waive and release any claims that it may have against the Administrative Agent, the other Agents, the Lead Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 9.19 [Reserved].

Section 9.20 Acknowledgment and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

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